FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-195164-08

Free Writing Prospectus
Structural and Collateral Term Sheet

$1,164,686,419
(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

$1,075,879,000
(Approximate Aggregate Principal Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2015-C28
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
as Depositor

Wells Fargo Bank, National Association
Rialto Mortgage Finance, LLC
C-III Commercial Mortgage LLC
Basis Real Estate Capital II, LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2015-C28

May 1, 2015

WELLS FARGO SECURITIES
Lead Manager and Sole Bookrunner

Deutsche Bank Securities Co-Manager	Morgan Stanley Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-195164) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted.  The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities.  These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000 as amended or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.  None of Wells Fargo Securities, LLC, Deutsche Bank Securities Inc. or Morgan Stanley & Co. LLC, or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.  In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A.  Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C28	Certificate Structure

I.           Certificate Structure

Class	Expected Ratings (DBRS/KBRA/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
Offered Certificates
A-1	AAA(sf)/AAA(sf)/Aaa(sf)	$42,399,000	30.000%	(7)	2.77	6/15 – 2/20	45.5%	14.7%
A-2	AAA(sf)/AAA(sf)/Aaa(sf)	$54,565,000	30.000%	(7)	4.86	2/20 – 4/20	45.5%	14.7%
A-3	AAA(sf)/AAA(sf)/Aaa(sf)	$285,000,000	30.000%	(7)	9.87	2/25 – 4/25	45.5%	14.7%
A-4	AAA(sf)/AAA(sf)/Aaa(sf)	$346,130,000(8)	30.000%	(7)	9.90	4/25 – 4/25	45.5%	14.7%
A-SB	AAA(sf)/AAA(sf)/Aaa(sf)	$87,186,000	30.000%	(7)	7.48	4/20 – 2/25	45.5%	14.7%
A-S(9)	AAA(sf)/AAA(sf)/Aa2(sf)	$88,807,000	22.375%	(7)	9.90	4/25 – 4/25	50.4%	13.2%
X-A	AAA(sf)/AAA(sf)/NR	$904,087,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
X-B	AAA(sf)/AAA(sf)/NR	$113,557,000(12)	N/A	Variable(13)	N/A	N/A	N/A	N/A
B(9)	AA(low)(sf)/AA-(sf)/NR	$62,602,000	17.000%	(7)	9.98	4/25 – 5/25	53.9%	12.4%
C(9)	A(low)(sf)/A-(sf)/NR	$50,955,000	12.625%	(7)	9.98	5/25 – 5/25	56.8%	11.8%
PEX(9)	A(low)(sf)/A-(sf)/NR	$202,364,000	12.625%	(7)	9.95	4/25 – 5/25	56.8%	11.8%
D	BBB(low)(sf)/BBB-(sf)/NR	$58,235,000	7.625%	(7)	9.98	5/25 – 5/25	60.0%	11.1%
Non-Offered Certificates
X-E	AAA(sf)/BB-(sf)/NR	$30,573,000(14)	N/A	Variable(15)	N/A	N/A	N/A	N/A
X-F	AAA(sf)/B-(sf)/NR	$23,293,000(16)	N/A	Variable(17)	N/A	N/A	N/A	N/A
X-G	AAA(sf)/NR/NR	$34,941,418(18)	N/A	Variable(19)	N/A	N/A	N/A	N/A
A-4FL	AAA(sf)/AAA(sf)/Aaa(sf)(20)	$346,130,000 (21)(22)	30.000%	LIBOR plus [ ](23)	9.90	4/25 – 4/25	45.5%	14.7%
A-4FX	AAA(sf)/AAA(sf)/Aaa(sf)(20)	$0(21)(22)	30.000%	(7)	9.90	4/25 – 4/25	45.5%	14.7%
E	BB(low)(sf)/BB-(sf)/NR	$30,573,000	5.000%	(7)	9.98	5/25 – 5/25	61.7%	10.8%
F	B(low)(sf)/B-(sf)/NR	$23,293,000	3.000%	(7)	9.98	5/25 – 5/25	63.0%	10.6%
G	NR/NR/NR	$34,941,418	0.000%	(7)	9.98	5/25 – 5/25	65.0%	10.3%
Notes:
(1)
The expected ratings presented are those of DBRS, Inc. (“DBRS”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”) which the depositor hired to rate the offered certificates.  One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the offered certificates.  We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates.  The ratings of each class of offered certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and Class X-B certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Certificates Have Substantial Limitations” and “Ratings” in the free writing prospectus, dated May 1, 2015 (the “Free Writing Prospectus”). DBRS, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(2)
The principal balances and notional amounts set forth in the table are approximate.  The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in the Free Writing Prospectus.

(3)
The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX and A-SB Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX and A-SB Certificates in the aggregate.  The percentage indicated under the column “Approx. Initial Credit Support” with respect to the Class C Certificates and the Class PEX Certificates represents the approximate credit support for the Class C regular interest, which will have an initial outstanding principal balance on the closing date of $50,955,000.

(4)
Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described on Annex B to the Free Writing Prospectus.

(5)
The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-SB and PEX Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates (other than the Class PEX Certificates) senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (other than the Class PEX Certificates). The Certificate Principal to Value Ratios for each of the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX and A-SB Certificates are calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (other than the Class PEX Certificates).  The Certificate Principal to Value Ratio of the Class PEX Certificates is equal to the Certificate Principal to Value Ratio of the Class C Certificates.  In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan (unless such mortgage loans are cross-collateralized and the cross-collateralization remains in effect).

(6)
The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-SB and PEX Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (other than the Class PEX Certificates) and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates (other than the Class PEX Certificates) senior to such Class of Certificates.   The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX and A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (other than the Class PEX Certificates) and the denominator of which is the total aggregate initial Certificate Balances for the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX and A-SB Certificates.  The Certificate Principal U/W NOI Debt Yield of the Class PEX Certificates is equal to the Certificate Principal U/W NOI Debt Yield for the Class C Certificates.  In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan (unless such mortgage loans are cross-collateralized and the cross-collateralization remains in effect).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C28	Certificate Structure

(7)
The pass-through rates for the Class A-1, A-2, A-3, A-4, A-4FX, A-SB, D, E, F and G Certificates and the Class A-4FX, A-S, B and C regular interests in each case will be one of the following:  (i) a fixed rate per annum, (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis. The Class PEX Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class PEX Components. The pass-through rate for the Class A-S Certificates, the Class A-S regular interest and the Class PEX Component A-S will, at all times, be the same.  The pass-through rate for the Class B Certificates, the Class B regular interest and the Class PEX Component B will, at all times, be the same.  The pass-through rate for the Class C Certificates, the Class C regular interest and the Class PEX Component C will, at all times, be the same.

(8)
Represents the maximum initial principal balance of the Class A-4 certificates that will be issued on the closing date.  The aggregate initial principal balance of the Class A-4, A-4FL and A-4FX certificates will be $346,130,000.

(9)
The Class A-S, B, C and PEX Certificates are “Exchangeable Certificates”.  On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, B and C regular interests (each a “regular interest”) which will have outstanding principal balances on the closing date of $88,807,000, $62,602,000 and $50,955,000, respectively.  The regular interests will be held in a grantor trust for the benefit of the holders of the Class A-S, B, C and PEX Certificates.  The Class A-S, B, C and PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those regular interests.  Each class of the Class A-S, B and C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding certificate principal balance of the regular interest with the same alphabetical class designation.  The Class PEX Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding certificate principal balances of the Class A-S, B and C regular interests and which portions of those regular interests are referred to in this Term Sheet as the Class PEX Component A-S, Class PEX Component B and Class PEX Component C (collectively, the “Class PEX Components”).  Following any exchange of Class A-S, B and C Certificates for Class PEX Certificates or any exchange of Class PEX Certificates for Class A-S, B and C Certificates as described in the Free Writing Prospectus, the percentage interest of the outstanding certificate principal balances of the Class A-S, B and C regular interest that is represented by the Class A-S, B, C and PEX Certificates will be increased or decreased accordingly.  The initial certificate principal balance of each of the Class A-S, B and C Certificates shown in the table represents the maximum certificate principal balance of such class without giving effect to any exchange.  The initial certificate principal balance of the Class PEX Certificates is equal to the aggregate of the initial certificate principal balance of the Class A-S, B and C Certificates and represents the maximum certificate principal balance of the Class PEX Certificates that could be issued in an exchange.  The certificate principal balances of the Class A-S, B and C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PEX Certificates issued on the closing date.  Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates” and under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus.  The maximum certificate principal balance of the Class PEX Certificates is set forth in the table but is not included in the certificate principal balance of the certificates set forth on the cover page of this Term Sheet or on the top of the cover page of the Free Writing Prospectus.

(10)
The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4, and A-SB Certificates and the Class A-4FX and A-S regular interests outstanding from time to time.  The Class X-A Certificates will not be entitled to distributions of principal.

(11)
The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4, and A-SB Certificates and the Class A-4FX and A-S regular interests for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)
The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate principal balance of the Class B and C regular interests outstanding from time to time.  The Class X-B Certificates will not be entitled to distributions of principal.

(13)
The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B and C regular interests for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(14)
The Class X-E Certificates are notional amount certificates. The Notional Amount of the Class X-E Certificates will be equal to the principal balance of the Class E Certificates outstanding from time to time.  The Class X-E Certificates will not be entitled to distributions of principal.

(15)
The pass-through rate for the Class X-E Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans  for the related distribution date, over (b) the pass-through rate on the Class E Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(16)
The Class X-F Certificates are notional amount certificates. The Notional Amount of the Class X-F Certificates will be equal to the principal balance of the Class F Certificates outstanding from time to time.  The Class X-F Certificates will not be entitled to distributions of principal.

(17)
The pass-through rate for the Class X-F Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(18)
The Class X-G Certificates are notional amount certificates. The Notional Amount of the Class X-G Certificates will be equal to the principal balance of the Class G Certificates outstanding from time to time. The Class X-G Certificates will not be entitled to distributions of principal.

(19)
The pass-through rate for the Class X-G Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(20)
The ratings assigned to the Class A-4FL Certificates reflect only the receipt of up to the fixed rate of interest at a rate equal to the pass-through rate for the Class A-4FX Regular Interest. The ratings of DBRS, KBRA and Moody’s do not address any shortfalls or delays in payment that investors in the Class A-4FL Certificates may experience as a result of the conversion of the pass-through rate on Class A-4FL Certificates from a floating interest rate to a fixed rate. See “Ratings” in the Private Placement Memorandum.

(21)
Represents the maximum initial principal balance of the Class A-4FL certificates that will be issued on the closing date.  The aggregate initial principal balance of the Class A-4, A-4FL and A-4FX certificates will be $346,130,000. The aggregate principal balance of the Class A-4FL and A-4FX certificates will at all times equal the principal balance of the Class A-4FX regular interest.  The principal balance of the Class A-4FX certificates will initially be $0.  The maximum initial principal balance of the Class A-4FX regular interest is $346,130,000.

(22)
The Class A-4FL Certificates will evidence a beneficial interest in a grantor trust that includes the Class A-4FX regular interest and an interest rate swap contract.  Under some circumstances, holders of the Class A-4FL Certificates may exchange all or a portion of their certificates for a like principal amount of Class A-4FX Certificates having the same pass-through rate as the Class A-4FX Regular Interest. The aggregate principal balance of the Class A-4FL Certificates may be adjusted from time to time as a result of such an exchange.

(23)
The pass-through rate applicable to the Class A-4FL Certificates on each distribution date will be a per annum rate equal to LIBOR plus a specified percentage; provided, however, that under certain circumstances (generally involving a default or termination under the related interest rate swap contract), the pass-through rate applicable to the Class A-4FL Certificates may convert to a fixed rate equal to the pass-through rate on the Class A-4FX Regular Interest. The initial LIBOR rate will be determined two LIBOR business days prior to the Closing Date, and subsequent LIBOR rates for the Class A-4FL Certificates will be determined two LIBOR business days before the start of the related interest accrual period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C28	Issue Characteristics

II.           Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Wells Fargo Bank, National Association	35	54	$642,296,277	55.1%
Rialto Mortgage Finance, LLC	21	25	280,869,730	24.1
C-III Commercial Mortgage LLC	30	42	147,696,964	12.7
Basis Real Estate Capital II, LLC	13	13	93,823,448	8.1
Total	99	134	$1,164,686,419	100.0%

Loan Pool:

Cut-off Date Balance:	$1,164,686,419
Number of Mortgage Loans:	99
Average Cut-off Date Balance per Mortgage Loan:	$11,764,509
Number of Mortgaged Properties:	134
Average Cut-off Date Balance per Mortgaged Property(1):	$8,691,690
Weighted Average Mortgage Interest Rate:	4.171%
Ten Largest Mortgage Loans as % of Cut-off Date Pool Balance:	47.3%
Weighted Average Original Term to Maturity or ARD (months):	118
Weighted Average Remaining Term to Maturity or ARD (months):	116
Weighted Average Original Amortization Term (months)(2):	348
Weighted Average Remaining Amortization Term (months)(2):	347
Weighted Average Seasoning (months):	2
(1)   Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)   Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.69x
Weighted Average U/W Net Operating Income Debt Yield(1):	10.3%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	65.0%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	57.5%
% of Mortgage Loans with Additional Subordinate Debt(2):	9.5%
% of Mortgage Loans with Single Tenants(3):	3.1%
(1)   With respect to the Eastgate One Phases I-VII & XII mortgage loan, the Eastgate Two Phases VIII-X mortgage loan, the Brickyard Square mortgage loan, the Flatiron Hotel mortgage loan and the Commerce Point I & II mortgage loan, each of which is part of a loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated) but does not take account of any related subordinate debt. The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio, and debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. See Annex A-1 and Annex B to the Free Writing Prospectus.
(2)   The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of cut-off date principal balance and does not take into account future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the Pooling and Servicing Agreement. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” in the Free Writing Prospectus.
(3)   Excludes mortgage loans that are secured by multiple single tenant properties and includes mortgage loans secured by multiple single tenant properties where each property is occupied by the same tenant or tenants that are affiliates of one another.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C28	Issue Characteristics

Loan Structural Features:

Amortization: Based on the Cut-off Date Pool Balance, 83.8% of the mortgage pool (93 mortgage loans) has scheduled amortization, as follows:

58.8% (43 mortgage loans) provides for an interest-only period followed by an amortization period; and

24.9% (50 mortgage loans) requires amortization during the entire loan term.

Interest-Only: Based on the Cut-off Date Pool Balance, 16.2% of the mortgage pool (6 mortgage loans) provides for interest-only payments during the entire loan term. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 67.0% and 2.28x, respectively.

Hard Lockboxes: Based on the Cut-off Date Pool Balance, 35.9% of the mortgage pool (23 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	73.6% of the pool
Insurance:	47.2% of the pool
Capital Replacements:	74.0% of the pool
TI/LC:	49.4% of the pool(1)

  (1)     The percentage of Cut-off Date Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include retail, office, industrial and mixed use properties.

Call Protection/Defeasance: Based on the Cut-off Date Pool Balance, the mortgage pool had the following call protection and defeasance features:

70.0% of the mortgage pool (77 mortgage loans) features a lockout period, then defeasance only until an open period;

18.4% of the mortgage pool (20 mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance until an open period;

11.6% of the mortgage pool (2 mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance, then defeasance or the greater of a prepayment premium or yield maintenance until an open period;

Please refer to Annex A-1 to the Free Writing Prospectus for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C28	Issue Characteristics

III.           Issue Characteristics

Securities Offered:
$1,075,879,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of twelve classes (Classes A-1, A-2, A-3, A-4, A-SB, A-S, B, C, PEX, D, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC.

Mortgage Loan Sellers:	Wells Fargo Bank, National Association (“WFB”), Rialto Mortgage Finance, LLC (“RMF”), C-III Commercial Mortgage LLC (“C-III”) and Basis Real Estate Capital II, LLC (“Basis”)

Sole Lead Bookrunning Manager:	Wells Fargo Securities, LLC

Co-Managers:	Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC

Rating Agencies:	DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Certificate Administrator:	Wells Fargo Bank, National Association

Trustee:	Wilmington Trust, National Association

Trust Advisor:	Pentalpha Surveillance LLC

Initial Majority Subordinate Certificateholder:	An affiliate of KKR Real Estate Finance Manager, LLC

Cut-off Date:
The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in May 2015 (or, in the case of any mortgage loan that has its first due date in June 2015, the date that would have been its due date in May 2015 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Closing Date:	On or about May 21, 2015.

Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in June 2015.

Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in June 2015.

Rated Final Distribution Date:	The Distribution Date in May 2048.

Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.

Minimum Denominations:
$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.

Clean-up Call:	1%

Delivery:	DTC, Euroclear and Clearstream Banking

ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

Bond Analytics Information:
The Certificate Administrator will be authorized to make distribution date settlements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc and CMBS.com, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C28	Characteristics of the Mortgage Pool

IV.          Characteristics of the Mortgage Pool(1)
A.           Ten Largest Mortgage Loans
Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Property Type	Number of SF, Beds or Units	Cut-off Date Balance Per SF, Bed or Unit ($)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)
RMF	TKG 2 Portfolio	Various	Various	1 / 5	$87,547,500	7.5%	Various	879,220	$100	74.0%	74.0%	1.97	x	8.7%
WFB	Harden Ranch Plaza	Salinas	CA	1 / 1	85,400,000	7.3	Retail	421,906	202	66.2	61.3	1.37		8.9
WFB	Eastgate One Phases I-VII & XII	San Diego	CA	1 / 1	75,000,000	6.4	Office	860,513	145	48.3	43.6	1.79		11.0
WFB	RPC Northeast Storage Portfolio	Various	Various	1 / 18	69,000,000	5.9	Self Storage	1,028,476	67	64.6	64.6	2.37		9.6
WFB	Eastgate Two Phases VIII-X	San Diego	CA	1 / 1	60,000,000	5.2	Office	530,436	189	56.2	50.8	1.66		10.1
WFB	3 Beaver Valley Road	Wilmington	DE	1 / 1	46,350,000	4.0	Office	263,503	176	74.9	63.2	1.56		9.8
WFB	Encino Financial Center	Encino	CA	1 / 1	44,000,000	3.8	Office	227,223	194	61.1	55.4	1.46		8.9
WFB	Milestone Portfolio	Various	Various	1 / 3	28,722,854	2.5	Various	396,825	72	56.3	45.2	1.72		11.1
WFB	The Automatic Lofts	Chicago	IL	1 / 1	28,000,000	2.4	Multifamily	482	58,091	66.8	65.7	1.47		8.5
RMF	7979 Westheimer Apartment Homes	Houston	TX	1 / 1	26,377,500	2.3	Multifamily	459	57,467	75.0	68.3	1.41		8.8
Top Three Total/Weighted Average				3 / 7	$247,947,500	21.3%				63.5%	60.4%	1.71	x	9.5%
Top Five Total/Weighted Average				5 / 26	$376,947,500	32.4%				62.6%	59.7%	1.82	x	9.6%
Top Ten Total/Weighted Average				10 / 33	$550,397,854	47.3%				64.0%	59.6%	1.73	x	9.5%
Non-Top Ten Total/Weighted Average				89 / 101	$614,288,565	52.7%				65.9%	55.6%	1.66	x	10.9%
(1)
With respect to the Eastgate One Phases I-VII & XII mortgage loan, the Eastgate Two Phases VIII-X mortgage loan, the Brickyard Square mortgage loan, the Flatiron Hotel mortgage loan and the Commerce Point I & II mortgage loan, each of which is part of a loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated) but does not take account of any related subordinate debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C28	Characteristics of the Mortgage Pool

B.           Summary of Pari Passu Loan Combinations
Property Name	Mortgage Loan Seller	Related Notes in Loan Group (Original Balance)	Holder of Note	Lead Servicer for the Entire Loan Combination	Current Master Servicer Under Related Securitization Servicing Agreement	Current Special Servicer Under Related Securitization Servicing Agreement
Eastgate One Phases I-VII & XII	WFB	$50,000,000	WFCM 2015-NXS1	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	WFB	$75,000,000	WFCM 2015-C28	Yes	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
Eastgate Two Phases VIII-X	WFB	$40,000,000	WFCM 2015-NXS1	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	WFB	$60,000,000	WFCM 2015-C28	Yes	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
Brickyard Square	RMF	$25,000,000	WFCM 2015-C28	Yes	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	RMF	$11,450,000	(1)	No	TBD	TBD
Commerce Point I & II	RMF	$5,000,000	CGCMT 2015-GC29	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	RMF	$10,000,000	WFCM 2015-C28	No	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association

(1)
The related pari passu companion loan Note A-2 is currently held by RMF and is expected to be contributed to a future securitization. No assurance can be provided that the Note A-2 will not be split further.

C.           Mortgage Loans with Additional Secured and Mezzanine Financing
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)		Total Debt U/W NCF DSCR (x)		Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)	Total Debt Cut-off Date LTV Ratio (%)
6	WFB	3 Beaver Valley Road	$46,350,000	4.0%	$0	$3,090,000	4.519%	1.56	x	1.37	x	9.8%	9.2%	74.9%	79.9%
9	WFB	The Automatic Lofts	28,000,000	2.4	0	5,500,000	4.901	1.47		1.09		8.5	7.1	66.8	80.0
12	RMF	Flatiron Hotel(2)	22,500,000	1.9	2,500,000	0	5.300	1.70		1.61		12.8	11.5	48.9	54.3
Total/Weighted Average			$96,850,000	8.3%	$2,500,000	$8,590,000	4.811%	1.57	x	1.34	x	10.1%	9.1%	66.5%	74.0%

(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.
(2)
Such mortgage asset is a senior interest in a partitioned mortgage loan. Generally, prior to an event of default, principal payments on the partitioned mortgage loan will be allocated sequentially to the junior then senior interests after interest has been applied based on the respective allocated interest rates of each such interest, and, after an event of default, payments on the partitioned mortgage loan will be applied to interest and principal on the senior interest until it is paid in full before any portion thereof is applied to the junior interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C28	Characteristics of the Mortgage Pool

D.           Previous Securitization History(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
2	WFB	Harden Ranch Plaza	Salinas	CA	Retail	$85,400,000	7.3%	WBCMT 2006-C27
6	WFB	3 Beaver Valley Road	Wilmington	DE	Office	46,350,000	4.0	COMM 2004-LB3A
7	WFB	Encino Financial Center	Encino	CA	Office	44,000,000	3.8	JPMCC 2005-LDP3
8.01	WFB	Preferred Freezer	Medley	FL	Industrial	23,135,860	2.0	WBCMT 2005-C20
8.02	WFB	Veritiv	Jacksonville	FL	Industrial	2,990,967	0.3	COMM 2005-LP5
8.03	WFB	Best Buy	Beavercreek	OH	Retail	2,596,027	0.2	CD 2006-CD2
13	WFB	Home Market Foods	Norwood	MA	Industrial	21,942,998	1.9	WBCMT 2005-C18
14	WFB	Chester Mall Shopping Center	Chester	NY	Retail	21,000,000	1.8	MSC 2005-HQ6
15	WFB	Old Colony Square	Jersey City	NJ	Retail	19,800,000	1.7	BSCMS 2005-PWR9
18	WFB	3700 Buffalo Speedway	Houston	TX	Office	17,500,000	1.5	BACM 2005-6
19	CIIICM	REL Commons	Various	NH	Retail	16,500,000	1.4	GMACC 2005-C1
20.02	CIIICM	CubeSmart Shreveport	Shreveport	LA	Self Storage	3,075,000	0.3	LBUBS 2006-C1
24	CIIICM	Sherlock Storage Portfolio	Various	WA	Self Storage	13,481,131	1.2	BACM 2005-6
26.01	CIIICM	CubeSmart Corpus Christi	Corpus Christi	TX	Self Storage	7,087,500	0.6	MSC 2007-IQ14
27	RMF	Newtown Office Building	Newtown Township	PA	Office	12,925,000	1.1	BSCMS 2005-PWR7
28	WFB	Lincoln View Plaza	Phoenix	AZ	Retail	12,700,000	1.1	CSFB 2005-C5
32	WFB	Apple - Residence Inn Westford 2	Westford	MA	Hospitality	9,981,325	0.9	GMACC 2003-C3
37.01	CIIICM	Briarwood Retail Center	Algonquin	IL	Retail	2,926,142	0.3	GECMC 2005-C1
37.02	CIIICM	Apple Valley Retail Center	Bartlett	IL	Retail	2,596,576	0.2	GECMC 2005-C1
37.04	CIIICM	County Line Retail Center	Algonquin	IL	Retail	958,736	0.1	GECMC 2005-C1
39	WFB	Hampton Inn Great Valley	Frazer	PA	Hospitality	8,200,000	0.7	MLMT 2005-CIP1
41	CIIICM	Town Square East	Palmdale	CA	Retail	7,000,000	0.6	BSCMS 2005-T18
46	WFB	CT Storage - Gardena	Gardena	CA	Self Storage	6,300,000	0.5	CD 2007-CD4
50	Basis	South Hampton Townhomes	Grand Forks	ND	Multifamily	5,600,000	0.5	BACM 2005-3
53	RMF	Dix-Toledo Shopping Center	Southgate	MI	Retail	5,092,782	0.4	LBUBS 2006-C7
61	RMF	Metro Station	Orlando	FL	Retail	4,275,000	0.4	JPMCC 2005-CB11
62	RMF	Walgreens Forest VA	Forest	VA	Retail	4,250,000	0.4	BSCMS 2007-T28
67	RMF	Winding Woods	O’Fallon	MO	Retail	3,810,000	0.3	LBUBS 2005-C2
69	Basis	Champions on Luther	College Station	TX	Multifamily	3,750,000	0.3	JPMCC 2005-LDP1
71	WFB	Lions Head Office Park	Brick	NJ	Office	3,700,000	0.3	BSCMS 2005-PWR9
72	CIIICM	Country Air & Moore Manor	Various	SC	Manufactured Housing Community	3,635,445	0.3	CSFB 2005-C2
73	WFB	Fondren Corner	Jackson	MS	Mixed Use	3,591,023	0.3	CSFB 2005-C4
74	CIIICM	Bryant Circle Self Storage	Ojai	CA	Self Storage	3,500,000	0.3	BACM 2005-3
75	CIIICM	Planet Self Storage - New Milford	New Milford	CT	Self Storage	3,500,000	0.3	BSCMS 2006-PW11
76	Basis	Holleman Village Apartments	College Station	TX	Multifamily	3,450,000	0.3	JPMCC 2005-LDP1

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C28	Characteristics of the Mortgage Pool

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
77	WFB	Boynton Place	Boynton Beach	FL	Retail	3,350,000	0.3	MSC 2005-IQ10
79	WFB	Salem Mini Storage	Salem	OR	Self Storage	3,100,000	0.3	MSC 2006-T21
81	CIIICM	High Acres & Fairdale MHC	Bemus Point	NY	Manufactured Housing Community	2,750,000	0.2	BACM 2005-C1
84	CIIICM	Rite Aid Kenmore	Kenmore	WA	Retail	2,500,000	0.2	MSDWC 2002-IQ2
86	WFB	Walmart Plaza - Pad Sites, Neptune	Neptune	NJ	Other	1,900,000	0.2	BSCMS 2005-PWR9
94	CIIICM	Phoenix Estates MHP	Deland	FL	Manufactured Housing Community	1,548,043	0.1	GECMC 2005-C2
95	WFB	Walmart Plaza - Inline, Cobleskill	Cobleskill	NY	Retail	1,500,000	0.1	BSCMS 2005-PWR9
96	WFB	Tasman Retail	Santa Clara	CA	Retail	1,497,858	0.1	JPMCC 2005-LDP2
	Total					$454,747,413	39.0%

(1)
The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While the above mortgage loans may have been securitized multiple times in prior transactions, mortgage loans are only listed in the above chart if the mortgage loan in this securitization paid off a mortgage loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C28	Characteristics of the Mortgage Pool

E. Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-2 Certificate Principal Balance (%)(2)	SF, Beds or Pads	Loan per SF, Bed or Pad ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
9	WFB	The Automatic Lofts	IL	Multifamily	$28,000,000	2.4%	$27,516,688	50.4%	482	$58,091	1.47x	8.5%	66.8%	65.7%	47	59
22	WFB	Washington Square	NY	Multifamily	13,800,000	1.2	13,169,661	24.1	264	52,273	1.24	8.0	70.8	67.5	21	57
52	CIIICM	Copper Country MHP & Mini Storage	AZ	Manufactured Housing Community	5,550,000	0.5	5,286,871	9.7	191	29,058	1.62	10.2	75.0	71.4	23	59
59	CIIICM	Holiday MHC	SD	Manufactured Housing Community	4,500,000	0.4	4,256,752	7.8	230	19,565	1.28	8.4	73.8	69.8	17	59
93	CIIICM	Blue Ridge Self Storage	NC	Self Storage	1,596,218	0.1	1,347,901	2.5	54,483	29	1.54	13.0	44.6	37.7	0	59
Total/Weighted Average					$53,446,218	4.6%	$51,577,873	94.5%			1.41x	8.7%	68.6%	66.3%	34	58

(1)
The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity (or, in the case of an ARD loan, its anticipated repayment date), defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date (or, in the case of an ARD loan, its anticipated repayment date). Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Mortgage Loan Balance at Maturity divided by the initial Class A-2 Certificate Principal Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C28	Characteristics of the Mortgage Pool

F.           Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut- off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	43	$393,230,503	33.8%	68.2%	61.2%	1.61	x	9.8%	9.1%	4.132%
Anchored	20	305,841,938	26.3	68.5	62.2	1.62		9.7	9.1	4.100
Unanchored	13	53,892,538	4.6	67.5	57.7	1.65		10.1	9.5	4.207
Shadow Anchored	6	19,650,000	1.7	72.5	62.7	1.37		8.8	8.1	4.284
Single Tenant	4	13,846,027	1.2	59.9	49.7	1.68		11.0	10.3	4.329
Office	11	292,950,000	25.2	61.0	54.1	1.62		10.2	9.3	3.999
Suburban	10	290,175,000	24.9	60.9	54.0	1.62		10.2	9.3	3.998
Medical	1	2,775,000	0.2	75.0	63.4	1.55		10.1	9.0	4.140
Self Storage	36	144,937,350	12.4	65.8	60.7	1.99		9.6	9.3	4.095
Self Storage	36	144,937,350	12.4	65.8	60.7	1.99		9.6	9.3	4.095
Hospitality	14	115,316,320	9.9	60.8	48.5	1.76		13.0	11.6	4.665
Limited Service	10	57,193,375	4.9	64.8	49.9	1.73		12.9	11.5	4.685
Full Service	2	40,955,125	3.5	58.2	50.4	1.71		12.3	11.4	4.806
Extended Stay	2	17,167,820	1.5	53.9	39.2	1.97		14.8	12.9	4.267
Multifamily	11	97,956,514	8.4	70.3	63.2	1.47		9.2	8.7	4.222
Student Housing	4	49,000,000	4.2	69.1	65.7	1.39		8.4	8.2	4.234
Garden	7	48,956,514	4.2	71.5	60.7	1.54		10.0	9.3	4.210
Industrial	6	68,516,726	5.9	58.0	48.9	2.16		11.9	10.7	3.967
Warehouse	5	66,919,824	5.7	58.0	49.1	2.17		11.9	10.7	3.966
Flex	1	1,596,901	0.1	59.1	42.7	1.82		14.3	11.6	4.030
Manufactured Housing Community	8	23,326,492	2.0	69.7	60.4	1.52		9.8	9.5	4.662
Manufactured Housing Community	8	23,326,492	2.0	69.7	60.4	1.52		9.8	9.5	4.662
Mixed Use	3	19,930,015	1.7	66.6	55.1	1.36		11.9	10.6	5.077
Office/Retail	1	13,750,000	1.2	74.1	65.6	1.34		9.4	8.6	4.950
Office/Multifamily/Retail	1	3,591,023	0.3	71.8	45.8	1.29		10.7	9.2	4.150
Industrial/Retail/Office	1	2,588,992	0.2	19.6	11.9	1.60		26.5	23.2	7.040
Other	2	8,522,500	0.7	69.3	66.9	1.90		9.1	8.6	4.111
Leased Fee	2	8,522,500	0.7	69.3	66.9	1.90		9.1	8.6	4.111
Total/Weighted Average	134	$1,164,686,419	100.0%	65.0%	57.5%	1.69	x	10.3%	9.5%	4.171%
(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. With respect to the Eastgate One Phases I-VII & XII mortgage loan, the Eastgate Two Phases VIII-X mortgage loan, the Brickyard Square mortgage loan, the Flatiron Hotel mortgage loan and the Commerce Point I & II mortgage loan, each of which is part of a loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated) but does not take account of any related subordinate debt. See Annex A-1 to the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C28	Characteristics of the Mortgage Pool

G.           Geographic Distribution(1)(2)

Location(3)	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut- off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
California	11	$305,786,849	26.3%	56.9%	51.8%	1.71	x	10.3%	9.6%	3.891%
Southern	9	218,888,992	18.8	53.4	48.3	1.83		10.8	9.9	3.895
Northern	2	86,897,858	7.5	65.6	60.7	1.40		9.1	8.8	3.883
Texas	21	130,841,843	11.2	71.5	60.2	1.53		10.3	9.5	4.383
Pennsylvania	17	104,623,249	9.0	66.2	59.8	1.94		10.6	9.8	4.237
New York	6	66,393,318	5.7	64.0	56.8	1.51		10.4	9.6	4.542
Florida	10	64,749,869	5.6	63.0	51.7	1.66		10.8	9.8	4.218
Massachusetts	6	57,928,429	5.0	64.6	56.2	1.90		12.9	11.9	4.181
Other(4)	63	434,362,861	37.3	68.9	61.2	1.68		9.7	9.1	4.224
Total/Weighted Average	134	$1,164,686,419	100.0%	65.0%	57.5%	1.69	x	10.3%	9.5%	4.171%
(1)	The Mortgaged Properties are located in 34 states.
(2)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. With respect to the Eastgate One Phases I-VII & XII mortgage loan, the Eastgate Two Phases VIII-X mortgage loan, the Brickyard Square mortgage loan, the Flatiron Hotel mortgage loan and the Commerce Point I & II mortgage loan, each of which is part of a loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated) but does not take account of any related subordinate debt. See Annex A-1 to the Free Writing Prospectus.

(3)
For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(4)	Includes 28 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C28	Characteristics of the Mortgage Pool

H.           Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
	Number of
Range of Cut-off Date	Mortgage	Aggregate Cut-	% of Cut-off
Balances ($)	Loans	off Date Balance	Date Balance
993,237 - 1,000,000	1	$993,237	0.1%
1,000,001 - 2,000,000	13	20,756,401	1.8
2,000,001 - 3,000,000	7	17,934,615	1.5
3,000,001 - 4,000,000	16	57,206,530	4.9
4,000,001 - 5,000,000	10	45,230,818	3.9
5,000,001 - 6,000,000	9	50,678,637	4.4
6,000,001 - 7,000,000	7	46,427,445	4.0
7,000,001 - 8,000,000	1	7,186,495	0.6
8,000,001 - 9,000,000	3	25,038,807	2.1
9,000,001 - 10,000,000	3	29,981,325	2.6
10,000,001 - 15,000,000	10	131,656,131	11.3
15,000,001 - 20,000,000	5	90,755,125	7.8
20,000,001 - 30,000,000	7	173,543,352	14.9
30,000,001 - 50,000,000	2	90,350,000	7.8
50,000,001 - 70,000,000	2	129,000,000	11.1
70,000,001 - 80,000,000	1	75,000,000	6.4
80,000,001 - 87,547,500	2	172,947,500	14.8
Total:	99	$1,164,686,419	100.0%
Average:	$11,764,509

UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
	Number of
Range of U/W NOI	Mortgage	Aggregate Cut-	% of Cut-off
DSCRs (x)	Loans	off Date Balance	Date Balance
1.26 - 1.30	5	$59,281,131	5.1%
1.31 - 1.40	3	9,243,237	0.8
1.41 - 1.50	14	187,616,090	16.1
1.51 - 1.60	17	153,104,374	13.1
1.61 - 1.70	9	96,761,427	8.3
1.71 - 1.80	11	87,831,488	7.5
1.81 - 1.90	12	177,449,858	15.2
1.91 - 2.00	6	123,787,617	10.6
2.01 - 2.25	6	110,050,863	9.4
2.26 - 2.50	8	118,901,270	10.2
2.51 - 2.75	5	20,311,206	1.7
2.76 - 3.00	1	8,350,000	0.7
3.01 - 3.50	1	1,497,858	0.1
3.51 - 4.48	1	10,500,000	0.9
Total:	99	$1,164,686,419	100.0%
Weighted Average:	1.82x

UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
	Number of
Range of U/W NCF	Mortgage	Aggregate Cut-	% of Cut-off
DSCRs (x)	Loans	off Date Balance	Date Balance
1.24 - 1.30	9	$72,640,392	6.2%
1.31 - 1.40	11	159,747,567	13.7
1.41 - 1.50	23	246,007,082	21.1
1.51 - 1.60	12	106,041,641	9.1
1.61 - 1.70	11	122,619,983	10.5
1.71 - 1.80	10	184,918,557	15.9
1.81 - 1.90	3	11,696,901	1.0
1.91 - 2.00	3	110,022,948	9.4
2.01 - 2.25	6	33,322,283	2.9
2.26 - 2.50	6	92,952,782	8.0
2.51 - 3.00	3	12,718,424	1.1
3.01 - 3.50	1	1,497,858	0.1
3.51 – 3.95	1	10,500,000	0.9
Total:	99	$1,164,686,419	100.0%
Weighted Average:	1.69x

LOAN PURPOSE
	Number of
	Mortgage	Aggregate Cut-	% of Cut-off
Loan Purpose	Loans	off Date Balance	Date Balance
Refinance	79	$927,144,309	79.6%
Acquisition	20	237,542,110	20.4
Total:	99	$1,164,686,419	100.0%

MORTGAGE RATE
	Number of
Range of Mortgage Rates	Mortgage	Aggregate Cut-	% of Cut-off
(%)	Loans	off Date Balance	Date Balance
3.570 - 3.750	1	$10,500,000	0.9%
3.751 - 4.000	10	418,317,998	35.9
4.001 - 4.250	38	394,020,417	33.8
4.251 - 4.500	23	158,086,859	13.6
4.501 - 4.750	13	94,081,525	8.1
4.751 - 5.000	8	71,905,445	6.2
5.001 - 7.000	3	13,171,077	1.1
7.001 - 7.160	3	4,603,098	0.4
Total:	99	$1,164,686,419	100.0%
Weighted Average:	4.171%

UNDERWRITTEN NOI DEBT YIELD
	Number of
Range of U/W NOI	Mortgage	Aggregate Cut-	% of Cut-off
Debt Yields (%)	Loans	off Date Balance	Date Balance
7.6 - 8.0	5	$59,281,131	5.1%
8.1 - 9.0	21	365,560,067	31.4
9.1 - 10.0	16	242,000,655	20.8
10.1 - 11.0	22	263,427,509	22.6
11.1 - 12.0	10	89,400,837	7.7
12.1 - 13.0	7	57,297,169	4.9
13.1 - 14.0	4	30,931,462	2.7
14.1 - 15.0	3	10,889,683	0.9
15.1 - 16.0	4	16,815,624	1.4
16.1 - 17.0	2	20,481,325	1.8
17.1 - 18.0	1	2,500,000	0.2
19.1 - 20.0	1	1,497,858	0.1
20.1 – 85.2	3	4,603,098	0.4
Total:	99	$1,164,686,419	100.0%
Weighted Average:	10.3%

UNDERWRITTEN NCF DEBT YIELD
	Number of
Range of U/W NCF	Mortgage	Aggregate Cut-	% of Cut-off
Debt Yields (%)	Loans	off Date Balance	Date Balance
7.4 - 8.0	6	$63,556,131	5.5%
8.1 - 9.0	34	545,105,661	46.8
9.1 - 10.0	21	281,279,085	24.2
10.1 - 11.0	15	145,815,818	12.5
11.1 - 12.0	7	63,686,805	5.5
12.1 - 13.0	2	8,421,218	0.7
13.1 - 14.0	6	26,041,865	2.2
14.1 - 15.0	2	20,481,325	1.8
15.1 - 16.0	1	1,697,555	0.1
16.1 - 18.0	1	2,500,000	0.2
18.1 - 20.0	1	1,497,858	0.1
20.1 – 82.2	3	4,603,098	0.4
Total:	99	$1,164,686,419	100.0%
Weighted Average:	9.5%

(1)
Information regarding mortgage loans that are cross-collateralized with other mortgage loans is based upon the individual loan balances, except that the applicable loan-to value ratio, debt service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group.  On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.  With respect to the Eastgate One Phases I-VII & XII mortgage loan, the Eastgate Two Phases VIII-X mortgage loan, the Brickyard Square mortgage loan, the Flatiron Hotel mortgage loan and the Commerce Point I & II mortgage loan, each of which is part of a loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated) but does not take account of any related subordinate debt.  See Annex A-1 to the Free Writing Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity or ARD).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C28	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY OR ARD
Original Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
60	5	$53,446,218	4.6%
120	91	1,106,637,103	95.0
240	3	4,603,098	0.4
Total:	99	$1,164,686,419	100.0%
Weighted Average:	118 months
REMAINING TERM TO MATURITY OR ARD
Range of Remaining Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
42 - 84	8	$58,049,316	5.0%
85 - 120	91	1,106,637,103	95.0
Total:	99	$1,164,686,419	100.0%
Weighted Average:	116 months
ORIGINAL AMORTIZATION TERM(2)
Range of Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Interest-Only	7	$211,707,500	18.2%
240	4	10,143,449	0.9
241 - 300	18	160,823,563	13.8
301 - 360	70	782,011,907	67.1
Total:	99	$1,164,686,419	100.0%
Weighted Average(3):	348 months
(2)   The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3)   Excludes the non-amortizing mortgage loans.

REMAINING AMORTIZATION TERM(4)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Interest-Only	7	$211,707,500	18.2%
42 - 60	2	2,014,106	0.2
61 - 180	1	2,588,992	0.2
181 - 240	2	8,129,342	0.7
241 - 300	17	158,234,571	13.6
301 - 360	70	782,011,907	67.1
Total:	99	$1,164,686,419	100.0%
Weighted Average(5):	347 months
(4)   The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(5)   Excludes the non-amortizing mortgage loans.

LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Springing	54	$593,200,248	50.9%
Hard	23	417,863,466	35.9
Soft	5	88,037,500	7.6
None	17	65,585,205	5.6
Total:	99	$1,164,686,419	100.0%
PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Lockout/Defeasance/Open	77	$814,968,065	70.0%
Lockout/GTR YM or 1%/Open	20	214,718,354	18.4
Lockout/ GTR YM or 1%/Defeasance or GTR YM or 1%/Open	2	135,000,000	11.6
Total:	99	$1,164,686,419	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO
	Number of
Range of Cut-off Date LTV	Mortgage	Aggregate Cut-	% of Cut-off
Ratios (%)	Loans	off Date Balance	Date Balance
5.6 - 30.0	3	$4,603,098	0.4%
30.1 - 35.0	1	1,497,858	0.1
35.1 - 40.0	1	2,500,000	0.2
40.1 - 45.0	3	13,793,773	1.2
45.1 - 50.0	4	108,892,782	9.3
50.1 - 55.0	6	37,431,325	3.2
55.1 - 60.0	11	132,885,359	11.4
60.1 - 65.0	17	205,993,278	17.7
65.1 - 70.0	14	204,093,092	17.5
70.1 - 75.0	39	452,995,855	38.9
Total:	99	$1,164,686,419	100.0%
Weighted Average:	65.0%

BALLOON OR ARD LOAN-TO-VALUE RATIO
	Number of
Range of Balloon LTV	Mortgage	Aggregate Cut-	% of Cut-off
Ratios (%)	Loans	off Date Balance	Date Balance
0.0 - 20.0	3	$4,603,098	0.4%
20.1 - 25.0	1	1,497,858	0.1
25.1 - 30.0	1	2,500,000	0.2
30.1 - 35.0	2	8,230,679	0.7
35.1 - 40.0	3	16,670,325	1.4
40.1 - 45.0	8	108,183,396	9.3
45.1 - 50.0	14	108,509,263	9.3
50.1 - 55.0	17	163,051,302	14.0
55.1 - 60.0	20	196,962,999	16.9
60.1 - 65.0	17	334,587,500	28.7
65.1 - 70.0	11	126,792,500	10.9
70.1 - 74.0	2	93,097,500	8.0
Total:	99	$1,164,686,419	100.0%
Weighted Average:	57.5%

AMORTIZATION TYPE
	Number of
	Mortgage	Aggregate Cut-	% of Cut-off
Type of Amortization	Loans	off Date Balance	Date Balance
Interest-only,
Amortizing Balloon	41	$677,910,000	58.2%
Amortizing Balloon	48	288,554,813	24.8
Interest-only, Balloon	6	189,207,500	16.2
Interest-only,
Amortizing ARD	2	7,000,000	0.6
Fully Amortizing	2	2,014,106	0.2
Total:	99	$1,164,686,419	100.0%

ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
	Number of
	Mortgage	Aggregate Cut-	% of Cut-off
Range of IO Term (months)	Loans	off Date Balance	Date Balance
12 - 24	19	$158,887,500	13.6%
25 -48	11	152,890,000	13.1
49 - 84	13	373,132,500	32.0
Total:	43	$684,910,000	58.8%
Weighted Average:	50 months

SEASONING
	Number of
	Mortgage	Aggregate Cut-	% of Cut-off
Seasoning (months)	Loans	off Date Balance	Date Balance
0	33	$302,380,500	26.0%
1	49	721,516,954	61.9
2	10	109,210,420	9.4
3	4	26,975,448	2.3
186 - 198	3	4,603,098	0.4
Total:	99	$1,164,686,419	100.0%
Weighted Average:	2 months

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C28	Certain Terms and Conditions

V.      Certain Terms and Conditions

Interest Entitlements:
The interest entitlement of each Class of Offered Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below.  If prepayment interest shortfalls arise from voluntary prepayments (without Special Servicer consent) on particular non-specially serviced mortgage loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at one basis point per annum.  The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates (other than the Class X-A, X-B, X-E, X-F and X-G Certificates), pro rata, based on their respective amounts of accrued interest for the related Distribution Date (except with respect to the allocation among the Class A-S, B, C and PEX Certificates as described below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”).  If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall, excluding any shortfall due to prepayment interest shortfalls, will be added to its interest entitlement for the next succeeding Distribution Date.  Interest entitlements on the Class E and D Certificates and the Class C and B regular interests, in that order, may be reduced by certain Trust Advisor expenses (subject to the discussion below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”).

Principal Distribution Amount:
The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period.  Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. The Principal Distribution Amount may also be reduced, with a corresponding loss, to the Class E and D Certificates and the Class C, B and A-S regular interests, then to the Class A-1, A-2, A-3, A-4 and A-SB Certificates and Class A-4FX regular interest (with any losses on the Class A-1, A-2, A-3, A-4 and A-SB Certificates and Class A-4FX regular interest allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order, in connection with certain Trust Advisor expenses to the extent that interest entitlements on the Class B and C regular interests and the Class D and E Certificates are insufficient to absorb the effect of the expense on any particular Distribution Date.  For a discussion on the allocation of amounts distributable in respect of the Class A-S, B and C regular interests, see “Allocations and Distributions on the Class A-S, B, C and PEX Certificates” below.

Distributions:
On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.
Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B, X-E, X-F and X-G Certificates and Class A-4FX regular interest: To interest on the Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B, X-E, X-F and X-G Certificates and the Class A-4FX regular interest, pro rata, according to their respective interest entitlements.

	2.	Class A-1, A-2, A-3, A-4 and A-SB Certificates and Class A-4FX regular interest: To principal on the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Principal Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, on a pro rata basis, to principal on the Class A-4 Certificates and the Class A-4FX regular interest until their respective Certificate Principal Balances are reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vi) sixth, to principal on the Class A-SB Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Principal Balance of each and every Class of Principal Balance Certificates, other than the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C28	Certain Terms and Conditions

interest, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-3, A-4 and A-SB Certificates and Class A-4FX regular interest remains outstanding, then the Principal Distribution Amount will be distributed on the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest, pro rata, based on their respective outstanding Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.

3.
Class A-1, A-2, A-3, A-4 and A-SB Certificates and Class A-4FX regular interest: To reimburse the holders of the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest, pro rata, for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated in reduction of the Certificate Principal Balances of such Classes.

4.
Class A-S regular interest:  To make distributions on the Class A-S regular interest as follows:  (a) first, to interest on Class A-S regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest), to principal on the Class A-S regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

5.
Class B regular interest:  To make distributions on the Class B regular interest as follows:  (a) first, to interest on Class B regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX and A-S regular interests), to principal on the Class B regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class B regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

6.
Class C regular interest:  To make distributions on the Class C regular interest as follows:  (a) first, to interest on Class C regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX, A-S and B regular interests), to principal on the Class C regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class C regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

7.
Class D Certificates:  To make distributions on the Class D Certificates as follows:  (a) first, to interest on Class D Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX, A-S, B and C regular interests), to principal on the Class D Certificates until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class D Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

8.
After the Class A-1, A-2, A-3, A-4 and A-SB Certificates, the Class A-4FX, A-S, B and C regular interests  and the Class D Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts (other than certain Trust Advisor expenses) on the Class E, F and G Certificates sequentially in that order in a manner analogous to the Class D Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C28	Certain Terms and Conditions

Allocations and Distributions on the Class A-S, B, C and PEX Certificates:
On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C regular interests (each a “regular interest”) which will have outstanding principal balances on the closing date of $88,807,000, $62,602,000 and $50,955,000, respectively. The regular interests will be held in a grantor trust for the benefit of the holders of the Class A-S, B, C and PEX Certificates.  The Class A-S, B, C and PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those regular interests. Each class of the Class A-S, B and C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding principal balance of the regular interest with the same alphabetical class designation.  The Class PEX Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding principal balances of the Class A-S, B and C regular interests and which percentage interests are referred to in this Term Sheet as the “Class PEX Component A-S”, “Class PEX Component B” and “Class PEX Component C”, respectively (collectively, the “Class PEX Components”).

Interest, principal, prepayment premiums, yield maintenance charges and voting rights that are allocated to the Class A-S, B or C regular interest will be distributed or allocated, as applicable, as between the Class A-S, B or C Certificates, as applicable, on the one hand, and Class PEX Component A-S, Class PEX Component B or Class PEX Component C, as applicable (and correspondingly, the Class PEX Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C regular interest, as applicable.  In addition, any losses (including, without limitation, as a result of Trust Advisor expenses) that are allocated to the Class A-S, Class B or Class C regular interest will correspondingly be allocated as between the Class A-S, B or C Certificates, as applicable, on the one hand, and Class PEX Component A-S, Class PEX Component B or Class PEX Component C, as applicable (and correspondingly, the Class PEX Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C regular interest, as applicable.  For a complete description of the allocations and distributions with respect to the Class A-S regular interest, the Class B regular interest and the Class C regular interest (and correspondingly the Class A-S, B, C and PEX Certificates and the Class PEX Component A-S, Class PEX Component B and Class PEX Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus.  See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanging Certificates through Combination and Recombination:
If you own Class A-S, B and C Certificates, you will be able to exchange them for a proportionate interest in the Class PEX Certificates, and vice versa, as described in the Free Writing Prospectus.  You can exchange your Exchangeable Certificates by notifying the Certificate Administrator.  If Exchangeable Certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders.  Any such allocations of principal and interest between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates.  The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C28	Certain Terms and Conditions

Allocation of Yield Maintenance and Prepayment Premiums:
If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom)  in the following manner: (1) to each of the Class A-1, A-2, A-3, A-4, A-SB and D Certificates and Class A-4FX, A-S, B and C regular interests, the product of (a) such yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Free Writing Prospectus) for such class or regular interest, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class or regular interest for that distribution date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Class A-4FX and A-4FL Certificates and the Exchangeable Certificates) and the Class A-4FX, A-S, B and C regular interests for that distribution date, and (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, A-2, A-3, A-4, A-SB Certificates and Class A-4FX and A-S regular interest for that distribution date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Class A-4FX and A-4FL Certificates and the Exchangeable Certificates) and the Class A-4FX, A-S, B and C regular interests for that distribution date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, A-2, A-3, A-4, A-SB Certificates and Class A-4FX and A-S regular interests as described above, and (3) to the Class X-B Certificates, any remaining such yield maintenance charge or prepayment premium not distributed as described above. No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-E, X-F, X-G, E, F, G, V or R Certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Free Writing Prospectus.  See also “Risk Factors—Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in the prospectus attached to the Free Writing Prospectus.  Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:
The Certificate Principal Balances of the Class A-1, A-2, A-3, A-4, A-SB, D, E, F and G Certificates, and the Class A-4FX, A-S, B and C regular interests will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class or regular interest on such Distribution Date.  Such losses (other than certain Trust Advisor expenses) will be applied in the following order, in each case until the related Certificate Principal Balance is reduced to zero:  first, to Class G; second, to Class F; third, to Class E; fourth, to Class D; fifth, to the Class C regular interest; sixth, to the Class B regular interest; seventh, to the Class A-S regular interest; and, finally, pro rata, to Classes A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest based on their outstanding Certificate Principal Balances.  Certain Trust Advisor expenses (if not absorbed by reductions of interest entitlements on the Class E and D Certificates and the Class C and B regular interests) will be applied as write-offs in a similar manner, except that such write-offs will be applied only to the Class E and D Certificates, the Class C, B and A-S regular interests, and the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest (with any write-offs on the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest to be allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order.  Any realized losses allocated to the Class A-S, B and C regular interests will, in turn, be allocated to the Class A-S, B, C and PEX Certificates as described above in “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”.

The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3, A-4 or A-SB Certificates or the Class A-4FX or A-S regular interests as write-offs in reduction of their Certificate Principal Balances. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class B and C regular interests as write-offs in reduction of their Certificate Principal Balances. The notional amount of the Class X-E Certificates will be reduced by the amount of all losses that are allocated to the Class E Certificates as write-offs in reduction of its Certificate Principal Balance.  The notional amount of the Class X-F Certificates will be reduced by the amount of all losses that are allocated to the Class F Certificates as write-offs in reduction of its Certificate Principal Balance. The notional amount of the Class X-G Certificates will be reduced by the amount of all losses that are allocated to the Class G Certificates as write-offs in reduction of its Certificate Principal Balance.

Debt Service Advances:
The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments and default interest) and assumed debt service payments on the mortgage loans (including each pari passu mortgage loan but not its related pari passu companion loans), except to the extent any such advance is deemed

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C28	Certain Terms and Conditions

non-recoverable from collections on the related mortgage loan.  In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any debt service advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B, X-E, X-F and X-G Certificates and the Class A-4FX regular interest would be affected on a pari passu basis).

Servicing Advances:
The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances with respect to each mortgage loan it services, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan.  The master servicer under the WFCM 2015-C28 securitization will have the primary obligation to make any servicing advances with respect to the Eastgate One Phases I-VII & XII loan combination, the Eastgate Two Phases VIII-X loan combination, the Brickyard Square loan combination and the Flatiron Hotel loan combination. The master servicer of the CGCMT 2015-GC29 securitization will have the primary obligation to make any servicing advances with respect to the Commerce Point I & II loan combination.

Appraisal Reduction Amounts:
An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.  With respect to the Flatiron Hotel loan combination, any Appraisal Reduction Amount will be allocated first to the subordinate companion loan and then to the Flatiron Hotel mortgage loan.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

Appraisal Reduction Amounts will affect the amount of debt service advances on the related mortgage loan.  Appraisal Reduction Amounts will also be taken into account in the determination of the identity of the Class whose majority constitutes the “majority subordinate certificateholder” and is entitled to appoint the subordinate class representative.

Clean-Up Call and Exchange Termination:
On each Distribution Date occurring after the aggregate unpaid principal balance of the mortgage loans is reduced below 1% of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Principal Balances of each of the Class A-1, A-2, A-3, A-4, A-SB, PEX and D Certificates and the Class A-4FX, A-S, B and C regular interests have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates, for the mortgage loans and REO properties then remaining in the issuing entity, but all of the holders of those Classes of outstanding certificates would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:
Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Offered Certificates—Distributions—Application of Mortgage Loan Collections” in the Free Writing Prospectus.

Majority Subordinate Certificateholder and Subordinate Class Representative:
A subordinate class representative may be appointed by the “majority subordinate certificate-holder”, which will be the holder(s) of a majority of:  (a) during a “subordinate control period”, the most subordinate class among the Class F and G Certificates that has a Certificate Principal Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to that class, that is at least equal to 25% of its total initial principal balance and (b) during a “collective consultation period”, the most subordinate class among the Class F and G Certificates that has a total principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its initial Certificate Principal Balance. The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C28	Certain Terms and Conditions

This right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in the Free Writing Prospectus.
Control and Consultation:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.  A “subordinate control period” will exist as long as the Class F Certificates have a Certificate Principal Balance, net of any Appraisal Reduction Amounts allocable to that class, that is not less than 25% of the initial principal balance of that class (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”).  In general, during a subordinate control period (and, with respect to the Flatiron Hotel loan combination, other than prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan), (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the majority subordinate certificateholder, or the subordinate class representative on its behalf, will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer (other than with respect to the Commerce Point I & II loan combination).  It will be a condition to such appointment that DBRS, KBRA and Moody’s confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates. With respect to the Commerce Point I & II mortgage loan, serviced pursuant to the CGCMT 2015-GC29 pooling and servicing agreement, the majority subordinate certificateholder, or the subordinate class representative on its behalf, has the right to terminate the CGCMT 2015-GC29 special servicer solely with respect to the Commerce Point I & II loan combination, under terms substantially similar in all material respects to or materially consistent with the rights described above. A “collective consultation period” will exist as long as the Class F Certificates have a Certificate Principal Balance that both (i) as notionally reduced by any Appraisal Reduction Amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any Appraisal Reduction Amounts allocable to that class, is 25% or more of its initial Certificate Principal Balance (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a collective consultation period, the Special Servicer will be required to consult with the Trust Advisor (in addition to the subordinate class representative, during a collective consultation period) (and, with respect to the Flatiron Hotel loan combination, other than prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan) in connection with asset status reports and material special servicing actions (other than with respect to the Commerce Point I & II loan combination). With respect to the Commerce Point I & II mortgage loan, the subordinate class representative will have the right to consent to, and consult with respect to, the actions of the CGCMT 2015-GC29 special servicer in accordance with the related intercreditor agreement and the CGCMT 2015-GC29 pooling and servicing agreement in the same manner as the subordinate class representative under the CGCMT 2015-GC29 pooling and servicing agreement does with respect to the other mortgage loans in that securitization. A “senior consultation period” will exist as long as either (i) the Class F certificates have an aggregate principal balance, without regard to any Appraisal Reduction Amounts allocable to that class, that is less than 25% of its initial principal balance or (ii) during such time as the Class F certificates are the most subordinate class of control-eligible certificates that have a then outstanding principal balance, net of Appraisal Reduction Amounts, at least equal to 25% of its initial principal balance, the then-majority subordinate certificateholder has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement.  In general, during a senior consultation period, the Special Servicer must seek to consult with the Trust Advisor (and, with respect to the Flatiron Hotel loan combination, other than prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan) in connection with asset status reports and material special servicing actions (other than with respect to the Commerce Point I & II loan combination), and, in general, no subordinate class representative will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters. With respect to the Eastgate One Phases I-VII & XII loan combination, the Eastgate Two Phases VIII-X loan combination and the Brickyard Square loan combination, the rights of the subordinate class representative described above will be subject to the consultation rights of the holder of a related pari passu companion loan described under “Loan Combinations” below. With respect to the Flatiron Hotel loan combination, the subordinate class representative will have such rights as described below. With respect to the Commerce Point I & II loan combination, the rights of the subordinate class representative described above will be subject to the consultation rights of the holder of a related pari passu companion loan described under “Loan Combinations” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C28	Certain Terms and Conditions

Notwithstanding any contrary description set forth above, with respect to the Commerce Point I & II mortgage loan, (a) the holder of the pari passu companion loan in the related loan combination (including any subordinate class representative or special servicer under the CGCMT 2015-GC29 securitization) will have consultation rights with respect to asset status reports and material special servicing actions involving the related loan combination, as provided for in the related intercreditor agreement and as described in the Free Writing Prospectus, and those rights will be in addition to the rights of the subordinate class representative in this transaction with respect to the Commerce Point I & II loan combination described above; and (b) the existence of a subordinate control period, collective consultation period or senior consultation period under the WFCM 2015-C28 pooling and servicing agreement will not limit the consultation rights of the holders of the related pari passu companion loan.

Notwithstanding any contrary description set forth above, with respect to the Eastgate One Phases I-VII & XII mortgage loan, the Eastgate Two Phases VIII-X mortgage loan and the Brickyard Square mortgage loan, (a) each holder of a pari passu companion loan in the related loan combination (including any subordinate class representative or special servicer under any securitization of such pari passu companion loan) will have consultation rights with respect to asset status reports and material special servicing actions involving the related loan combination, as provided for in the related intercreditor agreement and as described in the Free Writing Prospectus, and those rights will be in addition to the rights of the subordinate class representative in this transaction described above; and (b) the existence of a subordinate control period, collective consultation period or senior consultation period under the WFCM 2015-C28 pooling and servicing agreement will not limit the consultation rights of the holders of the related pari passu companion loans.

Other than with respect to the Flatiron Hotel loan combination, loan combination control rights, in general, also include the right, in certain circumstances, to direct the replacement of the special servicer for the related loan combination only.

With respect to the Flatiron Hotel loan combination, so long as a control appraisal period has not occurred with respect to the related subordinate companion loan, the holder of such subordinate companion loan will have the right to direct the replacement of the special servicer for the Flatiron Hotel loan combination. In addition, prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, the holder of such subordinate companion loan will generally have the same rights with respect to the Flatiron Hotel loan combination as the subordinate class representative has during the continuance of a subordinate control period with respect to the other mortgage loans in the mortgage pool.  After the occurrence and during the continuance of a control appraisal period with respect to the related subordinate companion loan, the holder of such subordinate companion loan will no longer have any such rights with respect to the Flatiron Hotel loan combination and all of those rights will be exercisable by the subordinate class representative for this transaction.

Notwithstanding any contrary description set forth above, in the event that the subordinate class representative is an affiliate of the manager, guarantor or borrower under any mortgage loan, the subordinate class representative will have no right to receive asset status reports, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the Special Servicer, with respect to such mortgage loan.

Replacement of Special Servicer by General Vote of Certificateholders:
During any “collective consultation period” or “senior consultation period”, the Special Servicer may be terminated and replaced upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates.  The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause DBRS, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Appraisal Remedy:	Solely for purposes of determining whether a “subordinate control period” is in effect, whenever the Special Servicer obtains an appraisal or updated appraisal under the pooling and servicing agreement, the subordinate class representative, with respect to the mortgage loans serviced by the Special Servicer will have the right (at its or their expense) to direct the Special Servicer to hire a qualified appraiser to prepare a second appraisal of the mortgaged property. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted. The Appraisal Reduction Amount, whether based on the first or the second appraisal, will become effective following the second appraisal, except that the Appraisal Reduction Amount based on the first appraisal shall become effective if the subordinate class representative declines to demand a second appraisal within a specified number of business days, or if a second appraisal is not received within 90 days after the direction of the subordinate class representative. In addition, for the same purposes, if

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C28	Certain Terms and Conditions

there is a material change in the mortgaged property securing any mortgage loan for which an Appraisal Reduction Amount has been calculated, the majority certificateholder of the Class F or G Certificates or other designated certificateholders will be entitled (at its expense) to present an additional appraisal to the Special Servicer, which will generally be required to recalculate the Appraisal Reduction Amount based upon such additional appraisal.  This latter right may not be exercised more frequently than once in any 12-month period for each mortgage loan for which an Appraisal Reduction Amount was calculated and can only be exercised during a subordinate control period or a collective consultation period as further described in the Free Writing Prospectus.

With respect to the Flatiron Hotel loan combination, the holder of the related subordinate companion loan will have the same rights to request a qualified appraisal be obtained by the Special Servicer at the expense of such holder as are described above with respect to the subordinate class representative.

Sale of Defaulted Assets:
There will be no “fair value” purchase option.  Instead, the pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by the Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.  The sale of a defaulted loan (other than the Commerce Point I & II mortgage loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the subordinate class representative and/or Trust Advisor and, in the case of the Eastgate One Phases I-VII & XII mortgage loan, the Eastgate Two Phases VIII-X mortgage loan and the Brickyard Square mortgage loan, consultation rights of the holders of the related pari passu companion loans, as described in the Free Writing Prospectus.

In addition, pursuant to the related intercreditor agreement, the holder of the Flatiron Hotel subordinate companion loan will have the right, by written notice to the Special Servicer, delivered at any time an event of default under the Flatiron Hotel loan combination has occurred and is continuing, subject to the conditions set forth in the related intercreditor agreement, to purchase, in immediately available funds, the Flatiron Hotel mortgage loan in whole but not in part at a purchase price not less than the sum of the outstanding principal balance of the Flatiron Hotel mortgage loan, accrued and unpaid interest, outstanding servicing advances,  and certain other costs or expenses.

In the case of the Commerce Point I & II mortgage loan, pursuant to the related intercreditor agreement and the CGCMT 2015-GC29 pooling and servicing agreement, the CGCMT 2015-GC29 special servicer may offer to sell to any person (or may offer to purchase) for cash the related loan combination during such time as the related pari passu companion loan constitutes a defaulted mortgage loan under the CGCMT 2015-GC29 pooling and servicing agreement, and, in connection with any such sale, the CGCMT 2015-GC29 special servicer is required to sell both the applicable mortgage loan and the related pari passu companion loan as a whole loan. The subordinate class representative for this securitization will have consent or consultation rights with respect to such sale, as described in the Free Writing Prospectus.

Notwithstanding any contrary description set forth above, in the event that the subordinate class representative is an affiliate of the manager, guarantor or borrower under a defaulted mortgage loan, the subordinate class representative will have no consent or consultation rights with respect to the sale of such defaulted mortgage loan.

“As-Is” Appraisals:
Appraisals must be conducted on an “as-is” basis, and must be no more than 9 months old, for purposes of determining Appraisal Reduction Amounts, market value in connection with REO sales, etc.  Required appraisals may consist of updates of prior appraisals.  Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

Trust Advisor:
The Trust Advisor will perform certain review duties that will generally include a limited annual review of and report regarding the Special Servicer to the Certificate Administrator.  The review and report generally will be based on: (a) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the Trust Advisor by the Special Servicer with respect to any mortgage loan serviced by the Special Servicer, and/or (b) during a senior consultation period, in addition to the applicable information described above, a meeting with the Special Servicer to conduct a limited review of the Special Servicer’s operational practices on a platform basis in light of the servicing standard. In addition, during any collective consultation period or senior consultation period, the Special Servicer must seek to consult with the Trust Advisor (in addition to the subordinate class representative during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans serviced by the Special Servicer.  Furthermore, under certain circumstances, but only during a senior consultation period, the Trust Advisor may recommend the replacement of the Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C28	Certain Terms and Conditions

percentages of the voting rights may direct the replacement of the Special Servicer at their expense; provided, however, that with respect to the Flatiron Hotel loan combination, the foregoing right will only apply during the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan.

The Trust Advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates.  The certificateholders who initiate a vote on a termination and replacement of the Trust Advisor without cause must cause DBRS, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.  During any “subordinate control period”, the proposed replacement trust advisor will be subject to the subordinate class representative’s consent (such consent not to be unreasonably withheld). If a proposed termination and replacement of the Trust Advisor is not consummated within 180 days following the initial request of the certificateholders who requested a vote, the proposed termination and replacement shall have no further force or effect.  The Trust Advisor generally may be discharged from its duties if and when the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-SB, A-S, B, C, PEX, D and E Certificates are retired.

Certain Fee Offsets:
If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply to the collection and retention of a modification fee from the borrower.  The modification fee generally must not exceed 1% of the principal balance of the loan as modified.  In addition, if the loan re-defaults within a specified period of months and other conditions are satisfied, any subsequent workout or liquidation fee on that loan must be reduced by a portion of the previously-collected modification fee.  Furthermore, workout fees, liquidation fees and modification fees collected with respect to any workout, liquidation and/or partial liquidation of a mortgage loan or loan combination that is serviced by the Special Servicer will be subject to an aggregate cap equal to the greater of (i) $1,000,000 and (ii) 1.00% of the stated principal balance of the subject mortgage loan or loan combination.

Deal Website:
The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Free Writing Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”.  Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Subordinate Certificateholder:	It is expected that an affiliate of KKR Real Estate Finance Manager, LLC will be the initial majority subordinate certificateholder.
Loan Combinations:
Each of the mortgaged properties identified on Annex A-1 to the Free Writing Prospectus as Eastgate One Phases I-VII & XII, Eastgate Two Phases VIII-X, Brickyard Square, Flatiron Hotel  and Commerce Point I & II secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, which will be pari passu in right of payment with the trust mortgage loan (in the case of Eastgate One Phases I-VII & XII, Eastgate Two Phases VIII-X, Brickyard Square and Commerce Point I & II) or subordinate in right of payment with the trust mortgage loan (in the case of Flatiron Hotel). The Eastgate One Phases I-VII & XII loan combination, the Eastgate Two Phases VIII-X loan combination, the Flatiron Hotel loan combination and the Brickyard Square loan combination will be principally serviced under the pooling and servicing agreement. The Commerce Point I & II loan combination will be serviced under the pooling and servicing agreement for the CGCMT 2015-GC29 securitization.

As of the closing date, the pari passu companion loans in such loan combinations will be held by the parties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of Pari Passu Loan Combinations”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TKG 2 PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TKG 2 PORTFOLIO

Bossier City
SHREVEPORT
Downtown
Cross Lake
Red River
1

Framingham
BOSTON
Quincy
Cohasset
Weymouth
Scituate
Atlantic Ocean
Norwood
Walpole
Randolph
Milford
Franklin
Sharon
Foxborough
Brockton
MASSACHUSETTS
Woonsocket
Bridgewater
Plymouth
Attleboro
Taunton
Pawtucket
Middleborough
PROVIDENCE
East Providence
Cape Cod Bay
Cranston
Warwick
Fall River
New Bedford
Bourne
Barnstable
Harwich
Fairhaven
Dartmouth
Falmouth
RHODE ISLAND
Newport
Kingston
Buzzards Bay
Rhode Island Sound
Nantucket Sound
Martha's Vineyard
2

Lakewood
DENVER
AURORA
Englewood
Cherry Hills Village
Greenwood Village
Centennial
Foxfield
Littleton
Highlands Ranch
Lone Tree
Parker
Louviers
Roxborough Park
Castle Pines
Sedalia
The Pinery
Ponderosa Park
Castle Rock
Franktown
PIKE NATIONAL FOREST
3

De Witt
Bath
East Lansing
Haslett
Waverly
LANSING
Okemos
Williamston
Dimondale
Holt
4

Olney
GLACIER NATIONAL PARK
Apgar
West Glacier
SALISH MTS.
Lupfer
Whitefish
Columbia Falls
Coram
Martin City
KALISPELL
Evergreen
Creston
Batavia
Kila
Marion
Forest Hill Village
Somers
Bigfork
Lakeside
Flathead Lake
Woods Bay
5

TKG 2 Portfolio	
1 University Place	Shreveport, LA
2 Fairhaven Commons	Fairhaven, MA
3 Castle Rock Shoppes	Castle Rock, CO
4 Meridian Towne Center	Okemos, MI
5 Spring Prairie Center	Kalispell, MT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – TKG 2 Portfolio

Loan Information				Property Information
Mortgage Loan Seller:		Rialto Mortgage Finance, LLC		Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):		NR/NR/NR		Property Type:	Retail
Original Principal Balance:		$87,547,500		Specific Property Type:	Anchored
Cut-off Date Principal Balance:		$87,547,500		Location:	Various - See Table
% of Initial Pool Balance:		7.5%		Size(3):	879,220 SF
Loan Purpose:		Refinance		Cut-off Date Principal Balance Per SF(3):	$99.57
Borrower Names(1):		Various		Year Built/Renovated:	Various – See Table
Sponsor:		E. Stanley Kroenke		Title Vesting(4)(5):	Fee & Leasehold
Mortgage Rate:		4.086%		Property Manager:	Self-managed
Note Date:		April 10, 2015		3rd Most Recent Occupancy(6):	NAV
Anticipated Repayment Date:		NAP		2nd Most Recent Occupancy (As of)(3):	96.7% (12/31/2013)
Maturity Date:		April 6, 2025		Most Recent Occupancy (As of)(3):	96.8% (12/31/2014)
IO Period:		120 months		Current Occupancy (As of)(3):	95.9% (4/1/2015)
Loan Term (Original):		120 months
Seasoning:		1 month		Underwriting and Financial Information:
Amortization Term (Original):		NAP
Loan Amortization Type:		Interest-only, Balloon		3rd Most Recent NOI (As of):	$7,200,278 (12/31/2013)
Interest Accrual Method:		Actual/360		2nd Most Recent NOI (As of):	$7,316,002 (12/31/2014)
Call Protection:		L(24),GRTR 1% or YM(92),O(4)		Most Recent NOI (As of):	$8,349,084 (TTM 2/28/2015)
Lockbox Type:		Springing (Without Established Account)
Additional Debt:		None		U/W Revenues:	$11,103,505
Additional Debt Type:		NAP		U/W Expenses:	$3,471,760
				U/W NOI:	$7,631,745
				U/W NCF:	$7,147,556
Escrows and Reserves(2):				U/W NOI DSCR:	2.10x
				U/W NCF DSCR:	1.97x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	8.7%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	8.2%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$118,270,000
Replacement Reserves	$0	Springing	NAP	As-Is Appraisal Valuation Date(7):	Various
TI/LC Reserve	$0	Springing	$2,188,237	Cut-off Date LTV Ratio:	74.0%
Ground Rent	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	74.0%

(1)	See “The Borrowers” section.
(2)	See “Escrows” section.
(3)	Size and Occupancy include 295,698 square feet of tenant-owned improvements at the Spring Prairie Center property.
(4)
One of the borrowers owns a leasehold interest in the Spring Prairie Center property pursuant to a ground lease from the State of Montana. One of the borrowers owns a fee and leasehold interest in the Fairhaven Commons property (in which case, the borrower is both ground lessor and ground lessee).

(5)	See “Ground Lease” section.
(6)	See “Historical Occupancy” section.
(7)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “TKG 2 Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering four retail properties and the leased fee interest in a retail property located in five states (the “TKG 2 Portfolio Properties”). The TKG 2 Portfolio Mortgage Loan was originated on April 10, 2015 by Rialto Mortgage Finance, LLC. The TKG 2 Portfolio Mortgage Loan had an original principal balance of $87,547,500, has an outstanding principal balance as of the Cut-off Date of $87,547,500 and accrues interest at an interest rate of 4.086% per annum. The TKG 2 Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the TKG 2 Portfolio Mortgage Loan. The TKG 2 Portfolio Mortgage Loan matures on April 6, 2025.

Following the lockout period, the borrowers have the right to prepay the TKG 2 Portfolio Mortgage Loan in whole, or in part (see “Partial Release” section) on any date before January 6, 2025 provided that the borrowers pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the then outstanding principal balance. In addition, the TKG 2 Portfolio Mortgage Loan is prepayable without penalty on or after January 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TKG 2 PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$87,547,500	100.0%	Loan payoff	$76,052,241	86.9%
			Closing costs	970,174	1.1
			Return of equity	10,525,086	12.0
Total Sources	$87,547,500	100.0%	Total Uses	$87,547,500	100.0%

The Properties. The TKG 2 Portfolio Properties are comprised of four retail properties and the leased fee interest in a retail property, totaling 879,220 square feet and located in Colorado, Louisiana, Massachusetts, Michigan and Montana. The TKG 2 Portfolio Properties were built between 1988 and 2007 and as of April 1, 2015, were 95.9% occupied by 78 tenants with individual occupancies ranging from 88.3% to 100.0%. The TKG 2 Portfolio Properties were approximately 56.6% occupied by investment grade tenants as of April 1, 2015. The TKG 2 Portfolio Properties were acquired by the borrowers through individual transactions executed from 2012 to 2014.

The following table presents certain information relating to the TKG 2 Portfolio Properties:

Property Name – Location	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Allocated Cut-off Date Principal Balance	Appraised Value	Allocated LTV
University Place – Shreveport, LA	37.7%	98.4%	2001/NAP	178,710	$33,037,500	$44,900,000	73.6%
Fairhaven Commons – Fairhaven, MA	23.0%	88.3%	1990/NAP	212,393	$20,100,000	$27,400,000	73.4%
Castle Rock Shoppes – Castle Rock, CO	21.9%	97.2%	2007/NAP	105,528	$19,200,000	$25,600,000	75.0%
Meridian Towne Center – Okemos, MI	9.8%	93.7%	1988/NAP	86,891	$8,587,500	$11,540,000	74.4%
Spring Prairie Center – Kalispell, MT	7.6%	100.0%	2004/NAP	295,698(1)	$6,622,500	$8,830,000	75.0%
Total/Weighted Average	100.0%	95.9%		879,220	$87,547,500	$118,270,000	74.0%

(1)	Net Rentable Area includes 295,698 square feet of tenant-owned improvements at the Spring Prairie Center property.

University Place – Shreveport, Louisiana (37.7% of Cut-off Date Principal Balance)

The University Place property is a 178,710 square foot anchored retail center located in Shreveport, Louisiana. The University Place property is anchored by Best Buy, Bed Bath & Beyond, TJ Maxx and shadow anchored by Target. As of April 1, 2015, the University Place property was 98.4% occupied by 27 tenants.

Fairhaven Commons – Fairhaven, Massachusetts (23.0% of Cut-off Date Principal Balance)

The Fairhaven Commons property is a 212,393 square foot anchored retail center located in Fairhaven, Massachusetts. The Fairhaven Commons property is anchored by Walmart, Marshall’s, Sears and Ocean State Job Lot. As of April 1, 2015, the Fairhaven Commons property was 88.3% occupied by 11 tenants.

Castle Rock Shoppes – Castle Rock, Colorado (21.9% of Cut-off Date Principal Balance)

The Castle Rock Shoppes property is a 105,528 square foot anchored retail center located in Castle Rock, Colorado. The Castle Rock Shoppes property is anchored by Sprouts and Michael’s and is shadow anchored by Home Depot. As of April 1, 2015, the Castle Rock Shoppes property was 97.2% occupied by 14 tenants.

Meridian Towne Center – Okemos, Michigan (9.8% of Cut-off Date Principal Balance)

The Meridian Towne Center property is a 86,891 square foot anchored retail center located in Okemos, Michigan. The Meridian Towne Center property is anchored by Marshall’s and shadow anchored by Target. As of April 1, 2015, the Meridian Towne Center property was 93.7% occupied by 12 tenants.

Spring Prairie Center – Kalispell, Montana (7.6% of Cut-off Date Principal Balance)

The Spring Prairie Center property is comprised of 31.0 acres of land beneath an anchored retail center located in Kalispell, Montana. The Spring Prairie Center property is ground leased from the State of Montana and, in turn, sub-let to eight retailers, including Lowe’s and Costco. As of April 1, 2015, the Spring Prairie Center property was 100.0% occupied by 8 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TKG 2 PORTFOLIO

The following table presents certain information relating to the tenancies at the TKG 2 Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenant – Collateral
Stop & Shop(4)(5)	B/B1/B+	52,131	5.9%	$12.35	$643,727	7.3%	NAV	NAV	5/31/2020
Best Buy(6)	BB/Baa2/BB	45,830	5.2%	$14.00	$641,620	7.3%	NAV	NAV	1/31/2017
Walmart(5)	AA/Aa2/AA	93,568	10.6%	$5.95	$556,730	6.3%	$425	1.9%	8/21/2018
Sprouts(7)	NR/NR/BB-	28,314	3.2%	$17.00	$481,338	5.5%	NAV	NAV	2/28/2025
Bed Bath & Beyond(6)	NR/Baa1/A-	30,000	3.4%	$11.00	$330,000	3.8%	NAV	NAV	1/31/2022
Sears(5)	CC/Caa1/CCC+	21,422	2.4%	$14.45	$309,548	3.5%	NAV	NAV	4/24/2016
TJ Maxx(6)	NR/A3/A+	30,000	3.4%	$8.75	$262,500	3.0%	NAV	NAV	1/31/2017
Michael’s(7)	NR/NR/B+	21,647	2.5%	$11.50	$248,940	2.8%	NAV	NAV	8/31/2017
Big 5 Sporting Goods(7)	NR/NR/NR	10,251	1.2%	$14.50	$148,632	1.7%	NAV	NAV	1/31/2019
Office Max(7)	NR/B2/B-	14,300	1.6%	$9.25	$132,275	1.5%	NAV	NAV	3/31/2019
Total Anchor Tenant – Collateral		347,463	39.5%	$10.81	$3,755,310	42.8%

Major Tenants – Collateral
LifeWay Christian Store(6)	NR/NR/NR	10,000	1.1%	$20.00	$200,000	2.3%	$294	9.0%	9/30/2016
David’s Bridal(8)	NR/B3/B	10,083	1.1%	$19.68	$198,433	2.3%	NAV	NAV	2/28/2017
Marshalls(8)	NR/A3/A+	26,470	3.0%	$7.13	$188,730	2.2%	$331	3.7%	3/31/2020
Total Major Tenants – Collateral		46,553	5.3%	$12.61	$587,163	6.7%

Ground Lease
Lowe’s(9)	NR/A3/A-	134,456	15.3%	$1.72	$231,125	2.6%	NAV	NAV	12/31/2024
Costco(9)	A+/A1/A+	131,532	15.0%	$1.73	$227,265	2.6%	NAV	NAV	9/30/2025
Famous Dave’s(9)	NR/NR/NR	7,762	0.9%	$6.15	$47,700	0.5%	NAV	NAV	6/30/2026
Wells Fargo(9)	AA-/A2/A+	5,429	0.6%	$11.14	$60,500	0.7%	NAV	NAV	2/28/2031
Applebee’s(9)	NR/NR/NR	5,776	0.7%	$9.18	$53,000	0.6%	NAV	NAV	9/30/2030
Mednorth(9)	NR/NR/NR	5,615	0.6%	$11.75	$66,000	0.8%	NAV	NAV	2/28/2029
McDonalds(9)	A/A2/A	3,224	0.4%	$17.83	$57,500	0.7%	NAV	NAV	11/15/2027
Starbucks(9)	A-/A3/A-	1,904	0.2%	$25.41	$48,375	0.6%	NAV	NAV	2/28/2027
Total Ground Leases – Collateral		295,698	33.6%	$2.68	$791,465	9.0%

Non-Major Tenants – Collateral(10)		153,601	17.5%	$23.70	$3,641,100	41.5%

Occupied Collateral Total		843,315	95.9%	$10.41	$8,775,038	100.0%

Vacant Space		35,905	4.1%

Collateral Total		879,220	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Unless otherwise noted, Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent escalations through April 30, 2016 totaling $90,047 for the University Place, Fairhaven Commons and Castle Rock Shoppes properties; and through March 31, 2016 totaling $31,969 for the Spring Prairie Center and Meridian Towne Center properties.

(3)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending December 31, 2014.
(4)	Stop & Shop subleases 30,130 square feet of its space to Marshall’s (expiring May 31, 2020) and 22,068 square feet of its space to Ocean State Job Lot (expiring May 30, 2020).
(5)	Located at the Fairhaven Commons property.
(6)	Located at the University Place property.
(7)	Located at the Castle Rock Shoppes property.
(8)	Located at the Meridian Towne Center property.
(9)	Tenant owns its own improvements at the Spring Prairie Center property.
(10)	Includes 4 outparcels at the University Place property with zero net rentable square feet but contribute to Annual U/W Base Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TKG 2 PORTFOLIO

The following table presents certain information relating to the historical sales (PSF) at the TKG 2 Portfolio Properties:

Historical Sales (PSF)

Tenant Name	2013(1)	2014(1)
Walmart	$450	$425
TJ Maxx	$277	NAV
Marshalls	NAV	$331
LifeWay Christian Store	$247	$294

(1)	Historical Sales (PSF) are based on historical statements provided by the borrowers.

The following table presents certain information relating to the lease rollover schedule at the TKG 2 Portfolio Properties:

Lease Expiration Schedule(1)(2)(3)(4)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(5)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	6	12,256	1.4%	12,256	1.4%	$211,941	$17.29
2016	9	57,524	6.5%	69,780	7.9%	$964,564	$16.77
2017	18	139,273	15.8%	209,053	23.8%	$2,277,221	$16.35
2018	9	111,920	12.7%	320,973	36.5%	$1,104,236	$9.87
2019	8	41,561	4.7%	362,534	41.2%	$636,382	$15.31
2020	7	96,296	11.0%	458,830	52.2%	$1,160,579	$12.05
2021	2	10,400	1.2%	469,230	53.4%	$120,475	$11.58
2022	2	31,678	3.6%	500,908	57.0%	$346,207	$10.93
2023	4	13,944	1.6%	514,852	58.6%	$555,122	$39.81
2024	2	137,205	15.6%	652,057	74.2%	$329,402	$2.40
2025	2	159,846	18.2%	811,903	92.3%	$708,603	$4.43
Thereafter	9	31,412	3.6%	843,315	95.9%	$360,307	$11.47
Vacant	0	35,905	4.1%	879,220	100.0%	$0	$0.00
Total/Weighted Average	78	879,220	100.0%			$8,775,038	$10.41

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Includes 295,698 square feet of tenant-owned improvements at the Spring Prairie Center property.
(4)	Number of Leases Expiring, Annual U/W Base Rent, and Annual U/W Base Rent PSF include 4 outparcels at the University Place property with zero net rentable square feet but contribute to U/W Base Rent.
(5)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the TKG 2 Portfolio Properties:

Historical Occupancy
12/31/2012(1)	12/31/2013(2)(3)	12/31/2014(2)(3)	4/1/2015(3)(4)
NAV	96.7%	96.8%	95.9%
(1)	The TKG 2 Portfolio Properties were acquired in 2013 and 2014.
(2)	Information obtained from the borrowers.
(3)	Occupancies include 295,698 square feet of tenant-owned improvements at the Spring Prairie Center property.
(4)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TKG 2 PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the TKG 2 Portfolio Properties:

Cash Flow Analysis

	2012	2013	2014	TTM 2/28/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$6,198,190	$8,258,021	$8,485,204	$9,227,954	$8,653,022	77.9%	$9.84
Rent Steps	0	0	0	0	122,016	1.1	0.14
Percentage Rent	106,809	12,642	86,653	86,653	69,314	0.6	0.08
Grossed Up Vacant Space	0	0	0	0	584,986	5.3	0.67
Total Reimbursables	1,494,081	1,854,167	1,712,967	2,054,689	2,431,983	21.9	2.77
Other Income	19,116	3,493	68,787	68,780	5,310	0.0	0.01
Less Vacancy & Credit Loss	0	0	0	0	(763,127)(1)	(6.9)	(0.87)
Effective Gross Income	$7,818,195	$10,128,324	$10,353,612	$11,438,077	$11,103,505	100.0%	$12.63

Total Operating Expenses	$2,300,787	$2,928,045	$3,037,609	$3,088,993	$3,471,760	31.3%	$3.95

Net Operating Income	$5,517,408	$7,200,278	$7,316,002	$8,349,084	$7,631,745	68.7%	$8.68
TI/LC	0	0	0	0	371,173	3.3	0.42
Capital Expenditures	0	0	0	0	113,015	1.0	0.13
Net Cash Flow	$5,517,408	$7,200,278	$7,316,002	$8,349,084	$7,147,556	64.4%	$8.13

NOI DSCR	1.52x	1.98x	2.01x	2.30x	2.10x
NCF DSCR	1.52x	1.98x	2.01x	2.30x	1.97x
NOI DY	6.3%	8.2%	8.4%	9.5%	8.7%
NCF DY	6.3%	8.2%	8.4%	9.5%	8.2%

(1)	The underwritten economic vacancy is 6.4%. The TKG 2 Portfolio Properties were 95.9% physically occupied as of April 1, 2015.

Appraisal. As of the appraisal valuation dates ranging from January 31, 2015 to February 19, 2015, the TKG 2 Portfolio Properties had an aggregate “as-is” appraised value of $118,270,000.

Environmental Matters. According to Phase I environmental assessments dated February 27, 2015, there was no evidence of any recognized environmental conditions at the TKG 2 Portfolio Properties.

Market Overview and Competition. The TKG 2 Portfolio Properties are located in five diverse markets.

Shreveport, Louisiana

The University Place property is located in Shreveport, Louisiana, approximately 9.0 miles south of the Shreveport central business district. Regional access to the University Place property’s neighborhood is provided by Youree Drive and E. 70th Street. E. 70th Street runs in an east/west direction connecting the area to Bossier City to the east and Interstate 20 to the west providing access to Dallas, Texas. The immediate area surrounding the University Place property consists of a mix of older and newer commercial properties, single-family and multi-family residential developments. Commercial development is primarily retail and service-oriented, concentrated along the major roadways such as Youree Drive and E. 70th Street. Just south of the University Place property is a Target and a Sam’s Club. Kings Crossing is located across the street from the University Place property and is anchored by Lowe’s, PetSmart, and Pier 1 Imports. Also located across from the University Place property is Regal Court Shopping Center, which is anchored by JC Penney, Kohl’s, and Dick’s Sporting Goods. According to a third party market research report, the 2015 estimated population within a one-, three-, and five-mile radius of the University Place property is 6,739, 61,915 and 146,786, respectively, and the average household income within the same radii is $86,296, $81,644 and $68,951, respectively. According to a third party market research report, submarket rent and vacancy are estimated to be $18.17 per square foot on a triple net basis and 4.4%, respectively.

Fairhaven, Massachusetts

The Fairhaven Commons property is located in southeastern Massachusetts in the town of Fairhaven, approximately 55.0 miles south of Boston. The Fairhaven Commons property is positioned near the corner of Route 240 and Route 6, a major intersection in the Fairhaven Commons property’s neighborhood. The immediate area surrounding the Fairhaven Commons property consists primarily of commercial development located along Route 6. Fairhaven Plaza (located less than one-half mile southeast of the Fairhaven Commons property) is a 81,156 square foot Super Stop & Shop anchored shopping center with other tenants including Rocky’s Ace Hardware and Sleepy’s. Berdon Plaza (located one-half mile south of the Fairhaven Commons property) is a 114,449 square foot Shaw’s anchored grocery center. Plaza Way’s (located one-half mile south of the Fairhaven Commons property) tenant base is comprised of a Kmart, Staples, and Dollar Tree. The remaining retail uses surrounding the Fairhaven Commons property include free-standing bank branches, free-standing restaurants, gas stations, and service-related retailers. Residential development in the neighborhood is primarily located along secondary streets and consists of single-family residences. The nearest regional mall is Dartmouth Mall, located approximately eight miles west of the Fairhaven Commons property. Dartmouth Mall totals 669,000 square feet and is anchored by JC Penney, Macy’s, Sears, and AMC Theatres. According to a third party market research report, the 2015 estimated population within a one-, three-, and five-mile radius of the Fairhaven Commons property is 4,794, 80,815 and 130,648, respectively, and the average household income within the same radii is $78,536, $51,099, and $58,521, respectively. According to a third party market research report, submarket rent and vacancy are estimated to be $13.25 per square foot on a triple net basis and 5.1%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TKG 2 PORTFOLIO

Castle Rock, Colorado

The Castle Rock Shoppes property is located in the town of Castle Rock, in north central Colorado, approximately 27.0 miles south of Denver’s central business district. Regional access to the Castle Rock Shoppes property’s neighborhood is provided by Interstate 25, the primary north/south connector, and Founders Parkway, a major east/west artery, which are both adjacent to the Castle Rock Shoppes property. Interstate 25 connects Denver to the north and Colorado Springs to the south. The immediate area surrounding the Castle Rock Shoppes property consists primarily of retail properties, vacant land and single-family subdivisions. Retail centers located less than one mile south of the Castle Rock Shoppes property include the Shops at Milestone, which is anchored by Kings Soopers, Outlets at Castle Rock, and Home Depot. Adjacent to the Castle Rock Shoppes property is a major retail development under construction that will be anchored by a 136,000 square foot Sam’s Club. The new development, Promenade at Castle Rock, is scheduled to be completed in the summer of 2016. According to a third party market research report, the 2015 estimated population within a one-, three-, and five-mile radius of the Castle Rock Shoppes property is 3,497, 34,386 and 67,796, respectively, and the average household income within the same radii is $120,100, $128,927, and $126,910, respectively. According to a third party market research report, submarket rent and vacancy are estimated to be $17.66 per square foot on a triple net basis and 4.2%, respectively.

Okemos, Michigan

The Meridian Towne Center property is located in Okemos, Michigan, which is approximately eight miles east of the Lansing central business district. Regional access to the neighborhood is provided by Interstate 96, a major east/west thoroughfare located approximately three miles south of the Meridian Towne Center property. Interstate 96 provides access to Detroit to the east and Grand Rapids to the west. The immediate area surrounding the Meridian Towne Center property consists of second generation commercial space. The neighborhood land use is a mix of commercial and residential development. The major retail developments in the area include the Meridian Mall and Lansing Mall. Meridian Mall, located less than one quarter mile west of the Meridian Towne Center property, was built in 1969 and renovated in 2001. Meridian Mall is classified as a regional mall with 978,129 square feet and features a food court and approximately 125 stores. Meridian Mall is anchored by Bed, Bath & Beyond, Dick’s Sporting Goods, JC Penney, Macy’s and Younkers. Lansing Mall, located 11.7 miles west of the Meridian Towne Center property, was built in 1969 and renovated in the early 2000’s. Lansing Mall is an 830,052 square foot mall, featuring approximately 90 stores and is anchored by Best Buy, Younkers, Dunham’s Sports, JC Penney, Macy’s, and TJ Maxx. Other retail malls in the greater area include Howell Outlet Center (located 26.6 miles east), Jackson Crossing (located 37.4 miles south), and Westwood Mall (located 38.9 miles south). According to a third party market research report, the 2015 estimated population within a one-, three-, and five-mile radius of the Meridian Town Center Property is 3,651, 49,262 and 97,828, respectively, and the average household income within the same radii is $67,261, $75,607 and $70,546, respectively. According to a third party market research report, submarket rent is estimated to range from $10.00 to $25.00 per square foot, on a triple-net basis, and vacancy is estimated at 10.0%.

Kalispell, Montana

The Spring Prairie Center property is located three miles north of the Kalispell, Montana central business district. Primary access to the area is provided by U.S. Highway 2 and U.S. Highway 93, as well as additional points of access by air and rail services. Glacier Park International Airport is located eight miles northeast of the Spring Prairie Center property. Rail service for commercial users is provided by Burlington Northern and Santa Fe, while passenger rail service is provided by Amtrak. The area surrounding the Spring Prairie Center property consists of a mix of commercial uses along U.S. Highway 2 and U.S. Highway 93 with residential uses along secondary arterials. Commercial development includes retail and office uses, a significant concentration of medical related development near Kalispell Regional Medical Center (approximately two miles south of the Spring Prairie Center property), and Flathead Valley Community College (one mile south of the Spring Prairie Center property). In addition to the Spring Prairie Center property’s anchor tenants, major retailers in the neighborhood include Walmart Supercenter, Home Depot, Best Buy, Ross, Bed, Bath & Beyond, Target, Dollar Tree, and Cabela’s. According to a third party market research report, the 2015 estimated population within a one-, three-, and five-mile radius of the Spring Prairie Center property is 6,047, 21,583, and 36,869, respectively and the average household income within the same radii is $58,449, $54,963 and $58,051, respectively. According to a third party market research report, submarket rent and vacancy are estimated to be $5.16 per square foot on a triple net basis and 5.9%, respectively.

The Borrowers. The borrowers are TKG Castle Rock Colorado, LLC; TKG Fairhaven Commons, LLC; TKG Meridian Towne Center, LLC; TKG Spring Prairie Development, LLC; Shreve Center DE, L.L.C; and Shreve Center Lot 10, L.L.C., each of which is a single purpose Delaware limited liability company with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the TKG 2 Portfolio Mortgage Loan. The borrowers are owned by E. Stanley Kroenke. Mr. Kroenke is the guarantor of certain nonrecourse carveouts under The TKG 2 Portfolio Mortgage Loan.

The Sponsor. The sponsor, E. Stanley Kroenke, is chairman, co-founder, and owner of THF Realty, a real estate development firm. Mr. Kroenke holds real estate interests in shopping centers, office buildings, industrial and warehouse properties, sports stadiums and storage facilities across the United States. Mr. Kroenke owns 235 properties totaling approximately 37.6 million square feet. Mr. Kroenke’s current and former board and trustee memberships include Wal-Mart Stores, Inc., Central Bancompany, Boone County National Bank and Community Investments Partnerships of St. Louis. Mr. Kroenke also owns the Denver Nuggets of the NBA, the Colorado Avalanche of the NHL and the St. Louis Rams of the NFL, and is the largest shareholder in Arsenal of the English Premier League. According to a letter from Mr. Kroenke’s accounting firm dated March 19, 2015, he had a current net worth and liquidity in excess of $100.0 million and $20.0 million, respectively. Mr. Kroenke is also the sponsor under the Winding Woods Mortgage Loan, which will be contributed to the WFCM 2015-C28 Trust.

Escrows. No ongoing monthly escrows are required for real estate taxes, insurance, or ground rent so long as no Cash Management Trigger Event or Cash Sweep Event (as defined below) has occurred and is continuing under the TKG 2 Portfolio Mortgage Loan documents. Monthly reserves in the amount of $7,294 for replacement reserves and $36,471 for tenant improvement and leasing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TKG 2 PORTFOLIO

commissions (subject to a cap of $2,188,237) are required upon the occurrence of the earlier of a Cash Management Trigger Event or Cash Sweep Event (as defined below).

In the event a Cash Management Trigger Event or Cash Sweep Event has occurred, the borrowers are required to make monthly deposits: (i) for the payment of real estate taxes in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve-month period and for the payment of insurance in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve-month period; (ii) in addition to the monthly tenant improvement and leasing commissions reserve, an amount equal to all extraordinary lease payment amounts; and (iii) for ground rent in an amount equal to the ground rent for the month in which the payment date occurs.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Management Trigger Event, the borrowers are required to establish a lender-controlled lockbox account. The loan documents also require that all revenues received by the borrowers or the property manager after the occurrence of a Cash Management Trigger Event be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Sweep Event, all excess funds on deposit are disbursed to the borrowers.

A “Cash Management Trigger Event” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the occurrence of a bankruptcy action of any of the borrowers, the guarantor or the manager; or (iii) the occurrence and continuance of a Cash Management DSCR Trigger Event (as defined below). A Cash Management Trigger Event will end with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon such bankruptcy petition being discharged, stayed, or dismissed among other conditions; and with respect to clause (iii), once the amortizing debt service coverage ratio is greater than 1.15x for two consecutive quarters, among other conditions.

A “Cash Sweep Event” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the occurrence of a bankruptcy action of any of the borrowers, the guarantor or the manager; or (iii) the occurrence and continuance of a Cash Sweep DSCR Trigger Event (as defined below). A Cash Sweep Event will end with respect to clause (i), upon the cure of such event of default has been cured; with respect to clause (ii), upon such bankruptcy petition being discharged, stayed, or dismissed among other conditions; and with respect to clause (iii), once the amortizing debt service coverage ratio is greater than 1.10x for two consecutive quarters, among other conditions.

A “Cash Management DSCR Trigger Event” occurs upon any date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is less than 1.15x.

A “Cash Sweep DSCR Trigger Event” occurs upon any date the amortizing debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.10x; provided that a Cash Sweep DSCR Trigger Event shall not be deemed to have occurred if within five (5) days of written notification to the borrowers of the lender’s determination of the amortizing debt service coverage ratio, the borrowers deliver to the lender one or more Master Leases (as defined below) that results in a minimum amortizing debt service coverage ratio of 1.25x for the TKG 2 Portfolio Properties.

A “Master Lease” is a lease agreement between the borrowers, as landlord, and the guarantor, as tenant, that (i) is for a term of 10 or more years, (ii) is subordinate to the loan documents, and (iii) contains terms and conditions reasonably acceptable to lender. The Master Lease may not be amended without prior consent of the lender, and can be terminated only if no event of default exists and upon satisfaction of: (a) as of the Master Lease termination date, the amortizing debt service coverage ratio excluding rent from the Master Lease is at least 1.25x for two consecutive quarters, or (b) at the time of termination, the borrowers deposit with the lender an amount equal to cash flow that would have been swept into the excess cash flow account, among other conditions. There are no Master Leases currently in effect.

Property Management. The TKG 2 Portfolio Properties are managed by an affiliate of the sponsor.

Assumption. The borrowers have the ongoing right to transfer the TKG 2 Portfolio Properties one year after the origination date, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, a rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C28 Certificates.

Partial Release. The borrowers are permitted to release any of the TKG 2 Portfolio Properties after April 10, 2017 but prior to January 6, 2025, subject to certain conditions including: (i) the applicable release price of 110% of the allocated loan amount has been paid to the lender; (ii) no default or event of default exists; (iii) the borrowers deliver a certificate to the lender confirming that the representations and warranties in the loan agreement are true and correct in all material respect as of the date of the release; (iv) the borrowers have paid all expenses to the lender in connection with the release on and as of the date of release; (v) the borrowers and guarantor have executed and delivered documentation to the lender confirming the continued validity of the loan documents; (vi) after release, the amortizing debt service coverage ratio based on the trailing six months preceding the date of determination with respect to the individual properties remaining subject to the loan documents is no less than the greater of (1) 1.35x and (2) the amortizing debt service coverage ratio based upon the trailing six months period preceding the date of determination as of the date immediately preceding such release; (vii) after the release the loan to value ratio is not greater than the lesser of (1) 75.0% and (2) the loan to value ratio as of the date immediately preceding such release; (viii) the lender has received a confirmation from DBRS, KBRA and Moody’s that such release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C28 Certificates; and (ix) after such release, no borrowers that continue to be obligated under the terms of the loan documents will be the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TKG 2 PORTFOLIO

owners of, or have any interest in, such released individual property and the lender has received satisfactory evidence including, without limitation, (if available) and a copy of a title policy, dated as of the date of such release, among other conditions.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The Spring Prairie Center property consists of a 31.0-acre site, leased to one of the borrowers under a 50-year ground lease with the State of Montana. This ground lease commenced in 2003 and expires in 2053, with nine, five-year and one, four-year renewal options thereafter. According to the lease, the current base rent of $231,753 per annum will increase 10.0% every 10 years throughout its lease term with the next scheduled increase in 2023. The Spring Prairie Center property has been subsequently subleased to eight national and local tenants, which constructed their buildings from 2004 to 2011, collectively encompassing 295,698 square feet of leasehold improvements.

The Fairhaven Commons Property has a ground lease which commenced in December 2000 with Route 6 Holdings, LLC, Fairhaven Holdings, LLC and Nationwide 1031 Exchange Clearing House, Inc. as landlords and Heyman Associates No. 12, as the tenant. The ground lease has a 30-year term and in 2013 the ground lease was assigned to TKG Fairhaven Commons, LLC. Presently, Fairhaven Commons, LLC holds the fee interest, as ground lessor, and the leasehold interest, as ground lessee, of the Fairhaven Commons property. The mortgage on the Fairhaven Commons property encumbers both the fee and leasehold interests.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the TKG 2 Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HARDEN RANCH PLAZA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HARDEN RANCH PLAZA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HARDEN RANCH PLAZA

Harden Ranch Plaza
1488-1826 North Main Street
Salinas, CA 93906
Watsonville
Santa Cruz 18 miles
San Jose 40 miles
AMTRAK
SANTA CRUZ COUNTY
Pajaro
Aromas
Pajaro Dunes
Las Lomas
Cabrillo Hwy.
Maher Rd.
San Justo Rd.
SAN BENITO COUNTY
Zmudowski State Beach
Strawberry Cyn. Rd.
San Juan Bautista
Moss Landing State Wildlife Area
Elkhorn
Prunedale
Moss Landing
Dolan Rd.
Manzanita Regional Park
Prunedale Shopping Center
Salinas River State Beach
Monterey Bay
Castroville
Salinas River National Wildlife Refuge
Espinosa Rd.
San Juan Grade Rd.
Nashua Rd.
Bolsa Knolls
Northridge Mall
Boronda Rd.
MONTEREY COUNTY
Cooper Rd.
Old Stage Rd.
Boronda
Heald College Salinas
Salinas Sports Complex
SALINAS
Williams Rd.
Marina Municipal Airport
Blanco Rd.
Marina
SALINAS AMTRAK
Reservation Rd.
Hartnell College
Hartnell College Alisal Campus
Salinas Valley Mem. Hospital
Marina State Beach
Cal. State University at Monterey Bay
Blanco Rd.
Salinas Municipal Airport
Davis Rd.
Monterey College of Law
Harkins Rd.
Alisal Rd.
SALINAS VALLEY
Bayonet and Black Horse Golf Course
Los Angeles 297 miles
Monterey Bay Aquarium
Cannery Row
Seaside
Ford Ord National Monument
Sand City
Monterey
Del Rey Oaks
Del Monte Center
Monterey Peninsula College
Monterey Regional Airport
Laguna Seca Raceway
Toro Regional Park
Monterey-Salinas Hwy.
Corral de Tierra Country Club
Jacks Peak County Park
Tehama Golf Club
Carmel-by-the-Sea
Carmel Valley Rd.
The Barnyard Shopping Village, The Crossroads
SANTA LUCIA RANGE
Carmel Valley Village
Point Lobos Ranch
Garland Ranch Regional Park
Crescent City
Klamath Falls
OREGON
Eureka
Redding
Winnemucca
NEVADA
Chico
Reno
Sparks
Fernley
Carson City
Ukiah
CALIFORNIA
SACRAMENTO
Santa Rosa
Davis
Napa
Elk Grove
Stockton
SIERRA NEVADA MTS.
SAN FRANCISCO
Oakland
Modesto
Pacific Ocean
SAN JOSE
Merced
Santa Cruz
Fresno
Salinas
Monterey
COAST RANGES
Visalia

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Harden Ranch Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$85,400,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$85,400,000			Location:	Salinas, CA
% of Initial Pool Balance:	7.3%			Size:	421,906 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$202.41
Borrower Names(1):	Salinas Shopping Center Associates Limited Partnership; Harden Ranch Plaza Associates, LLC			Year Built/Renovated:	1991/2014
Sponsors(2):	Various			Title Vesting:	Fee
Mortgage Rate:	3.880%			Property Manager:	Self-managed
Note Date:	April 8, 2015			3rd Most Recent Occupancy (As of):	97.3% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	98.8% (12/31/2013)
Maturity Date:	April 11, 2025			Most Recent Occupancy (As of):	97.2% (12/31/2014)
IO Period:	84 months			Current Occupancy (As of):	97.5% (4/3/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	300 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$6,875,067 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$7,206,149 (12/31/2013)
Call Protection:	L(25),D(88),O(7)			Most Recent NOI (As of):	$7,578,359 (12/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(3):	Yes			U/W Revenues:	$10,015,413
Additional Debt Type(3):	Future Mezzanine			U/W Expenses:	$2,415,885
				U/W NOI:	$7,599,528
Escrows and Reserves(4):				U/W NCF:	$7,304,077
				U/W NOI DSCR:	1.42x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1. 1.37x
Taxes	$63,104	$63,104(4)	NAP	U/W NOI Debt Yield:	8. 8.9%
Insurance	$88,649	$8,059	NAP	U/W NCF Debt Yield:	8.6%
Replacement Reserves	$200,000	$6,169	NAP	As-Is Appraised Value:	$129,000,000
TI/LC Reserve	$341,500	$18,445	$683,000(4)	As-Is Appraisal Valuation Date:	March 5, 2015
Safeway Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	66.2%
Ross Reserve	$650,000	$0	NAP	LTV Ratio at Maturity or ARD:	61.3%

(1)	See “The Borrowers” section.
(2)	See “The Sponsors” section.
(3)	See “Subordinate and Mezzanine Indebtedness” section.
(4)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Harden Ranch Plaza Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Salinas, California (the “Harden Ranch Plaza Property”). The Harden Ranch Plaza Mortgage Loan was originated on April 8, 2015 by Wells Fargo Bank, National Association. The Harden Ranch Plaza Mortgage Loan had an original principal balance of $85,400,000, has an outstanding principal balance as of the Cut-off Date of $85,400,000 and accrues interest at an interest rate of 3.880% per annum. The Harden Ranch Plaza Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 84 payments following origination, and thereafter, requires payments of principal and interest based on a 25-year amortization schedule. The Harden Ranch Plaza Mortgage Loan matures on April 11, 2025.

Following the lockout period, the borrower has the right to defease the Harden Ranch Plaza Mortgage Loan in whole, or in part (see “Partial Release” section), on any date before October 11, 2024. In addition, the Harden Ranch Plaza Mortgage Loan is prepayable without penalty on or after October 11, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HARDEN RANCH PLAZA

Sources and Uses

Sources			Uses
Original loan amount	$85,400,000	100.0%	Loan payoff(1)	$76,944,575	90.1%
			Reserves	1,343,253	1.6
			Closing costs	711,073	0.8
			Return of equity(2)	6,401,099	7.5
Total Sources	$85,400,000	100.0%	Total Uses	$85,400,000	100.0%

(1)	The Harden Ranch Plaza Property was previously securitized in the WBCMT 2006-C27 transaction.
(2)	Return of equity funds were used towards buying out a previous investor for $16.3 million.

The Property. The Harden Ranch Plaza Property comprises a single-story anchored retail center totaling 421,906 square feet of rentable area and located in Salinas, California. Built by the sponsors from 1991 to 1993 and renovated in 2014, the Harden Ranch Plaza Property is situated on 40.3 acres of land and is shadow anchored by Target (not part of the collateral) and Wal-Mart (not part of the collateral) and anchored by Safeway, Ashley Furniture, Michael’s, Marshalls and In-Shape Health Club. In addition, Ross has a pending lease to take over the current Office Depot space, which has a lease expiring January 31, 2016 (See “Major Tenants” section). The Harden Ranch Plaza Property is divided into a north parcel and south parcel, which are situated on the northwest corner and southwest corner, respectively, of North Main Street and Harden Parkway. The south parcel contains 185,072 square feet and houses Safeway, Office Depot (Ross), In-Shape Health Club and approximately 71,000 square feet of in-line space (“Harden Ranch Plaza South”), while the remainder of the Harden Ranch Plaza Property comprises the north parcel. The Harden Ranch Plaza Property contains a total of 24 buildings, which includes three leased fee tenants that own their improvements (Red Lobster, Olive Garden and BJ’s Restaurant). The Harden Ranch Plaza Property contains 2,225 surface parking spaces, resulting in a parking ratio of 5.3 spaces per 1,000 square feet of rentable area. The Harden Ranch Plaza Property has maintained an average occupancy of 97.5% since 2005, and as of April 3, 2015, the Harden Ranch Plaza Property was 97.5% occupied by 66 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HARDEN RANCH PLAZA

The following table presents certain information relating to the tenancy at the Harden Ranch Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenants – Not Part of Collateral
Walmart	AA/Aa2/AA	130,506	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Target	A-/A2/A	115,300	ANCHOR OWNED – NOT PART OF THE COLLATERAL

Anchor Tenant – Collateral
Safeway	NR/B2/B	52,686	12.5%	$14.80	$779,732	9.4%	$542	3.3%	8/31/2016(4)
Ashley Furniture	NR/NR/NR	53,098	12.6%	$11.23	$596,524	7.2%	$148	10.2%	11/30/2027
Ross(5)	NR/A3/A-	25,258	6.0%	$14.00	$353,612	4.3%	NAP	NAP	1/31/2026
Michael’s	NR/NR/B+	24,113	5.7%	$14.25	$343,525	4.1%	NAV	NAV	3/31/2024
Marshalls	NR/A3/A+	27,000	6.4%	$12.25	$330,750	4.0%	$359	4.3%	1/31/2022
In-Shape Health Club	NR/NR/NR	36,015	8.5%	$7.38	$265,704	3.2%	NAV	NAV	8/31/2022
Total Anchor Tenant – Collateral		218,170	51.7%	$12.24	$2,669,846	32.2%

Major Tenants – Collateral
Party City	NR/NR/NR	12,000	2.8%	$20.79	$249,480	3.0%	$196	12.1%	1/31/2018
Walgreens	NR/Baa2/BBB	14,000	3.3%	$16.70	$233,772	2.8%	$182(6)	11.1%(6)	11/30/2031(7)
Mattress Discounters	NR/NR/NR	7,625	1.8%	$29.02	$221,297	2.7%	$168	21.1%	10/31/2018
AutoZone	BBB/Baa1/BBB	8,004	1.9%	$26.00	$208,128	2.5%	NAV	NAV	1/31/2020
Pet Fun	NR/NR/NR	6,286	1.5%	$32.90	$206,828	2.5%	$306	12.5%	10/31/2015
Factory 2-U	NR/NR/NR	16,000	3.8%	$12.00	$192,000	2.3%	$149	10.8%	5/31/2021
Total Major Tenants – Collateral		63,915	15.1%	$20.52	$1,311,504	15.8%

Non-Major Tenants – Collateral(8)(9)		129,099	30.6%	$33.34	$4,303,771	51.9%

Occupied Collateral Total		411,184	97.5%	$20.15	$8,285,122	100.0%

Vacant Space		10,722	2.5%

Collateral Total(9)		421,906	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent bumps through April 2016, totaling $69,128.
(3)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending December 31, 2014.
(4)	Safeway has six, five-year renewal options.
(5)
Ross has a pending lease for the space that is currently occupied by Office Depot. Office Depot is currently paying annual base rent of $14.64 per square foot and has a lease expiring January 31, 2016, at which point the tenant is expected to vacate. Ross is expected to open for business in June 2016.

(6)	Sales PSF and Occupancy Cost shown for Walgreens exclude pharmacy sales. Total 2014 sales including pharmacy were $6.9 million ($496 per square foot), indicating a 4.1% occupancy cost.
(7)	Walgreens has the right to terminate its lease in November 2016, November 2021 and November 2025 with 12 months’ notice.
(8)	Includes a property management office comprising 1,555 square feet for which a lease is not in-place.
(9)	Includes BJ’s Restaurant, Red Lobster and Olive Garden, which own their improvements and have no associated square footage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HARDEN RANCH PLAZA

The following table presents certain information relating to the historical sales and occupancy costs at the Harden Ranch Plaza Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2012	2013	2014	Current Occupancy Cost
Safeway	$502	$508	$542	3.3%
Ashley Furniture	$134	$142	$148	10.2%
Marshalls	$310	$340	$359	4.3%
Party City	$210	$189	$196	12.1%
Walgreens	$189(2)	$177(2)	$182(2)	11.1%(2)
Mattress Discounters	$145	$151	$168	21.1%
Pet Fun	$275	$291	$306	12.5%
Factory 2-U	$157	$149	$149	10.8%
(1)
Historical Sales (PSF) and Occupancy Costs were provided by the borrower. Tenants who are not required to report sales have been excluded from the chart above. Current Occupancy Cost is based on 2014 sales.

(2)	Walgreens’ sales per square foot and occupancy costs exclude pharmacy sales. Including pharmacy sales, sales per square foot in 2012, 2013 and 2014 were $474, $482 and $496, respectively.

The following table presents certain information relating to the lease rollover schedule at the Harden Ranch Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	8	15,612	3.7%	15,612	3.7%	$517,473	$33.15
2016	7	72,094	17.1%	87,706	20.8%	$1,314,057	$18.23
2017	12	32,778	7.8%	120,484	28.6%	$966,825	$29.50
2018	10	38,080	9.0%	158,564	37.6%	$1,047,632	$27.51
2019	5	7,805	1.8%	166,369	39.4%	$261,144	$33.46
2020	8	29,571	7.0%	195,940	46.4%	$861,803	$29.14
2021	1	16,000	3.8%	211,940	50.2%	$192,000	$12.00
2022(4)	7	77,195	18.3%	289,135	68.5%	$1,239,761	$16.06
2023	1	2,625	0.6%	291,760	69.2%	$137,815	$52.50
2024	2	25,513	6.0%	317,273	75.2%	$387,205	$15.18
2025	0	0	0.0%	317,273	75.2%	$0	$0.00
Thereafter(5)	5	93,911	22.3%	411,184	97.5%	$1,359,408	$14.48
Vacant	0	10,722	2.5%	421,906	100.0%	$0	$0.00
Total/Weighted Average	66	421,906	100.0%			$8,285,122	$20.15

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Annual U/W Base Rent PSF excludes vacant space.
(4)	Includes Red Lobster and Olive Garden, which own their improvements and have no associated square footage.
(5)	Includes a property management office comprising 1,555 square feet for which a lease is not in-place as well as BJ’s Restaurant, which owns its improvements and has no associated square footage.

The following table presents historical occupancy percentages at the Harden Ranch Plaza Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	4/3/2015(2)
97.3%	98.8%	97.2%	97.5%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HARDEN RANCH PLAZA

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Harden Ranch Plaza Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$7,525,627	$7,749,095	$8,010,748	$8,285,122	82.7%	$19.64
Grossed Up Vacant Space	0	0	0	187,278	1.9	0.44
Percentage Rent	0	0	0	0	0.0	0.00
Total Reimbursables	1,921,304	2,072,793	1,936,883	1,953,613	19.5	4.63
Other Income	10,954	9,137	13,021	13,021	0.1	0.03
Less Vacancy & Credit Loss	0	0	0	(423,620)(1)	(4.2)	(1.00)
Effective Gross Income	$9,457,885	$9,831,025	$9,960,653	$10,015,413	100.0%	$23.74

Total Operating Expenses	$2,582,819	$2,624,876	$2,382,294	$2,415,885	24.1%	$5.73

Net Operating Income	$6,875,067	$7,206,149	$7,578,359	$7,599,528	75.9%	$18.01
TI/LC	0	0	0	221,426	2.2	0.52
Capital Expenditures	0	0	0	74,025	0.7	0.18
Net Cash Flow	$6,875,067	$7,206,149	$7,578,359	$7,304,077	72.9%	$17.31

NOI DSCR	1.29x	1.35x	1.42x	1.42x
NCF DSCR	1.29x	1.35x	1.42x	1.37x
NOI DY	8.1%	8.4%	8.9%	8.9%
NCF DY	8.1%	8.4%	8.9%	8.6%

(1)	The underwritten economic vacancy is 5.0%. The Harden Ranch Plaza Property was 97.5% physically occupied as of April 3, 2015.

Appraisal. As of the appraisal valuation date of March 5, 2015, the Harden Ranch Plaza Property had an “as-is” appraised value of $129,000,000.

Environmental Matters. The Phase I environmental assessment dated March 11, 2015 identified a recognized environmental condition pertaining to ground water contamination at the adjacent Shell gas station (not part of the collateral). Per monitoring results from the third and fourth quarter of 2014, various gasoline compounds have migrated on the footprint of the Harden Ranch Plaza Property; however, onsite detections are below levels for vapor intrusion risk. Based on the identification of Shell (rated Aa2/AA by Moody’s/S&P) as the responsible party, detections below levels for vapor intrusion risk and other factors, no further action was recommended.

Market Overview and Competition. The Harden Ranch Plaza Property is located in Salinas, California, approximately 23.0 miles northeast of Monterey and 57.0 miles south of San Jose. The Harden Ranch Plaza Property is situated on North Main Street, a primary thoroughfare through the city of Salinas that has a daily traffic count of approximately 29,000 vehicles. Directly to the west of the Harden Ranch Plaza Property is the Starwood-owned Northridge Mall, which is the largest shopping center in Monterey County, totaling approximately 893,000 square feet and anchored by Macy’s, JCPenney, Sears and Forever 21. According to a third-party market research provider, as of April 2015, Northridge Mall was 99.9% leased. As of 2014, the estimated population within a three- and five-mile radius of the Harden Ranch Plaza Property was 110,938 and 161,975, respectively. The average household income within the same three- and five-mile radii was $61,694 and $63,371, respectively.

According to a third-party market research report, the Harden Ranch Plaza Property is located within the Salinas retail market. As of the first quarter of 2015, the submarket reported a total inventory of 1,722 properties totaling approximately 18.0 million square feet with a 3.3% vacancy rate. The appraiser concluded to the following market rents for the Harden Ranch Plaza Property, all on a triple-net basis: $33.00 per square foot (“PSF”) for spaces less than 1,500 square feet (“SF”); $30.00 PSF for spaces from 1,500 to 3,000 SF; $27.00 PSF for spaces from 3,001 to 5,000 SF; $21.00 PSF for spaces from 5,001 to 10,000 SF; $18.00 PSF for large shop spaces; $27.00-$51.00 PSF for pad sites; $14.40 PSF for junior anchor spaces; and $9.00-$18.00 PSF for anchor spaces. Overall, the appraiser concluded that the in-place rents at the Harden Ranch Plaza Property are approximately 3.3% below market rents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HARDEN RANCH PLAZA

The following table presents certain information relating to some comparable retail properties for the Harden Ranch Plaza Property:

Competitive Set(1)

	Harden Ranch Plaza (Subject)	Edgewater	Sand Dollar Shopping Center	Dunes on Monterey Bay	Boronda Crossing	Westridge Shopping Center
Location	Salinas, CA	Sand City, CA	Sand City, CA	Marina, CA	Salinas, CA	Salinas, CA
Distance from Subject	--	19.8 miles	19.8 miles	12.6 miles	2.5 miles	24.7 miles
Property Type	Power Center	Power Center	Power Center	Power Center	Power Center	Power Center
Year Built/Renovated	1991/2014	1999/NAP	1992/NAP	2007/NAP	2008/NAP	2002/NAP
Anchor Tenants	Walmart (shadow), Target (shadow), Safeway, Ashley, Ross, Michael’s, Marshalls, In-Shape	SaveMart, PetSmart, Target, Ulta, Ross, Sports Authority	Costco, Marshalls, Office Depot	Target, REI, Party City, Michael’s, Best Buy, Old Navy, Kohl’s, Bed Bath & Beyond	Home Depot, Babies R Us, BevMo, Kohl’s	Walmart, Costco, Save Mart, Ross, Dick’s, Office Max, Ethan Allen
Total GLA	421,906 SF	277,537 SF	213,843 SF	343,342 SF	292,786 SF	565,000 SF
Total Occupancy	98%	100%	100%	99%	90%	97%

(1)	Information obtained from the appraisal.

The Borrowers. The borrower is comprised of two tenants-in-common: Salinas Shopping Center Associates Limited Partnership (a California limited partnership) and Harden Ranch Plaza Associates, LLC (a Delaware limited liability company), each of which is a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Harden Ranch Plaza Mortgage Loan. The following parties serve as the guarantors of certain nonrecourse carveouts under the Harden Ranch Plaza Mortgage Loan: Russell R. Pratt, individually and as trustee of the Russell R. Pratt Living Trust; Joan F. Pratt, individually and as trustee of the Joan F. Pratt Living Trust; and John Frederick Goldsmith and Margaret Osborne Goldsmith, individually and as co-trustees of the John Frederick Goldsmith and Margaret Osborne Living Trust.

The Sponsors. The sponsors are Russell R. Pratt, individually and as trustee of the Russell R. Pratt Living Trust; Joan F. Pratt, individually and as trustee of the Joan F. Pratt Living Trust; and John Frederick Goldsmith and Margaret Osborne Goldsmith, individually and as co-trustees of the John Frederick Goldsmith and Margaret Osborne Living Trust. Mr. Pratt and Mr. Goldsmith have over 65 years of combined experience in developing and managing retail centers throughout California. Mr. Pratt has over 35 years of experience in all facets of the retail industry, having developed more than 15 shopping centers totaling over 2.0 million square feet and three self-storage facilities containing over 230,000 square feet. In addition, Mr. Pratt is a former trustee of the International Council of Shopping Centers. Mr. Goldsmith has 30 years of experience in the shopping center industry, including development, leasing, construction and management.

Escrows. The loan documents provide for upfront reserves of $63,104 for taxes, $88,649 for insurance, $200,000 for replacement reserves and $341,500 for general tenant improvements and leasing commissions (“TI/LCs”). Ongoing monthly reserves are required in an amount equal to $63,104 for taxes, $8,059 for insurance, $6,169 for replacement reserves and $18,445 for general TI/LCs (“Leasing Reserve Funds”)(subject to a cap of $683,000, as long as (i) no event of default has occurred and is continuing and (ii) the debt yield is no less than 6.75%). The loan documents do not require monthly escrows for taxes related to the leased premises occupied by Olive Garden, Red Lobster and Safeway as long as long as (a) the respective tenants are not in default under their leases and (b) the borrower provides the lender with timely proof of tax payment.

The loan documents provide for an upfront reserve of $650,000 for costs related to the re-tenanting of the Office Depot space (the “Office Depot/Ross Reserve Funds”). Office Depot’s lease expires on January 31, 2016, and Ross has a pending lease for Office Depot’s space. Any remaining balance in the Office Depot/Ross Reserve Funds will be released to the borrower once Ross, or another replacement tenant acceptable to the lender, is in occupancy of the Office Depot space, open for business and paying full, unabated rent. Ross’ Letter of Intent stipulates a $500,000 tenant improvement allowance, leaving approximately $150,000 of the Office Depot/Ross Reserve Funds for other costs.

Upon the occurrence and continuance of a Safeway Reserve Trigger (as defined below), the borrower must deposit on each monthly payment date an amount equal to the quotient of $780,000 (“Safeway Reserve Cap”) divided by the number of months until the earlier of (i) Safeway’s lease maturity date and (ii) the date on which Safeway will go dark. In addition, the borrower may use up to $342,000 of available Leasing Reserve Funds to achieve the Safeway Reserve Cap, thus reducing the required monthly reserves outlined in the preceding sentence.

A “Safeway Reserve Trigger” will occur upon the earlier of the date on which (i) Safeway gives notice of its election to not extend its lease; (ii) Safeway fails to notify the borrower of its intention to extend its lease at least 180 days prior to its lease expiration dates (August 31, 2016 and August 31, 2021); or (iii) six months prior to the date that Safeway has notified the borrower that it will “go dark”. A Safeway Reserve Trigger will end upon the earlier of the date on which (a) Safeway renews or extends its lease on terms acceptable to the lender; or (b) a replacement tenant acceptable to the lender signs a lease for the Safeway space and such tenant has commenced paying rent.

Lockbox and Cash Management. Upon the occurrence of a Deposit Account Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and cause all rents to be deposited directly into such lockbox account. During a Deposit Account Event Period, and prior to a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HARDEN RANCH PLAZA

account are distributed to the borrower. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled subaccount on a monthly basis.

A “Deposit Account Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt yield falling below 6.75% at the end of any calendar month. A Deposit Account Event Period will expire with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the date that the debt yield is equal to or greater than 6.75% for one calendar month.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt yield falling below 6.50% at the end of any calendar month. A Cash Trap Event Period will expire with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the date that the debt yield is equal to or greater than 6.50% for one calendar month.

Property Management. The Harden Ranch Plaza Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Harden Ranch Plaza Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C28 Certificates.

Partial Release. Following the lockout period, the borrower is permitted to release any of the Release Parcels (as defined below) in connection with a partial defeasance, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to (i) partial defeasance of (1) 120% of the Release Parcel’s allocated loan balance for any of the Release Parcels except for Harden Ranch Plaza South, or (2) for Harden Ranch Plaza South, the quotient of the appraised value of Harden Ranch Plaza South divided by the appraised value of the entire Harden Ranch Plaza Property (both based on then-current appraisals), multiplied by the outstanding balance of the Harden Ranch Plaza Mortgage Loan; (ii) Safeway has exercised its 2016 option to renew its lease; (iii) Office Depot has either renewed or been replaced with an acceptable replacement tenant; (iv) the debt yield with respect to the remaining portion of the Harden Ranch Plaza Property will be no less than the greater of (x) the debt yield immediately prior to the proposed release and (y)(a) 8.50%, if the release occurs on or before April 8, 2018; (b) 9.00%, if the release occurs after April 8, 2018 but on or before April 8, 2020; (c) 9.50%, if the release occurs after April 8, 2020 but on or before April 8, 2022; and (d) 10.0%, if the release occurs after April 8, 2022; (v) the amortizing debt service coverage ratio (based on a 25-year amortization term)(“DSCR”) with respect to the remaining portion of the Harden Ranch Plaza Property will be no less than 1.25x; (vi) the loan-to-value ratio (“LTV”) with respect to the remaining portion of the Harden Ranch Plaza Property will be no greater than 65.0%; and (vii) the lender receives rating agency confirmation from DBRS, KBRA and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C28 Certificates.

The “Release Parcels” include (i) Harden Ranch Plaza South (as defined in the “Property” section), (ii) the Red Lobster pad site, (iii) the Jack in the Box pad site, (iv) the Olive Garden pad site and (v) the AutoZone pad site.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Provided no event of default has occurred and is continuing, the borrower has the right to incur mezzanine financing subject to the satisfaction of certain conditions, including but not limited to (i) the execution of an intercreditor agreement in form and substance acceptable to the lender and each of DBRS, KBRA and Moody’s; (ii) the combined LTV is not greater than 75.0%; (iii) the combined amortizing DSCR is not less than 1.20x (using a 25-year amortization schedule); and (iv) the lender receives rating agency confirmation from DBRS, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C28 Certificates.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Harden Ranch Plaza Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance. A seismic reported dated March 10, 2015 determined that the probable maximum loss at the Harden Ranch Plaza Property was 12.0%. Earthquake insurance is not required.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EASTGATE ONE PHASES I-VII & XII

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EASTGATE ONE PHASES I-VII & XII

805
Eastgate Mall
Nexus Center Drive
Judicial Drive
Towne Center Drive
Eastgate Mall
Westerra Court
4875
4835
4795
4755
4840
4830
4810
4820
4790
4780
4770
4760
9525
9515
9785
9791
9640
9620
9560
9540
9530
9520
9820
9890
Eastgate One Phases I–VII & XII
Eastgate Two Phases VIII–X

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EASTGATE ONE PHASES I-VII & XII

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Eastgate One Phases I-VII & XII

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$75,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance(1):	$75,000,000			Location:	San Diego, CA
% of Initial Pool Balance:	6.4%			Size:	860,513 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$145.26
Borrower Name:	Irvine Eastgate Office I LLC			Year Built/Renovated:	1998/2014
Sponsor:	The Irvine Company LLC			Title Vesting:	Fee
Mortgage Rate:	3.785%			Property Manager:	Self-managed
Note Date:	March 24, 2015			3rd Most Recent Occupancy (As of)(4):	82.1% (6/30/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(4):	79.9% (6/30/2013)
Maturity Date:	April 11, 2025			Most Recent Occupancy (As of)(4):	85.2% (6/30/2014)
IO Period:	60 months			Current Occupancy (As of)(5):	85.3% (3/1/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(4)(6):	$11,351,216 (6/30/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4)(6):	$12,679,687 (6/30/2014)
Call Protection(2):	L(23),GRTR 1% or YM or D(92),O(5)			Most Recent NOI (As of)(6):	$10,887,120 (TTM 1/31/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu
				U/W Revenues(6):	$18,427,881
				U/W Expenses:	$4,645,519
				U/W NOI(6):	$13,782,363
Escrows and Reserves(3):				U/W NCF(6):	$12,465,133
				U/W NOI DSCR(1)(6):	1.98x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1)(6):	1.79x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(1)(6):	11.0%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1)(6):	10.0%
Replacement Reserves	$0	Springing	$791,671	As-Is Appraised Value:	$259,000,000
TI/LC Reserve	$0	Springing	$2,151,595	As-Is Appraisal Valuation Date:	February 25, 2015
Rent Concession Reserve	$330,334	$0	NAP	Cut-off Date LTV Ratio(1):	48.3%
Tenant Specific TI/LC Reserve	$3,552,963	$0	NAP	LTV Ratio at Maturity or ARD(1):	43.6%

(1)
The Eastgate One Loan Combination, with an original principal balance totaling $125,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The controlling Note A-1 had an original balance of $75,000,000, has an outstanding principal balance as of the Cut-off Date of $75,000,000 and will be contributed to the WFCM 2015-C28 Trust. The non-controlling Note A-2 had an original principal balance of $50,000,000 and was contributed to the WFCM 2015-NXS1 Trust. All statistical information related to the balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Eastgate One Loan Combination.

(2)
After the lockout period, the Eastgate One Loan Combination is prepayable for two months with payment of the greater of a yield maintenance premium or prepayment premium equal to 1.0% of the principal amount being prepaid, and then may be (i) defeased or (ii) prepaid with payment of a yield maintenance premium or prepayment premium up to but excluding December 11, 2024.

(3)	See “Escrows” section.
(4)	The borrower reports financials on a fiscal year-end of June 30.
(5)	See “Historical Occupancy” section.
(6)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan is part of a loan combination (the “Eastgate One Phases I-VII & XII Loan Combination”; herein referred to as the “Eastgate One Loan Combination”) that is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering a 16-building office campus located in San Diego, California (the “Eastgate One Phases I-VII & XII Property”; herein referred to as the “Eastgate One Property”). The Eastgate One Loan Combination was originated on March 24, 2015 by Wells Fargo Bank, National Association. The Eastgate One Loan Combination had an original principal balance of $125,000,000, has an outstanding principal balance as of the Cut-off Date of $125,000,000 and accrues interest at an interest rate of 3.785% per annum. The Eastgate One Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination, and thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Eastgate One Loan Combination matures on April 11, 2025. See “Description of the Mortgage Pool—Loan Combinations—The Eastgate One Phases I-VII & XII Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in the Free Writing Prospectus.

Note A-1, which will be contributed to the WFCM 2015-C28 Trust, had an original principal balance of $75,000,000, has an outstanding principal balance as of the Cut-off Date of $75,000,000 and represents the controlling interest in the Eastgate One Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EASTGATE ONE PHASES I-VII & XII

Note A-2 (the “Eastgate One Companion Loan”), which was contributed to the WFCM 2015-NXS1 Trust, had an original principal balance of $50,000,000 and represents the non-controlling interest in the Eastgate One Loan Combination.

Following the lockout period, the borrower has the right to defease (with the exception of the first two months after the lockout period) or prepay the Eastgate One Loan Combination in whole, but not in part, on any date before December 11, 2024, provided, with respect to a prepayment that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Eastgate One Loan Combination is prepayable without penalty on or after December 11, 2024.

Sources and Uses(1)

Sources			Uses
Original loan combination amount	$125,000,000	100.0%	Reserves	$3,883,297	3.1%
			Closings costs	447,086	0.4
			Return of equity	120,669,617	96.5
Total Sources	$125,000,000	100.0%	Total Uses	$125,000,000	100.0%

(1)	The Eastgate One Property was previously unencumbered.

The Property. The Eastgate One Property is a newly-renovated 16-building class B office campus totaling 860,513 square feet located in San Diego, California. The Eastgate One Property is part of the larger “Eastgate Campus”, which also includes the “Eastgate Two Phases VIII-X Property”, defined and detailed later in this Free Writing Prospectus Structural and Collateral Term Sheet and not part of the collateral for the Eastgate One Loan Combination. The Eastgate Campus contains a total of 1,390,949 square feet in 24 buildings and is approximately 88.2% leased.

The sponsor developed 14 of the Eastgate One Property buildings (totaling 733,904 square feet; 85.3% of net rentable area) between 1998 and 2002, which were subsequently renovated in 2013 and 2014. The two additional buildings (totaling 126,609 square feet; 14.7% of net rentable area) were constructed in 1998 and were vacant when purchased by the sponsor in 2014. The borrower’s total cost basis in the Eastgate One Property is $151.4 million. Renovations over the last two years, totaling approximately $2.9 million, include updated entryways, the addition of ten outdoor workspaces, new signage, improved landscaping, a fitness center and outdoor Wi-Fi throughout the campus. According to the appraisal, the sponsor plans to spend an additional $11.9 million in capital expenditures over the next five years at the Eastgate One Property.

The Eastgate One Property is located at the intersection of Eastgate Mall and Towne Centre Drive, approximately 0.6 miles northeast of the Westfield University Towne Center Mall. All 16 buildings on the 64.3-acre site are two stories and amenities include a fitness center, a sand volleyball court, a basketball court, a bocce ball court, putting green, public Wi-Fi, a conference center and outdoor work spaces. The Eastgate One Property has exhibited an average occupancy of 88.2% over the last ten years and has demonstrated the ability to quickly absorb vacant space. The Eastgate One Property has absorbed approximately 430,638 square feet (50.0% of net rentable area) of vacant space since 2013, as a result of two large tenants vacating in 2013 and 2014. Since the beginning of 2014, the sponsor has executed new leases at a weighted average rent of $20.05 per square foot, triple-net. The Eastgate One Property contains 3,191 surface parking spaces, equating to a parking ratio of approximately 3.7 parking spaces per 1,000 square feet of rentable area. As of March 1, 2015 the Eastgate One Property was 85.3% leased by 25 tenants and 77.6% physically occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EASTGATE ONE PHASES I-VII & XII

The following table presents certain information relating to the tenancy at the Eastgate One Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Qualcomm, Inc.	NR/A1/A+	75,900	8.8%	$19.80	$1,502,820	10.4%	3/31/2016
Lytx, Inc.	NR/NR/NR	76,141	8.8%	$18.84	$1,434,496	9.9%	12/31/2024	(3)
Agena Bioscience(4)	NR/NR/NR	55,558	6.5%	$24.00	$1,333,392	9.2%	12/31/2021
Oracle America, Inc.	A+/A1/A+	63,412	7.4%	$20.82(5)	$1,320,530(5)	9.1%	9/30/2021	(6)
Epsilon Data Management, LLC (Alliance Data Systems)(7)	NR/NR/NR	47,559	5.5%	$21.34(7)	$1,014,790(7)	7.0%	7/31/2020
L-3 Communications Corporation	BBB-/NR/BBB-	48,293	5.6%	$15.72	$759,166	5.2%	7/31/2017
Total Major Tenants		366,863	42.6%	$20.08	$7,365,194	50.8%

Non-Major Tenants(8)		367,205	42.7%	$19.42(8)	$7,131,948	49.2%

Occupied Collateral Total		734,068	85.3%	$19.75	$14,497,143	100.0%

Vacant Space		126,445	14.7%

Collateral Total		860,513	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include rent averaging and contractual rent steps through April 30, 2016 totaling $805,942.
(3)
Lytx, Inc. has the one-time right to terminate its lease on January 1, 2022 with 12 months’ notice and payment of two months of then current rent and all unamortized tenant improvements and leasing commissions.

(4)	Agena Bioscience is expected to be in occupancy and paying rent by January 1, 2016.
(5)
The Annual U/W Base Rent and Annual U/W Base Rent PSF for Oracle America, Inc. represent the tenant’s average rent over the lease term. The tenant’s current in-place rent is $18.00 per square foot or $1,141,416.

(6)
Oracle America, Inc. has the one-time right to terminate its lease on October 1, 2019 with 12 months’ notice and payment of two months of then current rent and all unamortized tenant improvements and leasing commissions.

(7)
Epsilon Data Management, LLC recently expanded by 15,853 square feet. They are currently occupying and paying $18.84 per square foot on 31,706 square feet (3.7% of net rentable area), but are not in occupancy and paying rent on their 15,853 square foot (1.8% of net rentable area) expansion space. They will begin paying full rent of $975,911 ($20.52 per square foot) on the entire 47,559 square foot space in August 2016. A reserve of $817,856 was taken for outstanding tenant improvement costs. The Annual U/W Base Rent and Annual U/W Base Rent PSF for Epsilon Data Management, LLC represent the tenant’s average rent over the lease term.

(8)	Non-Major Tenants includes a 6,091 square foot fitness center, for which no rent was underwritten. The Non-Major Tenants Annual U/W Base Rent PSF is $19.75 per square foot excluding this space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EASTGATE ONE PHASES I-VII & XII

The following table presents certain information relating to the lease rollover schedule at the Eastgate One Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	2	22,612	2.6%	22,612	2.6%	$335,040	$14.82
2016	3	97,997	11.4%	120,609	14.0%	$1,977,464	$20.18
2017	5	104,804	12.2%	225,413	26.2%	$1,819,515	$17.36
2018	6	76,167	8.9%	301,580	35.0%	$1,539,680	$20.21
2019	4	74,199	8.6%	375,779	43.7%	$1,435,643	$19.35
2020	4	130,523	15.2%	506,302	58.8%	$2,609,607	$19.99
2021	2	118,970	13.8%	625,272	72.7%	$2,653,922	$22.31
2022	1	22,097	2.6%	647,369	75.2%	$444,718	$20.13
2023	0	0	0.0%	647,369	75.2%	$0	$0.00
2024	2	76,141	8.8%	723,510	84.1%	$1,434,496	$18.84
2025	1	10,558	1.2%	734,068	85.3%	$247,057	$23.40
Thereafter	0	0	0.0%	734,068	85.3%	$0	$0.00
Vacant	0	126,445	14.7%	860,513	100.0%	$0	$0.00
Total/Weighted Average	30	860,513	100.0%			$14,497,143	$19.75

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Eastgate One Property:

Historical Occupancy

6/30/2012(1)	6/30/2013(1)	6/30/2014(1)	3/1/2015(2)
82.1%	79.9%	85.2%	85.3%

(1)	Information obtained from the borrower. The borrower reports on a fiscal year-end of June 30.
(2)
Information obtained from the underwritten rent roll. Current Occupancy includes Agena Bioscience (55,558 square feet; 6.5% of net rentable area), which recently entered into a lease and is expected to be in occupancy and paying rent by January 1, 2016, and Cogent Communications, Inc. (10,558 square feet; 1.2% of net rentable area), which recently entered into a lease but is not yet in occupancy or paying rent. A reserve of $250,213 was taken for outstanding tenant improvements and leasing commissions for Cogent Communications, Inc. Current Occupancy excluding these tenants is 77.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EASTGATE ONE PHASES I-VII & XII

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Eastgate One Property:

Cash Flow Analysis

	2012(1)(2)	2013(1)(2)(3)	2014(1)(3)(4)	TTM 1/31/2015(4)	U/W(4)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$14,153,279	$12,440,738	$13,150,091	$11,728,179	$14,497,143(5)	78.7%	$16.85
Grossed Up Vacant Space	0	0	0	0	2,807,079	15.2	3.26
Total Reimbursables	2,974,661	2,990,126	3,519,549	3,339,678	3,801,804	20.6	4.42
Other Income	114,191	123,481	127,055	11,606	128,935	0.7	0.15
Less Vacancy & Free Rent	(7,676)	(636,599)	(329,928)	0	(2,807,079)(6)	(15.2)	(3.26)
Effective Gross Income	$17,234,455	$14,917,746	$16,466,767	$15,079,463	$18,427,881	100.0%	$21.41

Total Operating Expenses	$3,464,804	$3,566,530	$3,787,080	$4,192,343	$4,645,519	25.2%	$5.40

Net Operating Income	$13,769,651	$11,351,216	$12,679,687	$10,887,120	$13,782,363	74.8%	$16.02
TI/LC	0	0	0	0	921,394	5.0	1.07
Capital Expenditures	0	0	0	0	395,836	2.1	0.46
Net Cash Flow	$13,769,651	$11,351,216	$12,679,687	$10,887,120	$12,465,133	67.6%	$14.49

NOI DSCR(7)	1.97x	1.63x	1.82x	1.56x	1.98x
NCF DSCR(7)	1.97x	1.63x	1.82x	1.56x	1.79x
NOI DY(7)	11.0%	9.1%	10.1%	8.7%	11.0%
NCF DY(7)	11.0%	9.1%	10.1%	8.7%	10.0%

(1)	The borrower reports financials on a fiscal year-end of June 30.
(2)
The decrease in Effective Gross Income from 2012 to 2013 was due to three single-tenant buildings totaling 180,718 square feet (21.0% of net rentable area) becoming vacant from October 2012 to March 2013.

(3)	The increase in Effective Gross Income from 2013 to 2014 was due to the lease-up of approximately 113,433 square feet (13.2% of net rentable area) in 2014.
(4)
The increase in Effective Gross Income from 2014 and TTM 1/31/2015 to Underwritten is due to new leasing activity totaling approximately 188,227 square feet (21.9% of net rentable area) and rent averaging and contractual rent steps through April 30, 2016 totaling $805,942. TTM 1/31/2015 Effective Gross Income was also lower due to LPL Financial vacating approximately 203,248 square feet (23.6% of net rentable area) in May 2014.

(5)
Base Rent includes $1,333,392 in underwritten rent attributed to Agena Bioscience, which has a signed lease and is expected to be in occupancy and paying rent by January 1, 2016. The U/W NOI and NCF DSCR excluding the Agena Bioscience lease are 1.75x and 1.57x, respectively.

(6)	The underwritten economic vacancy is 16.2%. The Eastgate One Property was 85.3% leased (including Agena Bioscience, which is not yet in occupancy) and 77.6% physically occupied as of March 1, 2015.
(7)	DSCRs and debt yields are based on the Eastgate One Loan Combination.

Appraisal. As of the appraisal valuation date of February 25, 2015, the Eastgate One Property had an “as-is” appraised value of $259,000,000. The appraiser also concluded to an “as-stabilized” value of $290,000,000 as of March 1, 2017. The “as-stabilized” value assumes a stabilized occupancy of 95.0%.

Environmental Matters. According to the Phase I environmental report dated February 27, 2015, there was no evidence of any recognized environmental conditions at the Eastgate One Property.

Market Overview and Competition. The Eastgate One Property is located in San Diego, California, at the intersection of Eastgate Mall and Towne Centre Drive, directly west of Interstate 805, the major north-south highway in Southern California, and approximately 1.8 miles east of Interstate 5. The Eastgate One Property is part of the larger Eastgate Campus, a 24-building, 113.6-acre office campus owned and operated by the Irvine Company. The Eastgate One Property is located in the east portion of the University Towne Center (“UTC”) mixed-use area, which is generally situated east of Interstate 5, west of Interstate 805, and north of State Route 52 in north-central suburban San Diego, approximately 13.4 miles north of the San Diego central business district. The Eastgate One Property is located 0.6 miles northeast of Westfield UTC mall, a 1.1 million square foot super-regional mall with 150 retail tenants, including anchors Sears, Nordstrom and Macy’s. According to the appraisal, the mall underwent a major renovation in 2012, and it is expected to undergo a second phase over the next three years, the plan for which includes a new 330,000 square foot Nordstrom, luxury and high fashion retailers, ten restaurants and a new parking structure along Genesee Avenue. The $600.0 million project is scheduled for opening in the Fall of 2016. Other major commercial demand generators include the University of California – San Diego (2.3 miles west), with an enrollment of 30,310 students (as of Fall 2013), and considered one of the top ranked public research universities in the United States by a leading publication in 2014, and Marine Corps Air Station Miramar (4.1 miles east), an air field that is home to the 3rd Marine Aircraft Wing.

According to the appraisal, the Eastgate One Property is located in the UTC office submarket, the financial center for a larger business area known as the Golden Triangle. Much of the newer development in the area has consisted of high density office, commercial and residential uses, primarily within the Golden Triangle area. Located within the San Diego office market, the UTC office submarket comprised approximately 6.6 million square feet of office space as of the fourth quarter of 2014 and accounted for approximately 8.9% of San Diego’s office inventory. The Irvine Company currently owns and operates 3.7 million square feet of office space in the UTC office submarket, exhibiting an average occupancy rate of approximately 94.0% as of December 2014. The UTC office submarket exhibited 2014 net absorption of 454,865 square feet, the largest amount of any San Diego submarket and double that of the next closest submarket. As of the fourth quarter of 2014, the submarket occupancy rate was 88.0% for all space and 78.9% for class B space (both vacancy rates include approximately 288,224 square feet that is 100.0% vacant and is not being actively marketed for lease; excluding these vacant buildings results in a submarket occupancy rate of 86.9% for class B space), with a current average asking rent within the submarket of $29.16 per square foot for all space, and $28.08 per square foot for class B space, on a full-service gross basis. Deducting the appraiser’s assumption of $6.94 per square foot for reimbursements, the average triple-net rents equate to $22.22 per square foot

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EASTGATE ONE PHASES I-VII & XII

and $21.14 per square foot, respectively. Average rent in the submarket has increased 9.2% year-over-year (December 2013 to December 2014). The appraiser’s competitive set exhibited an average occupancy of 90.5%.

The following table presents certain information relating to comparable office properties for the Eastgate One Property:

Competitive Set(1)

	Eastgate One Phases I-VII & XII (Subject)	Eastgate Two Phases VII-X	Centrewest Plaza	Sorrento Gateway	Fieldstone Plaza
Location	San Diego, CA	San Diego, CA	San Diego, CA	San Diego, CA	San Diego, CA
Distance from Subject	--	0.1 miles	1.2 miles	1.1 miles	1.0 miles
Property Type	Office	Office	Office	Office	Office
Year Built/Renovated	1998/2014	1998/2013	1990/NAV	2008/NAV	1986/NAV
Stories	2	2-3	3	2	2
Total GLA	860,513 SF	530,436 SF	195,584 SF	228,254 SF	86,684 SF
Total Occupancy	85%	93%	87%	100%	82%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Irvine Eastgate Office I LLC, a Delaware limited liability company which is a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Eastgate One Loan Combination. Spectrum Office Properties II LLC is the guarantor of certain nonrecourse carveouts under the Eastgate One Loan Combination.

The Sponsor. The sponsor is The Irvine Company, LLC (“Irvine Company”). Irvine Company was established in 1864 and is a diversified, privately held real-estate investment company and master-planner, which was largely responsible for the stewardship and master-planning of the City of Irvine in Orange County, California, which was incorporated in 1971. As of December 31, 2014, Irvine Company’s investment portfolio totals approximately 98 million square feet and includes 500 office buildings totaling 38.2 million square feet, 129 multifamily properties totaling over 50,000 units, 41 retail properties totaling 8.4 million square feet and three resort properties totaling 1,163 rooms, primarily located in Southern California. In addition, within Orange County, California, the Irvine Company owns and manages an extensive unencumbered land bank currently fully entitled for commercial, retail, multifamily and single-family development. Spectrum Office Properties II LLC, an affiliate of the sponsor, also serves as the guarantor of certain nonrecourse carveouts for the Eastgate Two Phases VIII-X Loan Combination.

Escrows. The loan documents provide for upfront reserves in the amount of $330,334 for rent concessions ($228,424 for Lytx and $101,910 for Kyocera) and $3,552,963 for outstanding tenant improvements and leasing commissions ($2,219,420 for Oracle, $817,856 for Epsilon Data Management, LLC, $250,013 for Cogent Communications, Inc., $228,585 for Kyocera, $31,239 for BioTheranostics and $5,849 for Lytx). The loan documents do not require monthly escrows for real estate taxes as long as (i) no DSCR Trigger Event Period (as defined below) exists and (ii) the borrower provides the lender with timely proof of payment of real estate taxes. The loan documents do not require monthly escrows for insurance as long as (i) no DSCR Trigger Event Period exists; (ii) the Eastgate One Property is insured under an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the required policies and timely proof of payment of the insurance premiums when due. The loan documents do not require monthly escrows for capital expenditures or tenant improvements and leasing commissions as long as no DSCR Trigger Event Period exists. Upon the occurrence of a DSCR Trigger Event Period, monthly reserves of $32,986 for capital expenditures (capped at $791,691) and $89,650 for tenant improvements and leasing commissions (capped at $2,151,595) shall be required. A “DSCR Trigger Event Period” will commence upon (i) an event of default or (ii) the amortizing debt service coverage ratio falling below 1.20x at the end of any calendar quarter. A DSCR Trigger Event Period will be cured upon the (i) cure of such event of default and (ii) the amortizing debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters.

Lockbox and Cash Management. The Eastgate One Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within three business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Trap Event Period, all funds are swept on a daily basis to a lender-controlled cash management account. In addition, during a Cash Trap Event Period, after application to various reserves, if the excess cash flow held by the lender is greater than six months of debt service payments, any excess cash flow will be disbursed to the borrower.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence of an event of default or (ii) the amortizing debt service coverage ratio falling below 1.10x at the end of any calendar quarter. A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default and with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters.

Property Management. The Eastgate One Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Eastgate One Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EASTGATE ONE PHASES I-VII & XII

strength and general business standing; (ii) execution of a recourse guaranty (which includes an environmental indemnity) by an affiliate of the transferee; and (iii) rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C28 Certificates and similar confirmations from each rating agency rating any securities backed by the Eastgate One Companion Loan with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Additional Indebtedness. The loan documents permit the pledge of a direct or indirect interest in an upper tier entity (Spectrum Office Properties II LLC or its affiliated owners) and non-controlling interests in the borrower if the pledgor owns a direct or indirect interest in real property other than the Eastgate One Property, subject to certain additional conditions, including no change of control to the parties other than Spectrum Office Properties II LLC or its affiliates.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Eastgate One Property; provided, however, if the Terrorism Risk Insurance Program Reauthorization Act is discontinued or not renewed, the borrower will not be required to pay annual premiums in excess of two times the amount for a standalone all risk policy. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report dated February 27, 2015 indicated a probable maximum loss of 9.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RPC NORTHEAST STORAGE PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RPC NORTHEAST STORAGE PORTFOLIO

Quakertown
Perkasie
Reading
Doylestown
Chalfont
Harleysville
Pottstown
Montgomeryville
Lansdale
North Wales
Newtown
New Morgan
PENNSYLVANIA
Horsham
Phoenixville
Norristown
VALLEY FORGE NATL. HISTORIC PARK
King of Prussia
Abington
Conshohocken
Exton
Radnor
Wayne
Malvern
Downingtown
Ardmore
Coatesville
West Chester
PHILADELPHIA
Broomall
Media
Pennsauken
Springfield
CAMDEN
Kennett Square
Chester Heights
Cherry Hill
Chester
Woodbury
Gloucester Township
Hockessin
NEW JERSEY
DELAWARE
Deptford
Newark
WILMINGTON
Swedesboro

CATSKILL STATE PARK
Carbondale
Monticello
NEW YORK
Poughkeepsie
Newburgh
Scranton
Port Jervis
Middletown
Wilkes-Barre
DELAWARE STATE FOREST
DELAWARE WATER GAP NATL. RECR. AREA
New City
Tannersville
East Stroudsburg
Hazleton
Hopatcong
Paterson
Paramus
Fort Lee
PENNSYLVANIA
Newark
NEW YORK
Jersey City
Pottsville
Easton
Allentown
Elizabeth
Bethlehem
NEW JERSEY
New Brunswick
Reading
Princeton
Long Branch
Pottstown
Lansdale
Trenton
Freehold
Norristown
Lancaster
PHILADELPHIA

RPC Northeast Storage Portfolio		
1	1008 Greenhill Road	West Chester, PA
2	4600 Edges Mill Road	Downingtown, PA
3	154 Leaders Heights Road	York, PA
4	76 Wormans Mill Ct	Frederick, MD
5	321 West Uwchlan Avenue	Downingtown, PA
6	3950 West Jonathan Drive	Bloomington, IN
7	202-324 Dartmouth	East Stroudsburg, PA
8	115 Wormans Mill Ct	Frederick, MD
9	329 West Butler Avenue	Chalfont, PA
10	2440 O'Bryan Boulevard	Owensboro, KY
11	173 Stanhope Sparta Road	Hopatcong, NJ
12	7315 Industry Ln	Frederick, MD
13	5630 Linglestown Road	Harrisburg, PA
14	1030 Reeves Street	Dunmore, PA
15	2199 Parklyn Drive	York, PA
16	900 Vogelsong Road	York, PA
17	153 Pumping Station Road	Hanover, PA
18	10 Roller Circle	Hanover, PA

Urbana
Danville
Crawfordsville
Anderson
Noblesville
Carmel
Fishers
INDIANAPOLIS
Richmond
Greencastle
OHIO
Mooresville
Greenwood
Terre Haute
Charleston
Franklin
Hamilton
INDIANA
Bloomington
Edinburgh
Columbus
CINCINNATI
Robinson
Linton
ILLINOIS
Seymour
Covington
Madison
Washington
Scottsburg
Vincennes
Mt. Carmel
Princeton
Huntingburg
New Albany
Charlestown
La Grange
Frankfort
LOUISVILLE
Jeffersontown
LEXINGTON
Mount Vernon
Evansville
Tell City
Henderson
Owensboro
KENTUCKY
Harrodsburg
Elizabethtown
Danville
Leitchfield
Madisonville
Central City
Campbellsville

McVeytown
New Bloomfield
East Rutherford
PENNSYLVANIA
Linglestown
Myerstown
Lebanon
Harrisburg
Hershey
Cornwall
Carlisle
Newville
Elizabethtown
Mt. Holly Springs
Dillsburg
Shippensburg
Lancaster
Lake Meade
Dover
Columbia
York
Willow Street
Chambersburg
Spry
Gettysburg
Airville
Hanover
Waynesboro
New Freedom
Stewartstown
Whiteford
Hagerstown
Taneytown
Thurmont
Hampstead
Jarrettsville
Westminister
MARYLAND
Boonsboro
Cockeysville
Bel Air
Frederick
Middletown
Eldersburg
Towson
Edgewood
Ballenger Creek
Brunswick
Damascus
Ellicott City
BALTIMORE
Lovettsville
Catonsville
Dundalk
VA
Germantown
Columbia

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – RPC Northeast Storage Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Self Storage
Original Principal Balance:	$69,000,000			Specific Property Type:	Self Storage
Cut-off Date Principal Balance:	$69,000,000			Location:	Various – See Table
% of Initial Pool Balance:	5.9%			Size:	1,028,476 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$67.09
Borrower Names(1):	Various			Year Built/Renovated:	Various – See Table
Sponsors:	William H. Flaherty; Greg Bates			Title Vesting:	Fee
Mortgage Rate:	3.880%			Property Manager:	Extra Space Management Inc.
Note Date:	April 2, 2015			3rd Most Recent Occupancy (As of):	83.8% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	86.5% (12/31/2013)
Maturity Date:	April 11, 2025			Most Recent Occupancy (As of):	89.0% (12/31/2014)
IO Period:	120 months			Current Occupancy (As of):	90.4% (1/31/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$6,117,398 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$6,670,835 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$6$6,719,647 (TTM 1/31/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$11,681,103
				U/W Expenses:	$5,082,115
				U/W NOI:	$6,598,989
Escrows and Reserves(2):				U/W NCF:	$6,444,717
				U/W NOI DSCR:	2.42x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	2.37x
Taxes	$417,031	$94,103	NAP	U/W NOI Debt Yield:	9.6%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	9.3%
Replacement Reserves	$0	$8,571	$308,556	As-Is Appraised Value:	$106,770,000
Deferred Maintenance	$279,330	$0	NAP	As-Is Appraisal Valuation Date(3):	Various
Environmental Reserve	$3,750	$0	NAP	Cut-off Date LTV Ratio:	64.6%
Amortization Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	64.6%

(1)	The borrower comprises 18 separate limited liability companies.
(2)	See “Escrows” section.
(3)	The As-Is Appraisal Valuation Dates range from February 12, 2015 to February 20, 2015.

The Mortgage Loan. The mortgage loan (the “RPC Northeast Storage Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering 18 self storage properties totaling 1,028,476 square feet which are located in five states (the “RPC Northeast Storage Portfolio Properties”). The RPC Northeast Storage Portfolio Mortgage Loan was originated on April 2, 2015 by Wells Fargo Bank, National Association. The RPC Northeast Storage Portfolio Mortgage Loan had an original principal balance of $69,000,000, has an outstanding principal balance as of the Cut-off Date of $69,000,000 and accrues interest at an interest rate of 3.880% per annum. The RPC Northeast Storage Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the  Cut-off Date, and requires interest-only payments through the term of the RPC Northeast Storage Portfolio Mortgage Loan. The RPC Northeast Storage Portfolio Mortgage Loan matures on April 11, 2025.

Following the lockout period, the borrower has the right to defease the RPC Northeast Storage Portfolio Mortgage Loan in whole, or in part (see “Partial Release” section), on any date before January 11, 2025. In addition, the RPC Northeast Storage Portfolio Mortgage Loan is prepayable without penalty on or after January 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RPC NORTHEAST STORAGE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$69,000,000	63.3%	Purchase price	$106,500,000	97.7%
Sponsors’ new cash contribution	40,040,238	36.7	Reserves	700,111	0.6
			Closing costs	1,840,127	1.7
Total Sources	$109,040,238	100.0%	Total Uses	$109,040,238	100.0%

The Properties. The RPC Northeast Storage Portfolio Properties comprise 18 self storage properties totaling 1,028,476 square feet, which are located in five states: Pennsylvania (12), Maryland (3), Indiana (1), Kentucky (1) and New Jersey (1). The RPC Northeast Storage Portfolio Properties were constructed between 1981 and 2005, and one of the properties was renovated in 2004. As of January 31, 2015, the RPC Northeast Storage Portfolio Properties were 90.4% occupied.

The following table presents certain information relating to the RPC Northeast Storage Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occu- pancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated LTV
1008 Greenhill Road – West Chester, PA	$9,850,000	14.3%	89.8%	2000/NAP	95,192	$15,180,000	64.9%
4600 Edges Mill Road – Downingtown, PA	$6,415,000	9.3%	90.1%	1985/NAP	73,978	$9,870,000	65.0%
154 Leaders Heights Road – York, PA	$5,128,000	7.4%	91.9%	1989/NAP	85,289	$7,890,000	65.0%
76 Wormans Mill Court – Frederick, MD	$4,940,000	7.2%	92.4%	2001/NAP	52,885	$7,600,000	65.0%
321 West Uwchlan Ave – Downingtown, PA	$4,836,000	7.0%	90.8%	2000/NAP	57,207	$7,440,000	65.0%
3950 West Jonathan Dr. – Bloomington, IN	$4,404,000	6.4%	92.7%	1997/2004	54,230	$6,780,000	65.0%
202, 234 Dartmouth; 9073 Franklin Hill Road – East Stroudsburg, PA	$4,368,000	6.3%	94.2%	1988/NAP	83,343	$6,720,000	65.0%
115 Wormans Mill Court – Frederick, MD	$4,200,000	6.1%	89.2%	1997/NAP	49,901	$6,760,000	62.1%
329 West Butler Avenue – Chalfont, PA	$3,737,000	5.4%	93.0%	1989/NAP	48,663	$5,750,000	65.0%
2440 O’Bryan Boulevard – Owensboro, KY	$3,542,000	5.1%	91.3%	2000/NAP	66,506	$5,450,000	65.0%
173 Stanhope Sparta Rd. – Andover, NJ	$3,315,000	4.8%	89.8%	2002/NAP	49,910	$5,100,000	65.0%
7315 Industry Lane – Frederick, MD	$3,289,000	4.8%	91.8%	1993/NAP	45,369	$5,060,000	65.0%
5630 Linglestown Road – Harrisburg, PA	$3,100,000	4.5%	91.3%	2005/NAP	35,625	$5,050,000	61.4%
1030 Reeves Street – Dunmore, PA	$2,346,000	3.4%	87.5%	1982/NAP	42,091	$3,610,000	65.0%
2199 Parklyn Drive – York, PA	$1,729,000	2.5%	86.9%	1998/NAP	47,133	$2,660,000	65.0%
900 Vogelsong Road – York, PA	$1,358,000	2.0%	80.5%	1989/NAP	61,135	$2,090,000	65.0%
153 Pumping Station Road – Hanover, PA	$1,280,000	1.9%	89.5%	1981/NAP	41,969	$1,970,000	65.0%
10 Roller Circle – Hanover, PA	$1,163,000	1.7%	92.3%	1989/NAP	38,050	$1,790,000	65.0%
Total/Weighted Average	$69,000,000	100.0%	90.4%		1,028,476	$106,770,000	64.6%

The following table presents historical occupancy percentages at the RPC Northeast Storage Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	1/31/2015(2)
83.8%	86.5%	89.0%	90.4%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RPC NORTHEAST STORAGE PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the RPC Northeast Storage Portfolio Properties:

Cash Flow Analysis

	2013	2014	TTM 1/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$10,764,606	$11,456,551	$11,524,361	$11,215,032	96.0%	$10.90
Grossed Up Vacant Space	0	0	0	1,228,680	10.5	1.19
Less Concessions & Credit Loss	(610,746)	(602,086)	(607,204)	(607,204)	(5.2)	(0.59)
Other Income	716,085	763,811	766,983	763,947	6.5	0.74
Less Vacancy	0	0	0	(919,351)(1)	(7.9)	(0.89)
Effective Gross Income	$10,869,945	$11,618,275	$11,684,139	$11,681,103	100.0%	$11.36

Total Operating Expenses	$4,752,547	$4,947,441	$4,964,492	$5,082,115	43.5%	$4.94

Net Operating Income	$6,117,398	$6,670,835	$6,719,647	$6,598,989	56.5%	$6.42
Capital Expenditures	0	0	0	154,271	1.3	0.15
Net Cash Flow	$6,117,398	$6,670,835	$6,719,647	$6,444,717	55.2%	$6.27

NOI DSCR	2.25x	2.45x	2.47x	2.42x
NCF DSCR	2.25x	2.45x	2.47x	2.37x
NOI DY	8.9%	9.7%	9.7%	9.6%
NCF DY	8.9%	9.7%	9.7%	9.3%

(1)	The underwritten economic vacancy is 7.4%. As of January 31, 2015, the RPC Northeast Storage Portfolio Properties were 90.4% physically occupied.

Appraisal. As of the appraisal valuation dates ranging from February 12, 2015 to February 20, 2015, the RPC Northeast Storage Portfolio Properties had an aggregate “as-is” appraised value of $106,770,000.

Environmental Matters. According to the Phase I environmental reports dated from January 27, 2015 to February 18, 2015, there was no evidence of any recognized environmental conditions at 17 of the RPC Northeast Storage Portfolio Properties.

At the 10 Roller Circle (Hanover, Pennsylvania) property, the Phase I environmental assessment identified a recognized environmental condition related to a leaking underground storage tank (“LUST”) at an adjacent property. However, the assessment noted that the concentration of contaminants does not represent a vapor intrusion, and active remediation is underway. Therefore, no further action was recommended.

The Borrower. The borrower comprises 18 separate Delaware limited liability companies, each of which is a single purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the RPC Northeast Storage Portfolio Mortgage Loan. RPC Reliance, LLC (“RPC”) is the guarantor of certain nonrecourse carveouts under the RPC Northeast Storage Portfolio Mortgage Loan.

The Sponsors. The sponsors are William H. Flaherty and Greg Bates, who serve as the President & CEO and Senior Vice President, respectively, of Rosewood Property Company (“Rosewood”). Headquartered in Dallas, Texas, Rosewood specializes in commercial real estate development, investment and management. As of April 2015, Rosewood’s commercial real estate portfolio comprised Rosewood Court (415,000 square feet of office and retail in Dallas, Texas), Custer Court (a 120,000 square foot suburban office building in Richardson, Texas), Heritage Creekside (a 122-acre mixed-use master plan project in Plano, Texas), Elevation at County Line Station (a 265-unit multifamily development in Denver, Colorado), Lovers Lane Apartments (a 336-unit multifamily project in Dallas, Texas), Alexan Shadow Creek (a 392-unit multifamily development in Pearland, Texas), Ventura Ridge Apartments (a 336-unit multifamily development in San Antonio, Texas) and seven self storage properties in three states (in addition to the RPC Northeast Storage Portfolio Properties). Rosewood disclosed six loans totaling approximately $26.8 million and one loan with an unknown loan balance that resulted in foreclosures or deeds-in-lieu of foreclosure in December 1991. See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront reserves of $417,031 for taxes, $279,330 for deferred maintenance and $3,750 for an environmental reserve for radon testing and remediation at the 154 Leaders Heights Road property (suggested by the Phase I environmental report but not classified as a recognized environmental condition). The loan documents also provide for ongoing monthly reserves of $94,103 for taxes and $8,571 for replacement reserves (subject to a cap of $308,556, as long as (i) no event of default has occurred and is continuing and (ii) the borrower adequately maintains the RPC Northeast Storage Portfolio Properties). Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums; and (iii) the RPC Northeast Storage Portfolio Properties are covered by an acceptable blanket insurance policy.

The RPC Northeast Storage Portfolio Mortgage Loan is also structured with an amortization reserve account. During an Amortization Deposit Period (as defined below), the borrower is required to make monthly deposits into the amortization reserve account, as outlined in the amortization schedule in the loan agreement. The scheduled payments outlined in the amortization schedule are equivalent to the hypothetical principal payments assuming the RPC Northeast Storage Portfolio Mortgage Loan had a 30-year amortization period (with the same 3.880% interest rate).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RPC NORTHEAST STORAGE PORTFOLIO

An “Amortization Deposit Period” is defined as any period on or after May 11, 2020, commencing upon the debt yield being less than 10.0% at the end of any calendar month and ending when the debt yield is equal to or greater than 10.5% for three consecutive calendar months.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower is required to establish a lender-controlled lockbox account and direct all tenants to deposit all rents directly into such lockbox account. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow subaccount on a monthly basis.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; or (ii) the amortizing debt service coverage ratio (based on a 30-year amortization schedule) (“Amortizing DSCR”) being less than 1.20x at the end of any calendar month. A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the Amortizing DSCR being equal to or greater than 1.30x for two consecutive calendar quarters.

Property Management. The RPC Northeast Storage Portfolio Properties are managed by Extra Space Management Inc.

Assumption. The borrower has a two-time right to transfer the RPC Northeast Storage Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C28 Certificates.

Partial Release. Following the lockout period, the borrower is permitted to release any constituent properties, in connection with a bona fide sale to an unaffiliated third party, subject to certain conditions, including (i) a partial defeasance of 115% of the released property’s allocated loan amount; (ii) the Amortizing DSCR with respect to the remaining properties will be no less than the greater of (x) the Amortizing DSCR immediately prior to the release and (y) 1.65x (the Amortizing DSCR at the time of origination); and (iii) the loan-to-value ratio (“LTV”) with respect to the remaining properties will be equal to or less than the lesser of (a) the LTV immediately prior to the release and (b) 64.6%.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the RPC Northeast Storage Portfolio Properties(provided that the borrower is not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption coverage if TRIPRA is no longer in effect), as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EASTGATE TWO PHASES VIII-X

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EASTGATE TWO PHASES VIII-X

805
4840
4830
4790
4780
4770
4760
4810
4820
9525
Eastgate Mall
Nexus Center Drive
Judicial Drive
Towne Center Drive
Eastgate Mall
Westerra Court
Eastgate Two Phases VIII–X
Eastgate One Phases I–VII & XII

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EASTGATE TWO PHASES VIII-X

Eastgate Two Phases VIII-X
4760, 4770, 4780, 4790, 4840, 4810, 4820 & 4830 Eastgate Mall
San Diego, CA 92121
Carmel Valley
Carmel Valley Rd
COASTER COMMUTER RAIL
S21
5
56
El Camino Real
Carmel Mtn. Rd
Torrey Pines State Reserve
Los Peñasquitos Canyon Preserve
N. Torrey Pines Rd
Torrey Pines Golf Course
Sorrento Valley Blvd
SORRENTO VALLEY
805
Torrey Pines
Scripps Green Hospital
SCIENCE CENTER DRIVE
Qualcomm
Genesee Ave
SAN DIEGO COUNTY
Salk Institute
Scripps Memorial Hospital-La Jolla
Miramar
Pacific Ocean
University of California San Diego
San Diego Fwy
Eastgate Mall
Miramar Rd
UCSD Thornton Hospital
UCSD School of Medicine
VA Medical Center
Drive
La Jolla Village
Southwest Fisheries Science Ctr.
Scripps Institute of Oceanography
MIRAMAR NATIONAL CEMETERY
Nobel Dr
Westfield University Towne Ctr.
Regents Rd
La Jolla Shores Dr
Birch Aquarium
Costa Verde Shopping Center
Nobel Dr
USMC Air Station Miramar
La Jolla Village Square
Rd
Genesee Ave
Jacob Dekema
University City
Torrey Pines
Gilman Dr
La Jolla Bay
Governor Dr
SAN DIEGO
Ardath Rd
Prospect St
Rose Canyon Open Space
La Jolla Village
Via Capri
Soledad Natural Park
Soledad Fwy
Marian Bear Mem. Natural Park
Fwy
Museum of Contemporary Art - San Diego
La Jolla Country Club
Fay Ave
52
La Jolla
Nautilus St
Regents Rd
Clairemont Town Square
Clairemont
Kearny Mesa
Soledad Mtn. Rd
Cardeno Dr
Jutland Rd
Genesee Ave
Chandler Dr
La Jolla Blvd
Morena Blvd
Moraga Ave
Clairemont Dr
Balboa Ave
Auburndale St
Ashford St
Convoy St
La Jolla Mesa Dr
Kate O. Sessions Mem. Park
Turquiose St
Balboa Ave
Tecolote Canyon Natural Park
Beagle St
Pacific Beach
San Diego Mesa College
Fwy
163
Mission Blvd
Cass St
Fanuel St
Ingraham St
Lamont St
Mission Bay Dr
COASTER
Clairemont Dr
Mount Acadia Blvd
Sharp Mem. Hospital/ Rady Children's Hospital
Cabrillo
Grand Ave
Mission Bay Golf Course
Mission Bay
San Diego Intl. Airport 13 miles
Mission Valley
Oceanside
Vista
San Marcos
Carlsbad
Escondido
Encinitas
San Pasqual Valley
Ramona
Solana Beach
Rancho Bernardo
Poway
Del Mar
Torrey Pines
Carmel Valley
Pacific Ocean
Miramar
Santee
SAN DIEGO
El Cajon
La Mesa
Lemon Grove
Spring Valley
Jamul
Coronado
National City
Chula Vista
Imperial Beach
UNITED STATES
MEXICO
TIJUANA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Eastgate Two Phases VIII-X

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$60,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance(1):	$60,000,000			Location:	San Diego, CA
% of Initial Pool Balance:	5.2%			Size:	530,436 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$188.52
Borrower Name:	Irvine Eastgate Office II LLC			Year Built/Renovated:	1998/2014
Sponsor:	The Irvine Company LLC			Title Vesting:	Fee
Mortgage Rate:	3.765%			Property Manager:	Self-managed
Note Date:	March 24, 2015			3rd Most Recent Occupancy (As of)(4):	82.2% (6/30/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(4)(5):	100.0% (6/30/2013)
Maturity Date:	April 11, 2025			Most Recent Occupancy (As of)(4)(5):	84.0% (6/30/2014)
IO Period:	60 months			Current Occupancy (As of)(5):	92.9% (3/1/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(4)(6):	$13,476,737 (6/30/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4)(6):	$12,079,649 (6/30/2014)
Call Protection(2):	L(23),GRTR 1% or YM or D(92),O(5)			Most Recent NOI (As of)(4)(6):	$10,335,839 (TTM 1/31/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu

				U/W Revenues:	$13,219,531
Escrows and Reserves(3):				U/W Expenses:	$3,163,053
				U/W NOI:	$10,056,478
Type:	Initial	Monthly	Cap (If Any)	U/W NCF:	$9,231,067
Taxes	$0	Springing	NAP	U/W NOI DSCR(1):	1.81x
Insurance	$0	Springing	NAP	U/W NCF DSCR(1):	1.66x
Replacement Reserves	$0	Springing	$328,869	U/W NOI Debt Yield(1):	10.1%
TI/LC Reserve	$0	Springing	$1,326,090	U/W NCF Debt Yield(1):	9.2%
Rent Concession Reserve	$75,200	$0	NAP	As-Is Appraised Value:	$178,000,000
Tenant Specific TI/LC Reserve	$1,698,283	$0	NAP	As-Is Appraisal Valuation Date:	February 25, 2015
Provide Commerce Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	56.2%
Service-Now Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	50.8%

(1)
The Eastgate Two Loan Combination, with an original principal balance totaling $100,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The controlling Note A-1 had an original balance of $60,000,000, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and will be contributed to the WFCM 2015-C28 Trust. The non-controlling Note A-2 had an original principal balance of $40,000,000 and was contributed to the WFCM 2015-NXS1 Trust. All statistical information related to the balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Eastgate Two Loan Combination.

(2)
After the lockout period, the Eastgate Two Loan Combination is prepayable for two months with payment of the greater of a yield maintenance premium or prepayment premium, and then may be (i) defeased or (ii) prepaid with payment of a yield maintenance premium or prepayment premium equal to 1.0% of the principal amount being prepaid up to but excluding December 11, 2024.

(3)	See “Escrows” section.
(4)	The borrower reports financials on a fiscal year-end of June 30.
(5)	See “Historical Occupancy” section.
(6)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan is part of a loan combination (the “Eastgate Two Phases VIII-X Loan Combination”; herein referred to as the “Eastgate Two Loan Combination”) that is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering an eight-building office campus located in San Diego, California (the “Eastgate Two Phases VIII-X Property”; herein referred to as the “Eastgate Two Property”). The Eastgate Two Loan Combination was originated on March 24, 2015 by Wells Fargo Bank, National Association. The Eastgate Two Loan Combination had an original principal balance of $100,000,000, has an outstanding principal balance as of the Cut-off Date of $100,000,000 and accrues interest at an interest rate of 3.765% per annum. The Eastgate Two Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination, and thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Eastgate Two Loan Combination matures on April 11, 2025. See “Description of the Mortgage Pool—Loan Combinations—The Eastgate Two Phases VIII-X Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EASTGATE TWO PHASES VIII-X

Note A-1, which will be contributed to the WFCM 2015-C28 Trust, had an original principal balance of $60,000,000, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and represents the controlling interest in the Eastgate Two Loan Combination. Note A-2 (the “Eastgate Two Companion Loan”), which was contributed to the WFCM 2015-NXS1 Trust, had an original principal balance of $40,000,000 and represents the non-controlling interest in the Eastgate Two Loan Combination.

Following the lockout period, the borrower has the right to defease (with the exception of the first two months after the lockout period) or prepay the Eastgate Two Loan Combination in whole, but not in part, on any date before December 11, 2024, provided, with respect to a prepayment that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Eastgate Two Loan Combination is prepayable without penalty on or after December 11, 2024.

Sources and Uses(1)

Sources			Uses
Original loan combination amount	$100,000,000	100.0%	Reserves	$1,773,483	1.8%
			Closings costs	366,154	0.4
			Return of equity	97,860,363	97.9
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%

(1)	The Eastgate Two Property was previously unencumbered.

The Property. The Eastgate Two Property is a newly-renovated eight-building class B office campus totaling 530,436 square feet located in San Diego, California. The Eastgate Two Property is part of the larger “Eastgate Campus”, which also includes the “Eastgate One Phases I-VII & XII Property”, defined and detailed earlier in this Free Writing Prospectus Structural and Collateral Term Sheet and not part of the collateral for the Eastgate Two Loan Combination. The Eastgate Campus contains a total of 1,390,949 square feet in 24 buildings and is approximately 88.2% leased.

The Eastgate Two Property was developed between 1998 and 2006, and subsequently renovated in 2014. Five of the eight buildings (totaling approximately 65.6% of net rentable area) are occupied by a single tenant or subtenant. Amylin Pharmaceuticals, the largest tenant, occupies three of those five buildings (220,093 square feet; 41.5% of net rentable area), but subleases two of the three buildings to Provide Commerce, and the third building to two other subtenants (see “Major Tenants” section). The sponsor’s total cost basis in the Eastgate Two Property is $264.5 million. Recent renovations totaled approximately $1.3 million in 2014 and included updated entryways and the addition of outdoor workspaces. According to the borrower’s budget, they plan to spend an additional $3.9 million in capital expenditures over the next five years.

The Eastgate Two Property is located at the intersection of Eastgate Mall and Towne Centre Drive, approximately 0.6 miles northeast of the Westfield University Towne Center Mall. Six of the eight buildings on the 49.3-acre site are two stories. Amenities include three outdoor workspaces and public Wi-Fi. Further, tenants have access to the fitness center, sand volleyball court, and conference center at the adjacent Eastgate One Phases I-VII & XII Property. The Eastgate Two Property has exhibited an average occupancy of 88.8% over the last seven years and has demonstrated the ability to quickly absorb vacant space. The Eastgate Two Property has absorbed approximately 177,932 square feet (33.5% of net rentable area) of vacant space since 2014, as a result of two large tenants vacating in 2013 and 2014. Since the beginning of 2014, the sponsor has executed new leases at a weighted average rent of $19.23 per square foot, triple-net. The Eastgate Two Property contains 522 subterranean parking spaces and 1,863 surface parking spaces, for a total of 2,385 parking spaces, equating to a parking ratio of approximately 4.5 parking spaces per 1,000 square feet of rentable area. As of March 1, 2015, the Eastgate Two Property was 92.9% leased by six tenants and was occupied by eight tenants including subleases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EASTGATE TWO PHASES VIII-X

The following table presents certain information relating to the tenancy at the Eastgate Two Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Amylin Pharmaceuticals(2)	NR/NR/NR	220,093	41.5%	$23.48(2)	$5,167,874(2)	49.9%	Various(3)
Service-Now(4)	NR/NR/NR	155,443	29.3%	$18.67(4)	$2,901,816(4)	28.0%	9/30/2022
Intercept Pharmaceuticals, Inc.	NR/NR/NR	47,000	8.9%	$19.44	$913,680	8.8%	9/30/2019
DivX	NR/NR/NR	38,807	7.3%	$18.84	$731,124	7.1%	11/30/2019
WMK Office San Diego, LLC	NR/NR/NR	23,500	4.4%	$20.04	$470,940	4.5%	3/31/2020
CONNECT San Diego(5)	NR/NR/NR	7,725	1.5%	$22.20(5)	$171,495(5)	1.7%	6/30/2020
Total Major Tenants		492,568	92.9%	$21.03	$10,356,929	100.0%

Occupied Collateral Total		492,568	92.9%	$21.03	$10,356,929	100.0%

Vacant Space		37,868	7.1%

Collateral Total		530,436	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through April 30, 2016 totaling $91,818.
(2)
Amylin Pharmaceuticals subleases all of its space to three tenants under the following terms: (i) Provide Commerce – 156,561 square feet (29.5% of net rentable area); $3,514,058 annual base rent ($22.45 annual sublease rent PSF) through March 31, 2018 (62,816 square feet; 11.8% of net rentable area) and September 30, 2018 (93,745 square feet; 17.7% of net rentable area); (ii) Kratos Defense – 33,924 square feet (6.4% of net rentable area); $573,994 annual sublease rent ($16.92 annual base rent PSF) through September 30, 2018; and (iii) Plaza Home Mortgage – 29,608 square feet (5.6% of net rentable area); $486,756 annual base rent ($16.44 annual sublease rent PSF) through September 30, 2018. The Amylin Pharmaceuticals space was underwritten based on a blended market rent of $23.48 per square foot triple-net; Amylin currently pays $34.54 per square foot triple-net.

(3)
Amylin Pharmaceuticals leases 157,277 square feet (29.7% of net rentable area) on a lease that expires September 30, 2018 and 62,816 square feet (11.8% of net rentable area) on a lease that expires March 31, 2018.

(4)
Service-Now recently expanded by 60,900 square feet. They are currently occupying and paying $10.53 per square foot on 50,000 square feet (9.4% of net rentable area), but are not in occupancy and paying rent on 10,900 square feet (2.1% of net rentable area) of the expansion space. They will begin paying full rent of $18.96 per square foot on the 60,900 square foot expansion space in November 2016, which is what was underwritten. A reserve of $19,533 was taken for outstanding tenant improvement costs.

(5)	CONNECT San Diego is expected to take occupancy and begin paying rent in July 2015. A reserve of $386,250 was taken for outstanding tenant improvements and leasing commissions.

The following table presents certain information relating to the lease rollover schedule at the Eastgate Two Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	1	220,093	41.5%	220,093	41.5%	$5,167,874	$23.48
2019	2	85,807	16.2%	305,900	57.7%	$1,644,804	$19.17
2020	2	31,225	5.9%	337,125	63.6%	$642,435	$20.57
2021	0	0	0.0%	337,125	63.6%	$0	$0.00
2022	1	155,443	29.3%	492,568	92.9%	$2,901,816	$18.67
2023	0	0	0.0%	492,568	92.9%	$0	$0.00
2024	0	0	0.0%	492,568	92.9%	$0	$0.00
2025	0	0	0.0%	492,568	92.9%	$0	$0.00
Thereafter	0	0	0.0%	492,568	92.9%	$0	$0.00
Vacant	0	37,868	7.1%	530,436	100.0%	$0	$0.00
Total/Weighted Average	6	530,436	100.0%			$10,356,929	$21.03

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EASTGATE TWO PHASES VIII-X

The following table presents historical occupancy percentages at the Eastgate Two Property:

Historical Occupancy

6/30/2012(1)	6/30/2013(1)(2)	6/30/2014(1)(2)	3/1/2015(3)(4)
82.2%	100.0%	84.0%	92.9%

(1)	Information obtained from the borrower. The borrower reports on a fiscal year-end of June 30.
(2)	The decrease in occupancy from 2013 to 2014 was due to Lockheed Martin vacating approximately 121,800 square feet (23.0% of net rentable area) in November 2013.
(3)	Information obtained from the underwritten rent roll.
(4)
Current Occupancy includes CONNECT San Diego (7,725 square feet; 1.5% of net rentable area) and expansion space for Service-Now (10,900 square feet; 2.1% of net rentable area), but neither tenant is yet in occupancy or paying rent. A reserve of $386,250 was taken for outstanding tenant improvements and leasing commissions for CONNECT San Diego and $19,353 for Service-Now. Current Occupancy, excluding CONNECT San Diego and the Service-Now expansion space, is 89.3%.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Eastgate Two Property:

Cash Flow Analysis

	2012(1)(2)	2013(1)(2)(3)	2014(1)(3)(4)	TTM 1/31/2015(4)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$12,588,460	$14,288,103	$12,537,922	$10,615,905	$10,356,929(5)	78.3%	$19.53
Grossed Up Vacant Space	0	0	0	0	849,290	6.4	1.60
Total Reimbursables	2,432,872	2,995,178	2,673,002	2,497,823	2,862,602	21.7	5.40
Other Income	8,378	6,405	10,831	0	0	0.0	0.00
Less Vacancy & Free Rent	(302,143)	(940,308)	(226,607)	0	(849,290)(6)	(6.4)	(1.60)
Effective Gross Income	$14,727,567	$16,349,378	$14,995,148	$13,113,728	$13,219,531	100.0%	$24.92

Total Operating Expenses	$2,623,470	$2,872,641	$2,915,499	$2,777,889	$3,163,053	23.9%	$5.96

Net Operating Income	$12,104,097	$13,476,737	$12,079,649	$10,335,839	$10,056,478	76.1%	$18.96
TI/LC	0	0	0	0	660,977	5.0	1.25
Capital Expenditures	0	0	0	0	164,435	1.2	0.31
Net Cash Flow	$12,104,097	$13,476,737	$12,079,649	$10,335,839	$9,231,067	69.8%	$17.40

NOI DSCR(7)	2.17x	2.42x	2.17x	1.86x	1.81x
NCF DSCR(7)	2.17x	2.42x	2.17x	1.86x	1.66x
NOI DY(7)	12.1%	13.5%	12.1%	10.3%	10.1%
NCF DY(7)	12.1%	13.5%	12.1%	10.3%	9.2%

(1)	The borrower reports financials on a fiscal year-end of June 30.
(2)	The increase in Effective Gross Income from 2012 to 2013 was due to an increase in occupancy from 82.2% to 100.0% in 2013.
(3)	The decrease in Effective Gross Income from 2013 to 2014 was due to Lockheed Martin vacating approximately 121,800 square feet (23.0% of net rentable area) in November 2013.
(4)	The decrease in Effective Gross Income from 2014 to TTM January 31, 2015 was due to LPL Financial vacating approximately 44,194 square feet (8.3% of net rentable area) in May 2014.
(5)	Base rent includes $91,818 in contractual rent steps through April 2016.
(6)	The underwritten economic vacancy is 7.6%. The Eastgate Two Property was 92.9% leased and 89.3% physically occupied as of March 1, 2015.
(7)	DSCRs and debt yields are based on the Eastgate Two Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EASTGATE TWO PHASES VIII-X

Appraisal. As of the appraisal valuation date of February 25, 2015, the Eastgate Two Property had an “as-is” appraised value of $178,000,000.

Environmental Matters. According to the Phase I environmental report dated February 23, 2015, there was no evidence of any recognized environmental conditions at the Eastgate Two Property.

Market Overview and Competition. The Eastgate Two Property is located in San Diego, California, at the intersection of Eastgate Mall and Towne Centre Drive, directly west of Interstate 805, the major north-south highway in Southern California, and approximately 1.8 miles east of Interstate 5. The Eastgate Two Property is part of the larger Eastgate Campus, a 24-building, 113.6-acre office campus owned and operated by the Irvine Company. The Eastgate Two Property is located in the east portion of the University Towne Center (“UTC”) mixed-use area, which is generally situated east of Interstate 5, west of Interstate 805, and north of State Route 52 in north-central suburban San Diego, approximately 13.4 miles north of the San Diego central business district. The Eastgate Two Property is located 0.6 miles northeast of Westfield UTC mall, a 1.1 million square foot super-regional mall with 150 retail tenants, including anchors Sears, Nordstrom and Macy’s. According to the appraisal, the mall underwent a major renovation in 2012, and it is expected to undergo a second phase over the next three years, the plan for which includes a new 330,000 square foot Nordstrom, luxury and high fashion retailers, ten restaurants and a new parking structure along Genesee Avenue. The $600.0 million project is scheduled for opening in the Fall of 2016. Other major commercial demand generators include the University of California – San Diego (2.3 miles west), with an enrollment of 30,310 students (as of Fall 2013), and considered one of the top ranked public research universities in the United States by a leading publication in 2014, and Marine Corps Air Station Miramar (4.1 miles east), an air field that is home to the 3rd Marine Aircraft Wing.

According to the appraisal, the Eastgate Two Property is located in the UTC office submarket, the financial center for a larger business area known as the Golden Triangle. Much of the newer development in the area has consisted of high intensity office, commercial and residential uses, primarily within the Golden Triangle area. Located within the San Diego office market, the UTC office submarket comprised approximately 6.6 million square feet of office space as of the fourth quarter of 2014 and accounted for approximately 8.9% of San Diego’s office inventory. The Irvine Company currently owns and operates 3.7 million square feet of office space in the UTC office submarket, exhibiting an average occupancy rate of approximately 94.0% as of December 2014. The UTC office submarket exhibited 2014 net absorption of 454,865 square feet, the largest amount of any San Diego submarket and double that of the next closest submarket. As of the fourth quarter of 2014, the submarket occupancy rate was 88.0% for all space, and 78.9% for class B space (both vacancy rates include approximately 288,224 square feet that is 100.0% vacant and is not being actively marketed for lease; excluding these vacant buildings results in a submarket occupancy rate of 86.9% for class B space), with a current average asking rent within the submarket of $29.16 per square foot for all space, and $28.08 per square foot for class B space, on a full-service gross basis. Deducting the appraiser’s assumption of $6.48 per square foot for reimbursements, the average triple-net rents equate to $22.68 per square foot and $21.60 per square foot, respectively. Average rent in the submarket has increased 9.2% year-over-year (December 2013 to December 2014). The appraiser’s competitive set exhibited an average occupancy of 90.7%.

The following table presents certain information relating to comparable office properties for the Eastgate Two Property:

Competitive Set(1)

	Eastgate Two Phases VIII-X (Subject)	Eastgate One Phases I-VIII & XII	Centrewest Plaza	Sorrento Gateway
Location	San Diego, CA	San Diego, CA	San Diego, CA	San Diego, CA
Distance from Subject	--	0.1 miles	1.2 miles	1.1 miles
Property Type	Office	Office	Office	Office
Year Built/Renovated	1998/2014	1998/2014	1990/NAV	2008/NAV
Stories	2-3	2	3	2
Total GLA	530,436 SF	860,513 SF	195,584 SF	228,254 SF
Total Occupancy	93%	85%	87%	100%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Irvine Eastgate Office II LLC, a Delaware limited liability company which is a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Eastgate Two Loan Combination. Spectrum Office Properties II LLC is the guarantor of certain nonrecourse carveouts under the Eastgate Two Loan Combination.

The Sponsor. The sponsor is The Irvine Company, LLC (“Irvine Company”). Irvine Company was established in 1864 and is a diversified, privately held real-estate investment company and master-planner, which was responsible for the stewardship and master-planning of the City of Irvine in Orange County, California, which was incorporated in 1971. As of December 31, 2014, Irvine Company’s investment portfolio totals approximately 98 million square feet and includes 500 office buildings totaling 38.2 million square feet, 129 multifamily properties totaling over 50,000 units, 41 retail properties totaling 8.4 million square feet and three resort properties totaling 1,163 rooms, primarily located in Southern California. In addition, within Orange County, the Irvine Company owns and manages an extensive unencumbered land bank currently fully entitled for commercial, retail, multifamily and single-family development. Spectrum Office Properties II LLC, an affiliate of the sponsor, also serves as the guarantor of certain nonrecourse carveouts for the Eastgate One Phases I-VIII & XII Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EASTGATE TWO PHASES VIII-X

Escrows. The loan documents provide for upfront reserves in the amount of $75,200 for rent concessions for WMK Office San Diego, LLC and $1,698,283 for outstanding tenant improvements and leasing commissions ($1,292,500 for WMK Office San Diego, LLC, $386,250 for CONNECT San Diego and $19,533 for Service-Now). The loan documents do not require monthly escrows for real estate taxes as long as (i) no DSCR Trigger Event Period (as defined below) exists and (ii) the borrower provides the lender with timely proof of payment of real estate taxes. The loan documents do not require monthly escrows for insurance as long as (i) no DSCR Trigger Event Period exists; (ii) the Eastgate Two Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums when due. The loan documents do not require monthly escrows for capital expenditures or tenant improvements and leasing commissions as long as no DSCR Trigger Event Period exists. Upon the occurrence of a DSCR Trigger Event Period, monthly reserves of $13,703 for capital expenditures (capped at $328,869) and $55,254 for tenant improvements and leasing commissions (capped at $1,326,090) will be required.

A “DSCR Trigger Event Period” will commence upon (i) the occurrence of an event of default or (ii) the amortizing debt service coverage ratio falling below 1.20x at the end of any calendar quarter. A DSCR Trigger Event Period will be cured upon the (i) cure of such event of default and (ii) the amortizing debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters.

The borrower will be required to accumulate $2,070,000 in the Provide Commerce Springing Reserve if (i) the borrower and Provide Commerce fail to enter into a direct lease for substantially all of the Provide Commerce space for a term of no less than five years at a net effective rent of no less than the lesser of (a) $23.61 per square foot triple-net (the rent payable prior to the expiration of the Provide Commerce sublease) or (b) 95% of the then effective fair market rent, prior to June 30, 2017; (ii) Provide Commerce vacates all or substantially all of their space and ceases paying rent under their sublease; or (iii) Provide Commerce suffers a bankruptcy or becomes insolvent. To satisfy the Provide Commerce Springing Reserve, the borrower may deposit cash (either one lump sum or monthly payments), post a letter of credit or provide a reserve guaranty from an investment-grade rated entity. Provided no event of default has occurred or is continuing, funds will be disbursed once Provide Commerce has executed a direct lease subject to the above provisions or all of the Provide Commerce space has been leased to replacement tenant(s) pursuant to one or more leases for a term of at least five years at no less than 95% of fair market rent, as further detailed in the loan agreement.

The borrower will be required to accumulate $1,650,000 in the Service-Now Springing Reserve if (i) Service-Now fails to exercise its lease extension option nine months prior to the Service-Now lease expiration (September 30, 2022) and has not otherwise extended its’ lease for a term of at least five years at a net effective rent of no less than the lesser of (a) $22.08 per square foot triple-net (the rent payable prior to the expiration of the Service-Now lease) or (b) 95% of the then effective fair market rent; (ii) Service-Now vacates all or substantially all of their space and ceases paying rent under their lease; or (iii) Service-Now suffers a bankruptcy or becomes insolvent. To satisfy the Service-Now Springing Reserve, the borrower may deposit cash (either one lump sum or monthly payments), post a letter of credit or provide a reserve guaranty from an investment-grade rated entity. Provided no event of default has occurred or is continuing, funds will be disbursed once the Service-Now lease has been extended subject to the above provisions or all of the Service-Now space has been leased to replacement tenant(s) pursuant to one or more leases for a term of at least five years at no less than 95% of fair market rent, as further detailed in the loan agreement.

Lockbox and Cash Management. The Eastgate Two Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within three business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Trap Event Period, all funds are swept on a daily basis to a lender-controlled cash management account. In addition, during a Cash Trap Event Period, after application to various reserves, if the excess cash flow held by the lender is not less than six months of debt service payments, any excess cash flow will be disbursed to the borrower.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence of an event of default or (ii) the amortizing debt service coverage ratio falling below 1.10x at the end of any calendar quarter. A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default and with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters.

Property Management. The Eastgate Two Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Eastgate Two Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty (which includes an environmental indemnity) by an affiliate of the transferee; and (iii) rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C28 Certificates and similar confirmations from each rating agency rating any securities backed by the Eastgate Two Companion Loan with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Additional Indebtedness. The loan documents permit the pledge of a direct or indirect interest in an upper tier entity (Spectrum Office Properties II LLC or its affiliated owners) and non-controlling interests in the borrower if the pledgor owns a direct or indirect interest in real property other than the Eastgate Two Property, subject to certain additional conditions, including no change of control to the parties other than Spectrum Office Properties II LLC or its affiliates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EASTGATE TWO PHASES VIII-X

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Eastgate Two Property; provided, however, if the Terrorism Risk Insurance Program Reauthorization Act is discontinued or not renewed, the borrower will not be required to pay annual premiums in excess of two times the amount for a standalone all risk policy. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report dated February 20, 2015 indicated a probable maximum loss of 8.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 BEAVER VALLEY ROAD

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 BEAVER VALLEY ROAD

3 Beaver Valley Road
3 Beaver Valley Road
Wilmington, DE 19803
West Chester
Cheyney University of Pennsylvania
Cheyney
The Golf Course at Glen Mills
Tyler Arboretum
Penn State Brandywine
Philadelphia 18 miles
Granite Run Mall
Lima
Riddle Memorial Hospital
The Commons of Thornbury
Shoppes at Dilworthtown Crossing
Glen Mills Rd
Cheyney Rd
Baltimore Pike
Chester Heights
DELAWARE COUNTY
Concord Country Club
Birney Hwy
Neumann College
Brandywine Battlefield
Concordville
Chadds Ford
Glen Mills
Concordville Town Centre
Glen Eagle Square Shopping Ctr.
Garnet Valley
Upper Chichester Township
Bethel Township
Philadelphia Intl. Airport 10 miles
Mendenhall
Elam
Naamans Creek Rd
Smiths Bridge Rd
CHESTER COUNTY
PENNSYLVANIA
DELAWARE
First State National Historical Park
Brandywine Town Center
Naamans Rd
Concord Mall
Widener Univ. School of Law Delaware
Centerville
Bidermann Golf Club
Betchel School Park
Boothwyn
MARCUS HOOK
Tri-State Mall
Yorklyn
Winterthur Museum
Brandywine Creek State Park
Foulk Rd
Claymont
CLAYMONT
Kennett Pike
Concord Pike
Campbell Rd
Wilmington Country Club
DuPont Country Club
Murphy Rd
Barley Mill Rd
Valley Garden Park
Montchanin
Hockessin
Hoopes Reservoir
Greenville
Bellevue State Park
Alapocas Woods Park
SEPTA NEWARK LINE
Lancaster Pike
Univ. of Delaware Wilmington Campus
WILMINGTON
Edgemoor
Delaware National Country Club
NEW CASTLE COUNTY
St. Francis Hospital
E. 11th St
E. 12th St
Delaware River
Pine Creek
Milltown Rd
Prices Corner
Elsmere
VA Medical Center - Wilmington
Broom St
Hay Rd
NEW JERSEY
Carousel Farm Park
Marshallton
WILMINGTON
Frawley Stadium
Chase Ctr. on the Riverfront
Maryland Ave
Banning Park
Stanton
Newport Pike
Newport
Carneys Point
Delaware Park Race Track
SEPTA NEWARK LINE
Dunleith
CHURCHMANS CROSSING
Delaware Technical and Community College
Churchmans Marsh Pond
Shell Rd
SALEM COUNTY
Christiana Hospital
New Castle County Airport
DuPont Hwy
Delaware Mem. Bridge
Collins Park
Wilmington Rd
Wilmington College
New Jersey Tpke.
Delaware Tpke
Christiana Mall
Christiana
Pleasantville
Pennsville
Chesterbrook
Conshohocken
Wayne
Radnor
Exton
Malvern
Ardmore
Downingtown
PHILADELPHIA
Coatesville
Broomall
Drexel Hill
CHESTER COUNTY
PENNSYLVANIA
Chester Heights
Media
Springfield
Darby
Chadds Ford
Chester
Philadelphia International Airport
Kennett Square
Claymont
Oxford
Hockessin
NEW CASTLE COUNTY
WILMINGTON
Penns Grove
GLOUCESTER COUNTY
MARYLAND
Newark
NEW JERSEY
Pennsville
Woodstown
New Castle
Elkton
Glasgow
Delaware City
SALEM COUNTY
Salem
Delaware Bay
DELAWARE
Chesapeake City
CUMBERLAND COUNTY
New Jersey Tpke
Delaware River
New Castle Airport

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – 3 Beaver Valley Road

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$46,350,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$46,350,000			Location:	Wilmington, DE
% of Initial Pool Balance:	4.0%			Size:	263,503 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$175.90
Borrower Name:	Medistar Beaver Valley, LLC			Year Built/Renovated:	1995/NAP
Sponsor:	Manfred Co., L.C.			Title Vesting:	Fee
Mortgage Rate:	4.020%			Property Manager:	Stream Realty Partners-DC, L.P.
Note Date:	March 30, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	April 11, 2025			Most Recent Occupancy (As of):	93.1% (12/31/2014)
IO Period:	24 months			Current Occupancy (As of):	94.9% (4/1/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$5,402,904 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$5,499,422 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$5,106,528 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Mezzanine			U/W Revenues(3):	$7,909,242
				U/W Expenses(3):	$3,352,320
				U/W NOI(3):	$4,556,921
				U/W NCF(3):	$4,158,797
				U/W NOI DSCR(1):	1.71x
Escrows and Reserves(2):				U/W NCF DSCR(1):	1.56x
				U/W NOI Debt Yield(1):	9.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	9.0%
Taxes	$283,193	$40,456	NAP	As-Is Appraised Value:	$61,850,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	February 26, 2015
Replacement Reserves	$0	$4,392	NAP	Cut-off Date LTV Ratio(1):	74.9%
TI/LC Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	63.2%

(1)
See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the 3 Beaver Valley Road Mortgage Loan borrower has been pledged to secure mezzanine indebtedness with a principal balance of $3,090,000. The LTV, DSCR, debt yield and Cut-off Date Principal Balance per square foot numbers shown in the chart above are based solely on the 3 Beaver Valley Road Mortgage Loan. As of the Cut-off Date, the combined U/W NCF DSCR, Cut-off Date LTV Ratio and U/W NCF Debt Yield are 1.37x, 79.9% and 8.4%, respectively.

(2)	See “Escrows” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “3 Beaver Valley Road Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an office building and adjacent parking garage located in Wilmington, Delaware (the “3 Beaver Valley Road Property”).  The 3 Beaver Valley Road Mortgage Loan was originated on March 30, 2015 by Wells Fargo Bank, National Association. The 3 Beaver Valley Road Mortgage Loan had an original principal balance of $46,350,000, has an outstanding principal balance as of the Cut-off Date of $46,350,000 and accrues interest at an interest rate of 4.020% per annum.  The 3 Beaver Valley Road Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The 3 Beaver Valley Road Mortgage Loan matures on April 11, 2025.

Following the lockout period, the borrower has the right to defease the 3 Beaver Valley Road Mortgage Loan in whole, but not in part, on any date before January 11, 2025.  In addition, the 3 Beaver Valley Road Mortgage Loan is prepayable without penalty on or after January 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 BEAVER VALLEY ROAD

Sources and Uses

Sources			Uses
Original loan amount	$46,350,000	72.2%	Purchase price	$61,800,000	96.2%
Mezzanine loan	3,090,000	4.8	Reserves	283,193	0.4
Sponsor’s new cash contribution	14,791,617	23.0	Closing costs	2,148,424	3.3
Total Sources	$64,231,617	100.0%	Total Uses	$64,231,617	100.0%

The Property.  The 3 Beaver Valley Road Property is comprised of a five-story, class A, office building totaling 263,503 square feet and an adjacent four-level parking garage located in Wilmington, Delaware, approximately 8.0 miles north of the Wilmington central business district.  Built in 1995, the 3 Beaver Valley Road Property is situated on a 17.9-acre parcel and serves as the headquarters for its two tenants, Farmers Insurance (rated A2/A+ by Moody’s/S&P) and Solenis LLC (“Solenis”) (rated B3/B by Moody’s/S&P). The 3 Beaver Valley Road Property has been occupied by 21st Century Insurance since 2002 and, following Farmers Insurance acquisition of 21st Century Insurance in 2009, Farmers Insurance renewed its lease in 2014 for a 10-year term.  Farmers Insurance serves more than 10.0 million households with more than 20.0 million individual insurance policies across all 50 states through the effort of over 50,000 exclusive and independent agents and approximately 24,000 employees. Solenis is a leading global supplier of specialty chemicals to the pulp and paper, chemical processing, mining, biorefining and power markets and employs 3,500 professionals worldwide, with approximately 120 employees and senior executives located at the 3 Beaver Valley Road Property. Amenities at the 3 Beaver Valley Road Property include an employee cafeteria, fitness center and outdoor seating area adjacent to the cafeteria. The 3 Beaver Valley Road Property features 1,214 surface and garage parking spaces resulting in a parking ratio of 4.6 spaces per 1,000 square feet of rentable area. As of April 1, 2015, the 3 Beaver Valley Road Property was 94.9% leased to two tenants.

The following table presents certain information relating to the tenancy at the 3 Beaver Valley Road Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Farmers Insurance	NR/A2/A+	210,975	80.1%	$20.37(1)	$4,297,684(1)	84.7%	12/31/2024(2)(3)
Solenis LLC	NR/B3/B	39,121	14.8%	$19.88	$777,620	15.3%	1/31/2025(4)(5)
Total Major Tenants		250,096	94.9%	$20.29	$5,075,304	100.0%

Occupied Collateral Total		250,096	94.9%	$20.29	$5,075,304	100.0%

Vacant Space		13,407	5.1%

Collateral Total		263,503	100.0%

(1)
The Annual U/W Base Rent and the Annual U/W Base Rent PSF represent the average rent for Farmers Insurance through the remaining lease term for 146,986 square feet and the average rent through January 2021 for the Contraction Space (as defined below) (each space has current in-place rent of $19.00 per square foot). The remaining 10,972 square feet has an Annual U/W Base Rent PSF of $10.00 per square foot.

(2)
Farmers Insurance has an option to reduce its net rentable area by 53,017 square feet (the “Contraction Space”) by providing 12 months’ written notice on or after February 1, 2021. The tenant must pay a contraction fee equal to the sum of the Contraction Space’s pro rata amount of unamortized costs of tenant improvement and leasing commissions provided by the landlord with interest and six months rent attributable to the Contraction Space.

(3)	Farmers Insurance has one, five-year lease renewal option.
(4)
Solenis has a one-time right to terminate its lease on or after January 31, 2019, effective January 31, 2020, with  payment of a termination fee equal to the sum of unamortized costs of tenant improvement and leasing commissions provided by the landlord and 12 months rent.

(5)	Solenis has one five-year lease renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 BEAVER VALLEY ROAD

The following table presents certain information relating to the lease rollover schedule at the 3 Beaver Valley Road Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	1	210,975	80.1%	210,975	80.1%	$4,297,684	$20.37
2025	1	39,121	14.8%	250,096	94.9%	$777,620	$19.88
Thereafter	0	0	0.0%	250,096	94.9%	$0	$0.00
Vacant	0	13,407	5.1%	263,503	100.0%	$0	$0.00
Total/Weighted Average	2	263,503	100.0%			$5,075,304	$20.29

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 3 Beaver Valley Road Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	4/1/2015(2)
100.0%	100.0%	93.1%	94.9%

(1) Information obtained from the borrower.
(2) Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 BEAVER VALLEY ROAD

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 3 Beaver Valley Road Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$5,047,461	$5,131,638	$4,837,300	$5,075,304(2)	64.2%	$19.26
Grossed Up Vacant Space	0	0	0	268,140	3.4	1.02
Total Reimbursables	574,617	638,216	1,291,845	3,100,142	39.2	11.77
Parking Income	380,566	380,568	190,284	0	0.0	0.00
Less Vacancy	0	0	0	(534,344)(3)	(6.8)	(2.03)
Effective Gross Income	$6,002,643	$6,150,422	$6,319,429	$7,909,242	100.0%	$30.02

Total Operating Expenses	$599,740	$651,000	$1,212,901(1)	$3,352,320	42.4%	$12.72

Net Operating Income	$5,402,904	$5,499,422	$5,106,528	$4,556,921(4)	57.6%	$17.29

TI/LC	0	0	0	345,423	4.4	1.31
Capital Expenditures	0	0	0	52,701	0.7	0.20
Net Cash Flow	$5,402,904	$5,499,422	$5,106,528	$4,158,797	52.6%	$15.78

NOI DSCR	2.03x	2.07x	1.92x	1.71x
NCF DSCR	2.03x	2.07x	1.92x	1.56x
NOI DY	11.7%	11.9%	11.0%	9.8%
NCF DY	11.7%	11.9%	11.0%	9.0%

(1)	2014 Expenses increase due to expenses previously being paid directly by Farmers Insurance.
(2)	The U/W Base Rent represents rent averaging for Farmers Insurance totaling $387,907 above the current in place rent (See “Major Tenants” section).
(3)	The underwritten economic vacancy is 10.0%. The 3 Beaver Valley Road Property was 94.9% physically occupied as of April 1, 2015.
(4)	The U/W Net Operating Income is lower than 2014 due to an increase in U/W Total Operating Expenses.

Appraisal.  As of the appraisal valuation date of February 26, 2015, the 3 Beaver Valley Road Property had an “as-is” appraised value of $61,850,000.

Environmental Matters.  According to a Phase I environmental site assessment dated March 2, 2015, there was no evidence of any recognized environmental conditions at the 3 Beaver Valley Road Property.

Market Overview and Competition.  The 3 Beaver Valley Road Property is located on the north side of Beaver Valley Road, in Wilmington, Delaware, approximately 8.0 miles north of the Wilmington central business district, and benefits from a convenient location that is accessible to employees living in Delaware, Pennsylvania and New Jersey. Regional access to the area is provided by Route 202, which runs south into Wilmington and north into Pennsylvania, and is located approximately 0.3 miles east of the 3 Beaver Valley Road Property. The 3 Beaver Valley Road Property is located in the Northern Delaware office market which continued to display improving market fundamentals at the close of the third quarter 2014. Tenants leased approximately 422,230 square feet of office space and absorbed approximately 120,000 square feet during the first three quarters of 2014 resulting in the region’s overall vacancy rate falling to approximately 17.9%. The Northern Delaware office market consists of New Castle County, which is divided into the Wilmington central business district and New Castle County office submarkets that contain approximately 6.7 million square feet and 8.5 million square feet of office space, respectively. Depressed rental rates, coupled with projected improvements in the national economy, are expected to increase hiring and expansion efforts among the region’s business leaders, thereby increasing the demand for office space accordingly.

According to a third party report, the 3 Beaver Valley Road Property is located in the North New Castle County office submarket which is comprised of 179 buildings totaling approximately 6.0 million square feet of office space. As of the first quarter 2015, the North New Castle County office submarket reported a vacancy rate of 11.8% and an average asking rent of $24.18 per square foot full service gross.  As of the first quarter 2015, the North New Castle County class A office submarket, comprised of approximately 2.4 million square feet of office space, reported a vacancy rate of 10.4% and an average asking rent of $26.19 per square foot full service gross.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 BEAVER VALLEY ROAD

The following table presents certain information relating to comparable properties to the 3 Beaver Valley Road Property:

Competitive Set(1)

	3 Beaver Valley Road (Subject)	Lower Makefield Corporate Center	Crosspoint at Valley Forge	Four Falls Corporate Center	5 Radnor Corporate Center	Bellevue Park Corporate Center
Location	Wilmington, DE	Yardley, PA	Wayne, PA	Conshohocken, PA	Radnor, PA	Wilmington, DE
Distance from Subject	--	56.2 miles	25.4 miles	29.6 miles	28.7 miles	6.4 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1995/NAP	2009/NAV	2014/NAV	1987/NAV	1985/NAV	1987/NAV
Stories	5	4	4	6	5	4
Total GLA	263,503 SF	87,155 SF	272,665 SF	253,985 SF	161,557 SF	117,277 SF
Total Occupancy	95%	72%	95%	69%	100%	100%

(1)	Information obtained from the appraisal and represents properties with comparable office rent as the appraiser did not identify a competitive set.

The Borrower. The borrower is Medistar Beaver Valley, LLC, a single purpose entity with one independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 3 Beaver Valley Road Mortgage Loan.  Manfred Co., L.C. is the guarantor of certain nonrecourse carveouts under the 3 Beaver Valley Road Mortgage Loan.

The Sponsor. The sponsor is Manfred Co., L.C., which is managed by Monzer Hourani.  Mr. Hourani founded Medistar Corporation (“Medistar”), one of the leading medical real estate development companies in the healthcare field. Medistar specializes in the development of integrated medical buildings that typically contain facilities for outpatient surgery, full modality diagnostics, physical therapy and physician offices.  As of April 2015, Medistar has developed or owns 11 medical centers and six office buildings with six additional projects in development.

Escrows. The loan documents provide for upfront reserves in the amount of $283,193 for real estate taxes. The loan documents require monthly deposits of $40,456 for real estate taxes and $4,392 for replacement reserves. Monthly deposits for tenant improvement and leasing commissions in the amount of $27,448 will commence upon the earlier of (i) May 2020; (ii) the occurrence and continuance of an event of default; (iii) Farmers Insurance having a credit rating less than BBB- by S&P; or (iv) Solenis having a credit rating less than B3 by Moody’s. If Solenis no longer maintains a credit rating of at least B3 by Moody’s, the borrower is required to deposit an additional amount of $343,210 into the tenant improvement and leasing commission reserve. The loan documents do not require monthly escrows for insurance provided (a) no event of default has occurred; (b) the 3 Beaver Valley Road Property is insured via an acceptable blanket insurance policy; and (c) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

Lockbox and Cash Management. The 3 Beaver Valley Road Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account.  The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess cash flow is distributed to the borrower. During a Cash Trap Event Period, all cash flow is swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing net cash flow debt service coverage ratio being less than 1.20x; or (iii) the occurrence of a Tenant Event Period (as defined below). A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the amortizing net cash flow debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters; and with regard to clause (iii), upon the termination of such Tenant Event Period.

A “Tenant Event Period” will commence upon the earlier of (i) an event of default by the borrower, as landlord, under any lease; (ii) Farmers Insurance exercising its contraction option (see “Major Tenants” section); (iii) 12 months prior to the effective date of the Solenis’ termination option; or (iv) Famers Insurance or Solenis vacating, going dark or otherwise failing to occupy its space, filing bankruptcy or similar insolvency, or terminating its lease or giving notice to do so. A Tenant Event Period will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the lender receiving satisfactory evidence that the contraction space has been leased to one or more satisfactory tenants and such replacement tenants are paying full, unabated rent; with regard to clause (iii), upon the lender receiving satisfactory evidence that Solenis has revoked its termination notice and has irrevocably waived any remaining option to terminate its lease; with regard to clause (iv), upon the applicable tenant resuming its normal business operations for two consecutive calendar quarters, the bankruptcy or insolvency proceeding being terminated and the applicable tenant’s lease being affirmed, or any applicable default being cured and the applicable tenant’s lease being in full force and effect for two consecutive calendar quarters. In addition, clauses (iii) and (iv) may be cured upon the lender receiving satisfactory evidence that the entire applicable tenant space has been leased to one or more satisfactory tenants and such replacement tenant is paying full, unabated rent (“Re-tenanting Event”). A Tenant Event Period will also commence upon June 11, 2023, provided a Re-tenanting Event has not occurred for both the Farmers Insurance and Solenis spaces and the lender has not received satisfactory evidence that both Farmers Insurance and Solenis have extended the term of its lease on terms acceptable to the lender.

Property Management.  The 3 Beaver Valley Road Property is managed by Stream Realty Partners-DC, L.P.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 BEAVER VALLEY ROAD

Assumption. The borrower has a two-time right to transfer the 3 Beaver Valley Road Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C28 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  EW Structured Finance DE – 2015, LLC, a subsidiary of EverWest Real Estate Partners, LLC, has originated a $3,090,000 mezzanine loan (the “3 Beaver Valley Road Mezzanine Loan”) to Medistar BV3, LLC, a limited liability company.  The 3 Beaver Valley Road Mezzanine Loan had an initial term of 120 months and has a remaining term as of the Cut-off Date of 119 months.  The 3 Beaver Valley Road Mezzanine Loan accrues interest at an interest rate of 12.000% per annum and requires interest-only payments through the term of the 3 Beaver Valley Road Mezzanine Loan.

Ground Lease. None

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 3 Beaver Valley Road Property.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ENCINO FINANCIAL CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ENCINO FINANCIAL CENTER

Encino Financial Center
16133 Ventura Boulevard
Encino, CA 91436
LOS ANGELES
Porter Ranch
San Fernando
Granada Hills
Chatsworth
Mission Hills
LOS ANGELES COUNTY
Cal. State University-Northridge
Northridge
Box Canyon
North Hills
Panorama City
METROLINK VENTURA COUNTY LINE
Van Nuys Airport
Canoga Park
Reseda
Van Nuys
Pierce College
Sepulveda Dam Recreation Area
Ventura Fwy
Encino
Woodland Hills
Sherman Oaks
Encino Reservoir
Encino-Tarzana Regional Medical Center
San Diego Fwy
SANTA MONICA MTS.
SANTA MONICA MOUNTAINS NATIONAL RECR. AREA
Stone Canyon Reservoir
Skirball Cultural Ctr. & Museum
American Jewish University
Mountain Gate Country Club
Bob Hope Burbank Airport 5 miles
Downtown Los Angeles 14 miles
Los Angeles Intl. Airport 17 miles

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Encino Financial Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$44,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$44,000,000			Location:	Encino, CA
% of Initial Pool Balance:	3.8%			Size:	227,223 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$193.64
Borrower Name:	EFC Investors, Ltd.			Year Built/Renovated:	1975/2005
Sponsor:	Robert J. Lowe			Title Vesting:	Fee
Mortgage Rate:	3.980%			Property Manager:	Self-managed
Note Date:	April 13, 2015			3rd Most Recent Occupancy (As of):	91.3% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	87.9% (12/31/2012)
Maturity Date:	May 11, 2025			Most Recent Occupancy (As of):	92.2% (12/31/2013)
IO Period:	60 months			Current Occupancy (As of)(2):	91.9% (1/31/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$3,849,542 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,694,712 (12/31/2013)
Call Protection:	L(24),D(89),O(7)			Most Recent NOI (As of):	$3,955,556 (12/31/2014)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$7,449,100
				U/W Expenses:	$3,512,594
				U/W NOI:	$3,936,507
Escrows and Reserves(1):				U/W NCF:	$3,669,668
				U/W NOI DSCR:	1.57x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.46x
Taxes	$42,750	$21,375	NAP	U/W NOI Debt Yield:	8.9%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	8.3%
Replacement Reserves	$0	$3,787	$90,888	As-Is Appraised Value:	$72,000,000
TI/LC Reserve	$0	$28,403	$681,672(1)	As-Is Appraisal Valuation Date:	February 4, 2015
Rent Concession Reserve	$102,466	$0	NAP	Cut-off Date LTV Ratio:	61.1%
Existing TI/LC Reserve	$48,816	$0	NAP	LTV Ratio at Maturity or ARD:	55.4%

(1)	See “Escrows” section.
(2)	See “Historical Occupancy” section.

The Mortgage Loan. The mortgage loan (the “Encino Financial Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an office building located in Encino, California (the “Encino Financial Center Property”). The Encino Financial Center Mortgage Loan was originated on April 13, 2015 by Wells Fargo Bank, National Association. The Encino Financial Center Mortgage Loan had an original principal balance of $44,000,000, has an outstanding principal balance as of the Cut-off Date of $44,000,000 and accrues interest at an interest rate of 3.980% per annum. The Encino Financial Center Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Encino Financial Center Mortgage Loan matures on May 11, 2025.

Following the lockout period, the borrower has the right to defease the Encino Financial Center Mortgage Loan in whole, but not in part, on any date before November 11, 2024. In addition, the Encino Financial Center Mortgage Loan is prepayable without penalty on or after November 11, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ENCINO FINANCIAL CENTER

Sources and Uses

Sources			Uses
Original loan amount	$44,000,000	100.0%	Loan payoff(1)	$41,311,686	93.9%
			Reserves	194,032	0.4
			Closings costs	266,752	0.6
			Return of equity	2,227,530	5.1
Total Sources	$44,000,000	100.0%	Total Uses	$44,000,000	100.0%

(1)	The Encino Financial Center Property was previously securitized in the JPMCC 2005-LDP3 transaction.

The Property. The Encino Financial Center Property is a 13-story, class A office tower totaling 227,223 square feet located in Encino, California, approximately 17.9 miles northwest of the Los Angeles central business district. Built in 1975, the Encino Financial Center Property has been continuously maintained and renovated over the approximate 40-year ownership period of the sponsor. Over the past four years, the sponsor has invested approximately $4.4 million on tenant improvements, leasing commissions and capital expenditures. Amenities at the Encino Financial Center Property include a parking garage, a ground floor bank branch, car wash services, eatery, notary public and on-site storage. Parking for the Encino Financial Center Property is provided by a five-level parking structure that contains 755 garage parking spaces, equating to a parking ratio of 3.3 spaces per 1,000 square feet of rentable area.

The Encino Financial Center Property primarily caters to smaller professional firms such as law firms, accounting firms, finance companies and doctor’s offices. The average tenant suite is approximately 2,582 square feet, and at least 37.4% of the net rentable area has been in occupancy for at least ten years. According to a third party market research report, the Encino Financial Center Property has averaged 94.3% occupancy since 1996, and was awarded the Energy Star label in 12 of the past 13 years for its operating efficiency. As of January 31, 2015, the Encino Financial Center Property was 91.9% leased by 78 tenants.

The following table presents certain information relating to the tenancy at the Encino Financial Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Marshall Oldman & Norman Hoffman	NR/NR/NR	18,895	8.3%	$37.07	$700,510	11.3%	6/30/2020
Barrister Executive Suites, Inc.	NR/NR/NR	18,437	8.1%	$27.00	$497,799	8.0%	12/31/2018
City National Bank	A-/A3/BBB+	9,831	4.3%	$48.00	$471,900	7.6%	3/31/2019
Bovitz Research Group	NR/NR/NR	9,108	4.0%	$29.50	$268,719	4.3%	9/30/2017
Weissman, Klass, Weingarten, and Shaw	NR/NR/NR	6,961	3.1%	$29.92	$208,255	3.4%	MTM
Total Major Tenants		63,232	27.8%	$33.96	$2,147,183	34.6%

Non-Major Tenants		139,031	61.2%	$29.20	$4,059,761	65.4%

Occupied Collateral Total		202,264	89.0%	$30.69	$6,206,945	100.0%

Storage/Other Space(3)		7,140	3.1%

Vacant Space		17,820	7.8%

Collateral Total		227,223	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through April 2016 totaling $125,043.
(3)
Storage/Other Space includes 5,642 square feet (2.5% of net rentable area) of occupied storage space, a 1,004 square foot (0.4% of net rentable area) building adjustment and 494 square feet (0.2% of net rentable area) of vacant storage space. Storage income has been included in other income in the underwritten net cash flow. See “Historical Occupancy” section.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ENCINO FINANCIAL CENTER

The following table presents certain information relating to the lease rollover schedule at the Encino Financial Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	12	21,370	9.4%	21,370	9.4%	$556,428	$26.04
2015	11	22,275	9.8%	43,646	19.2%	$689,251	$30.94
2016	11	24,726	10.9%	68,372	30.1%	$736,695	$29.79
2017	16	33,176	14.6%	101,547	44.7%	$997,096	$30.06
2018	11	36,053	15.9%	137,600	60.6%	$1,004,969	$27.87
2019	12	36,456	16.0%	174,056	76.6%	$1,250,467	$34.30
2020	4	26,229	11.5%	200,286	88.1%	$908,899	$34.65
2021	1	1,978	0.9%	202,264	89.0%	$63,138	$31.92
2022	0	0	0.0%	202,264	89.0%	$0	$0.00
2023	0	0	0.0%	202,264	89.0%	$0	$0.00
2024	0	0	0.0%	202,264	89.0%	$0	$0.00
2025	0	0	0.0%	202,264	89.0%	$0	$0.00
Thereafter	0	0	0.0%	202,264	89.0%	$0	$0.00
Storage/Other	0	7,140	3.1%	209,404	92.2%	$0	$0.00
Vacant	0	17,820	7.8%	227,223	100.0%	$0	$0.00
Total/Weighted Average	78	227,223	100.0%			$6,206,945	$30.69

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes storage, a building adjustment and vacant space, totaling 24,960 square feet (11.0% of net rentable area).

The following table presents historical occupancy percentages at the Encino Financial Center Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	1/31/2015(2)
91.3%	87.9%	92.2%	91.9%

(1)	Information obtained from the borrower.
(2)
Information obtained from the underwritten rent roll. Current occupancy includes 5,642 square feet (2.5% of net rentable area) of occupied storage space and a 1,004 square foot (0.4% of net rentable area) building adjustment.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Encino Financial Center Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$6,061,478	$5,805,841	$5,931,480	$6,206,945(1)	83.3%	$27.32
Grossed Up Vacant Space	0	0	0	534,591	7.2	2.35
Total Reimbursables	213,323	83,532	188,260	188,260	2.5	0.83
Parking Income	1,016,112	1,066,664	1,130,671	1,130,671	15.2	4.98
Other Income	62,804	60,753	62,787	62,787	0.8	0.28
Less Vacancy & Free Rent	(454,617)	(417,862)	(218,711)	(674,154)(2)	(9.1)	(2.97)
Effective Gross Income	$6,899,100	$6,598,928	$7,094,487	$7,449,100	100.0%	$32.78

Total Operating Expenses	$3,049,559	$2,904,216	$3,138,931	$3,512,594	47.2%	$15.46

Net Operating Income	$3,849,542	$3,694,712	$3,955,556	$3,936,507	52.8%	$17.32
TI/LC	0	0	0	221,394	3.0	0.97
Capital Expenditures	0	0	0	45,445	0.6	0.20
Net Cash Flow	$3,849,542	$3,694,712	$3,955,556	$3,669,668	49.3%	$16.15

NOI DSCR	1.53x	1.47x	1.57x	1.57x
NCF DSCR	1.53x	1.47x	1.57x	1.46x
NOI DY	8.7%	8.4%	9.0%	8.9%
NCF DY	8.7%	8.4%	9.0%	8.3%

(1)	U/W Base Rent includes contractual rent steps through April 2016 totaling $125,043.
(2)	The underwritten economic vacancy is 10.0%. The Encino Financial Center Property was 91.9% physically occupied as of January 31, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ENCINO FINANCIAL CENTER

Appraisal. As of the appraisal valuation date of February 4, 2015, the Encino Financial Center Property had an “as-is” appraised value of $72,000,000.

Environmental Matters. According to the Phase I environmental report dated February 13, 2015, there was no evidence of any recognized environmental conditions at the Encino Financial Center Property.

Market Overview and Competition. The Encino Financial Center Property is located in Encino, California, along highly trafficked Ventura Boulevard, which runs parallel to US Route 101 through San Fernando Valley. The Encino Financial Center Property is located approximately 1.0 mile west of Interstate 405 and 1.2 miles southwest of the US Route 101 and Interstate 405 interchange, which is considered to be one of the busiest intersections in the United States with over 550,000 vehicles per day. Encino is located approximately 17.9 miles northwest of the Los Angeles central business district, in the south central portion of the San Fernando Valley, approximately 18.6 miles north of Los Angeles International Airport and 13.6 miles north of the Pacific Ocean coastline. Other nearby demand drivers include the Encino Hospital Medical Center, a 150-bed Prime Healthcare hospital located two buildings west of the Encino Financial Center Property, and Sherman Oaks Galleria, a 1.3 million square foot mixed-use retail and office complex located one mile east of the Encino Financial Center Property. As of 2014, the estimated population within a three- and five-mile radius of the Encino Financial Center Property was 182,153 and 475,074, respectively and the average household income within the same radii was $111,161 and $88,521, respectively.

According to the appraisal, the Encino Financial Center Property is located in the Encino office submarket of the Los Angeles North office market. The Los Angeles North office market contains approximately 53.7 million square feet of office space in 603 buildings (excluding owner/user, medical and government buildings) exhibiting a direct vacancy rate of 12.4% as of the fourth quarter 2014. The Encino office submarket comprised approximately 3.8 million square feet of office space as of the fourth quarter of 2014 and accounted for approximately 7.1% of the Los Angeles North office market inventory. When combined with the adjacent Sherman Oaks submarket, the total office inventory is 6.5 million square feet, collectively approximating the third largest submarket in the Los Angeles North market. According to the appraisal, the combined Encino/Sherman Oaks submarket occupancy has averaged 91.5% since 1999. Similar to the tenant composition of the Encino Financial Center Property, the tenant base in these two submarkets include financial services, professional firms such as legal and accounting services, and investment/brokerage firms. These firms are attracted to the area by the executive housing neighborhoods in the surrounding area. As of year-end 2014, the Encino submarket exhibited a vacancy rate of 9.2%, with a current average asking rent of $28.32 per square foot on a gross basis.

The following table presents certain information relating to comparable office properties for the Encino Financial Center Property:

Competitive Set(1)

	Encino Financial Center (Subject)	Encino Gateway Building	Encino Plaza	16000 Ventura Boulevard	Ventura Woodley Building	MB Building	Ventura Libbit Building
Location	Encino, CA	Encino, CA	Encino, CA	Encino, CA	Encino, CA	Encino, CA	Encino, CA
Distance from Subject	--	0.5 miles	0.3 miles	0.2 miles	0.1 miles	0.2 miles	0.2 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1975/2005	1975/1998	1971/1992	1980/1996	1969/2001	1972/1992	1980/NAV
Stories	13	20	18	12	12	12	13
Total GLA	227,223 SF	288,207 SF	262,404 SF	187,816 SF	130,000 SF	163,775 SF	172,619 SF
Total Occupancy	92%	89%	93%	92%	96%	95%	99%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is EFC Investors, Ltd., a California limited partnership which is a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Encino Financial Center Mortgage Loan. Robert J. Lowe is the guarantor of certain nonrecourse carveouts under the Encino Financial Center Mortgage Loan.

The Sponsor. Robert J. Lowe is the chairman of the board and chief executive officer of Lowe Enterprises, Inc. (“Lowe”), a Los Angeles-based real estate development, investment advisory and management firm. Lowe is a diversified real estate company active in commercial, hospitality and residential property investment, management and development. Founded in 1972 by Mr. Lowe, the firm has been responsible for $7.0 billion in real estate assets, including commercial, hospitality and debt investments. Since inception in 1972, Lowe has acquired, developed or managed more than $24.0 billion of real estate assets. Lowe maintains additional regional offices in Southern California, Denver, Philadelphia, Seattle and Washington, DC. Lowe has been involved in prior loan workouts and foreclosures as a result of the economic downturn. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $42,750 for taxes, $102,466 for rent concessions ($29,778 for Kingsley and Kingsley, $27,605 for Goldman, Kurland and Mohidian LLP, $14,499 for Carlson & Cohen and $30,584 for five other tenants) and $48,816 for outstanding tenant improvements and leasing commissions ($25,590 for Nemirof & Cohen LLP, $11,868 for Gary W. Green DDS and $11,358 for Premier Sports and Entertainment). Ongoing monthly reserves are required in an amount equal to $21,375 for taxes, $3,787 for replacement reserves (subject to a cap of $90,888) and $28,403 for general tenant improvements and leasing commissions (subject to a cap of $681,672, as long as (i) the trailing-twelve month net cash flow debt yield is equal to or greater than 9.5%, tested on a quarterly basis and (ii) no event of default has occurred or is continuing). The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the Encino Financial Center Property is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ENCINO FINANCIAL CENTER

insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of the insurance premiums when due.

Lockbox and Cash Management. The Encino Financial Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager deposit all cash revenues and all other monies received into such lockbox account within two business day after receipt. Prior to a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are swept to a borrower account. During a Cash Trap Event Period, the borrower and property manager will cause all rents to be deposited directly into the lockbox account, and all funds on deposit in the lockbox account will be swept to a lender-controlled cash management account on a daily basis.

A “Cash Trap Event Period” will commence (i) upon the occurrence and continuance of an event of default; or (ii) upon the amortizing debt service coverage ratio falling below 1.15x. A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; and with respect to clause (ii), upon the date that the amortizing debt service coverage ratio is greater than or equal to 1.20x for one calendar quarter.

Property Management. The Encino Financial Center Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Encino Financial Center Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty (which includes an environmental indemnity) by an affiliate of the transferee; and (iii) rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C28 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Encino Financial Center Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report dated February 13, 2015 indicated a probable maximum loss of 17.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MILESTONE PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MILESTONE PORTFOLIO

Miramar
Miami Lakes
Miami Gardens
Aventura
North Miami Beach
Golden Glades
Opa-Locka
North Miami
Medley
Bal Harbour
MIAMI-DADE COUNTY
Hialeah
North Beach
Hialeah Gardens
METRORAIL
Little River
Mid Beach
Liberty City
Morningside
MIAMI BEACH
Doral
MIAMI
Downtown
South Beach
Little Havana
Atlantic Ocean
Westchester
Coral Gables
Coconut Grove
Virginia Key
West Miami
South Miami
Key Biscayne
Biscayne Bay
Kendall
Pinecrest
Richmond Heights
Palmetto Bay

Yulee
Amelia City
Callahan
American Beach
NASSAU COUNTY
Ratliff
Pecan Park
Jamestown
Dinsmore
San Mateo
JACKSONVILLE
Atlantic Ocean
Cisco Gardens
Biltmore
Atlantic Beach
Commonwealth
Downtown
Neptune Beach
Arlington
Riverside
Southbank
DUVAL COUNTY
Jacksonville Beach
Ortega
Sweetwater
Ponte Vedra Beach
Jacksonville Heights
Baymeadows
Deerwood
Southwood
Palm Valley
Southeast Jacksonville
Orange Park
Mandarin
CLAY COUNTY
Fruit Cove
Nocatee
Middleburg
ST. JOHNS COUNTY
St. Johns River

Vandalia
Englewood
Huber Heights
Clayton
Shiloh
Northridge
Trotwood
Fairborn
Riverside
DAYTON
Downtown
Beavercreek
Oakwood
Moraine
Kettering
Xenia
West Carrollton
Woodbourne
Miamisburg
Bellbrook
Centerville
Spring Valley

Milestone Portfolio

1	Preferred Freezer	Medley, FL
2	Veritiv	Jacksonville, FL
3	Best Buy	Beavercreek, OH

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – Milestone Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Various – See Table
Original Principal Balance:	$28,800,000			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:	$28,722,854			Location:	Various – See Table
% of Initial Pool Balance:	2.5%			Size:	396,825 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$72.38
Borrower Names:	Freezestore Medley LLC, Milestone Jacksonville LLC and Milestone Beaver Creek LLC			Year Built/Renovated:	Various – See Table
Sponsors:	Elaine Milestone and Scott Milestone			Title Vesting:	Fee
Mortgage Rate:	4.180%			Property Manager:	Self-managed
Note Date:	March 3, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	March 5, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	None			Current Occupancy (As of):	100.0% (5/1/2015)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$3,286,017 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,331,857 (12/31/2013)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of):	$3,325,627 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$4,258,352
				U/W Expenses:	$1,067,782
				U/W NOI:	$3,190,570
				U/W NCF:	$2,901,115
				U/W NOI DSCR:	1.89x
Escrows and Reserves(1):				U/W NCF DSCR:	1.72x
				U/W NOI Debt Yield:	11.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.1%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$51,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	January 16, 2015
Replacement Reserves	$0	Springing	$680,000	Cut-off Date LTV Ratio:	56.3%
TI/LC Reserve	$0	Springing	$930,000	LTV Ratio at Maturity or ARD:	45.2%

(1)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Milestone Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering two industrial properties and one retail property located in Florida and Ohio (the “Milestone Portfolio Properties”). The Milestone Portfolio Mortgage Loan was originated on March 3, 2015 by Prudential Mortgage Capital Company and will be purchased by Wells Fargo Bank, National Association prior to the issuance of the Series 2015-C28 Certificates. The Milestone Portfolio Mortgage Loan will be transferred to the Trust by Wells Fargo Bank, National Association. The Milestone Portfolio Mortgage Loan had an original principal balance of $28,800,000, has an outstanding principal balance as of the Cut-off Date of $28,722,854 and accrues interest at an interest rate of 4.180% per annum. The Milestone Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Milestone Portfolio Mortgage Loan matures on March 5, 2025.

Following the lockout period, the borrowers have the right to defease the Milestone Portfolio Mortgage Loan in whole, or in part (see “Partial Release” section), on any date before December 5, 2024. In addition, the Milestone Portfolio Mortgage Loan is prepayable without penalty on or after December 5, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MILESTONE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$28,800,000	100.0%	Loan payoff	$27,280,271	94.7%
			Closing costs	583,395	2.0
			Return of equity	936,334	3.3
Total Sources	$28,800,000	100.0%	Total Uses	$28,800,000	100.0%

The Properties. The Milestone Portfolio Properties comprise two single-tenanted industrial properties (occupied by Preferred Freezer and Veritiv) and one single-tenanted retail property (occupied by Best Buy) totaling 396,825 rentable square feet. Built between 1960 and 2003, the Milestone Portfolio Properties are located in Florida and Ohio. As of May 1, 2015, each of the Milestone Portfolio Properties was 100.0% occupied by its respective tenant.

The following table presents certain information relating to the Milestone Portfolio Properties:

Property Name – Location	Property Type	Property Sub-type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated Cut-off Date LTV
Preferred Freezer – Medley, FL	Industrial	Warehouse	$23,135,860	80.5%	100.0%	2003/NAP	168,912	$41,000,000	56.4%
Veritiv – Jacksonville, FL	Industrial	Warehouse	$2,990,967	10.4%	100.0%	1960/1995	182,724	$5,300,000	56.4%
Best Buy – Beavercreek, OH	Retail	Single Tenant	$2,596,027	9.0%	100.0%	1994/NAP	45,189	$4,700,000	55.2%
Total/Weighted Average			$28,722,854	100.0%	100.0%		396,825	$51,000,000	56.3%

Preferred Freezer - Medley, Florida (80.5% of Cut-off Date Principal Balance)

The Preferred Freezer property is an industrial property that was built in 2003 and contains approximately 168,912 square feet situated on approximately 10.1 acres located just south of US Highway 27 in Medley, Florida. The Preferred Freezer property is used for the long term storage of temperature-controlled products (cold storage). The Preferred Freezer property is 100.0% occupied by Preferred Freezer Services (“Preferred Freezer”). Preferred Freezer has occupied the space since 2005 and has 15 years remaining on a 25-year absolute net lease through July 2030. Preferred Freezer, headquartered in Chatham, New Jersey, operates full service temperature controlled warehouses throughout the United States and Asia. Preferred Freezer has approximately 1,300 employees and operates over 200 million cubic feet of warehouse space. Clients of Preferred Freezer include, among others, Publix Foods, Walmart, McDonald’s, The Cheesecake Factory, Kraft, IKEA, Johnsonville, Smithfield, Butterball, Sysco, MBM, US Foods, and Chicken of the Sea.

Veritiv - Jacksonville, Florida (10.4% of Cut-off Date Principal Balance)

The Veritiv property is an industrial property that was built in 1960 and renovated in 1995 and contains 182,724 square feet situated on approximately 9.0 acres located just northeast of Interstate 10 in Jacksonville, Florida. The Veritiv property contains four buildings and is used for storage and distribution. The clear height of the warehouse area ranges from 13 feet to 25 feet and contains 20 metal roll-up doors of which 15 are at dock height. Approximately 9.0% of the gross building area is finished office space. The Veritiv property is 100.0% occupied by Veritiv Corporation (“Veritiv”), a subsidiary of Georgia Pacific. Veritiv has occupied the space since 2002 and has three years remaining on a 15-year absolute net lease through June 2018. Veritiv has five, five-year renewal options. Veritiv (NYSE: VRTV) operates as a business-to-business distributor of paper, packaging and facility supplies products in North America.

Best Buy - Beavercreek, Ohio (9.0% of Cut-off Date Principal Balance)

The Best Buy property is a retail property that was built in 1994 and contains 45,189 square feet situated on approximately 4.7 acres. The Best Buy property is located in the northern portion of the city of Beavercreek, Ohio, approximately 7.1 miles east of the Dayton central business district and is 100.0% occupied by Best Buy. Best Buy has occupied the space since 1998 and has three years remaining on its 20-year absolute net lease through February 2018. The Best Buy property benefits from its proximity to the Wright-Patterson Air Force Base (3.0 miles north), Wright State University (3,000 feet north) and the National Museum of the Air Force (2.0 miles west). Additionally, the Best Buy property is located along North Fairfield Road, a major commercial thoroughfare that includes an adjacent Lowe’s Home Improvement, Walmart, Sam’s Club, Chipotle Mexican Grill and the Mall at Fairfield Commons, a two-level enclosed mall with over 130 specialty shops including notable national retailers such as Dick’s Sporting Goods, Macy’s, Victoria’s Secret, H&M and Starbucks. According to a third party market research report, the estimated 2015 population within a three- and five-mile radius of the Best Buy property was 50,543 and 126,204, respectively, with an estimated average household income within the same radii of $51,746 and $47,933, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MILESTONE PORTFOLIO

The following table presents certain information relating to the tenancy at the Milestone Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF	Occupancy Cost	Lease Expiration Date

Major Tenants
Preferred Freezer	NR/NR/NR	168,912	42.6%	$16.68	$2,817,452	75.9%	$69(2)	24.0%(2)	7/31/2030(3)
Veritiv(4)	NR/Baa1/A+	182,724	46.0%	$2.66	$486,106	13.1%	NAV	NAV	6/30/2018(5)
Best Buy	BB/Baa2/BB	45,189	11.4%	$9.07	$410,000	11.0%	NAV	NAV	2/11/2018(6)
Total Major Tenants		396,825	100.0%	$9.36	$3,713,558	100.0%

Occupied Collateral Total		396,825	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Sales PSF and Occupancy Cost represent the trailing six-month period ending June 30, 2014 annualized.
(3)	Preferred Freezer has four, five-year renewal options.
(4)	Veritiv is not currently in occupancy of 21,265 square feet (5.4% of net rentable area) of functionally obsolete space.
(5)	Veritiv has five, five-year renewal options.
(6)	Best Buy has three, five-year renewal options.

The following table presents certain information relating to the lease rollover schedule at the Milestone Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	2	227,913	57.4%	227,913	57.4%	$896,106	$3.93
2019	0	0	0.0%	227,913	57.4%	$0	$0.00
2020	0	0	0.0%	227,913	57.4%	$0	$0.00
2021	0	0	0.0%	227,913	57.4%	$0	$0.00
2022	0	0	0.0%	227,913	57.4%	$0	$0.00
2023	0	0	0.0%	227,913	57.4%	$0	$0.00
2024	0	0	0.0%	227,913	57.4%	$0	$0.00
2025	0	0	0.0%	227,913	57.4%	$0	$0.00
Thereafter	1	168,912	42.6%	396,825	100.0%	$2,817,452	$16.68
Vacant	0	0	0.0%	396,825	100.0%	$0	$0.00
Total/Weighted Average	3	396,825	100.0%			$3,713,558	$9.36
(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Milestone Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	5/1/2015(2)
100.0%	100.0%	100.0%	100.0%

(1) Information obtained from the borrower.
(2) Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MILESTONE PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Milestone Portfolio Properties:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,469,655	$3,474,373	$3,479,138	$3,713,558	87.2%	$9.36
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables	0	0	0	1,037,471(1)	24.4	2.61
Other Income	1,413	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	(492,677)(2)	(11.6)	(1.24)
Effective Gross Income	$3,471,068	$3,474,373	$3,479,138	$4,258,352	100.0%	$10.73

Total Operating Expenses	$185,051	$142,516	$153,511	$1,067,782(1)	25.1%	$2.69

Net Operating Income	$3,286,017	$3,331,857	$3,325,627	$3,190,570	74.9%	$8.04
TI/LC	0	0	0	202,153	4.7	0.51
Capital Expenditures	0	0	0	87,302	2.1	0.22
Net Cash Flow	$3,286,017	$3,331,857	$3,325,627	$2,901,115	68.1%	$7.31

NOI DSCR	1.95x	1.98x	1.97x	1.89x
NCF DSCR	1.95x	1.98x	1.97x	1.72x
NOI DY	11.4%	11.6%	11.6%	11.1%
NCF DY	11.4%	11.6%	11.6%	10.1%
(1)	All tenants have absolute net leases. All recoverable expenses are passed through for cash flow underwriting purposes. The tenants pay all expenses directly.
(2)	The underwritten economic vacancy is 10.4%. The Milestone Portfolio Properties were 100.0% physically occupied as of May 1, 2015.

Appraisals. As of the appraisal valuation dates ranging from January 16, 2015 to January 21, 2015, the Milestone Portfolio Properties had an aggregate “as-is” appraised value of $51,000,000.

Environmental Matters. According to the Phase I environmental site assessments dated January 23, 2015 and January 30, 2015, there were no recognized environmental conditions at the Milestone Portfolio Properties.

Market Overview and Competition. The Milestone Portfolio Properties are located in Medley, Florida; Jacksonville, Florida; and Beavercreek, Ohio.

Medley, Florida

According to a third party market research report, the Preferred Freezer property is located within the Miami warehouse/distribution market. As of the fourth quarter 2014, the Miami warehouse/distribution market reported a total inventory of 106.7 million square feet with a 7.2% vacancy rate and average asking rents of $6.69 per square foot on a net basis. According to a third party market research report, the Preferred Freezer property is located within the Hialeah Gardens/Medley warehouse/distribution submarket. As of the fourth quarter 2014, the Hialeah Gardens/Medley warehouse/distribution submarket reported a total inventory of 20.9 million square feet with a 6.9% vacancy rate and average asking rents of $6.60 per square foot. In the Miami warehouse/distribution market there are 68 cold storage properties totaling 5.2 million square feet. The cold storage market is 99.2% occupied and over the past six years, the occupancy rate has increased from 92.0% in 2009 and has been above 98.0% since early 2012.

Jacksonville, Florida

According to a third party market research report, the Veritiv property is located within the Jacksonville warehouse/distribution market. As of the fourth quarter 2014, the Jacksonville warehouse/distribution market reported a total inventory of 69.2 million square feet with a 15.2% vacancy rate and average asking rents of $3.68 per square foot on a net basis. According to a third party market research report, the Veritiv property is located within the Northwest Jacksonville warehouse/distribution submarket. As of the fourth quarter 2014, the Northwest Jacksonville warehouse/distribution submarket reported a total inventory of 19.0 million square feet with a 20.9% vacancy rate and average asking rents of $3.11 per square foot. The Northwest Jacksonville warehouse/distribution submarket experienced positive absorption of 29,000 square feet over the past two quarters.

Beavercreek, Ohio

According to a third party market research report, the Best Buy property is located within the Dayton retail market. As of the fourth quarter 2014 the Dayton retail market reported a total inventory of 16.9 million square feet with a 16.8% vacancy rate and average asking rents of $10.95 per square foot, triple-net. According to a third party market research report, the Best Buy property is located within the Greene County retail submarket. As of the fourth quarter 2014, the Greene County retail submarket reported a total inventory of 2.1 million square feet with a 14.8% vacancy rate and average asking rents of $10.25 per square foot, triple-net.

The Borrowers. The borrowers are Freezestore Medley LLC, Milestone Jacksonville LLC and Milestone Beaver Creek LLC, each a single-member limited liability company with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Milestone Portfolio Mortgage Loan. The borrowers are each 100% owned by Milestone Manor Partnership. Ownership in Milestone Manor Partnership is divided equally between two trusts where Elaine Milestone serves as a co-trustee of both. Elaine Milestone serves as the president of each borrower and is a co-trustee for each of the aforementioned trusts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MILESTONE PORTFOLIO

Elaine Milestone, her son Scott Milestone and the aforementioned two trusts are the guarantors of certain nonrecourse carveouts under the Milestone Portfolio Mortgage Loan.

The Sponsors. The sponsors are Elaine Milestone and Scott Milestone, each a principal at Milestone Enterprises, LLC (“Milestone”). Milestone was formed in 2006 and is located in Chevy Chase, Maryland. Milestone’s real estate portfolio contains approximately 500,000 square feet of industrial space, 400,000 square feet of which comprises absolute net leases for single tenant properties in Florida, Ohio and Texas. The aggregate value of Milestone’s real estate holdings is approximately $67.0 million. Elaine Milestone, as President of Milestone, leads weekly discussions regarding property operations, leasing decisions and major policy decisions. Scott Milestone is also integral in the aforementioned tasks, but also active in day-to-day operations, overseeing operations, maintenance and new tenant construction for the local properties.

Escrows.
Prior to an event of default, monthly escrows are not required for real estate taxes and insurance. Upon the occurrence of an event of default, the borrowers are required to make monthly deposits: (i) for the payment of real estate taxes in an amount equal to one-twelfth of the lender’s annual estimate of annual taxes; and (ii) for the payment of insurance premiums, in an amount equal to one-twelfth of the lender’s estimate of insurance premiums.

Upon the occurrence and continuance of a Preferred CM Trigger Event, Best Buy CM Trigger Event or Veritiv CM Trigger Event (as defined in the “Lockbox and Cash Management” section), the borrowers are required to deposit monthly payments into a replacement reserve account in the amount of $5,350, $1,770 and $2,284, respectively (subject to a cap of $680,000).

Upon the occurrence and continuance of a Best Buy CM Trigger Event, the borrower is required to deposit monthly leasing reserves of $100,000, subject to a cap of $600,000. Upon the occurrence and continuance of a Veritiv CM Trigger Event, the borrower is required to deposit monthly leasing reserves of $55,000, subject to a cap of $330,000.

Lockbox and Cash Management. The Milestone Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrowers direct the tenants to pay their rents directly to such lockbox account. The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account. Prior to the occurrence of a Cash Sweep Period (as defined below), all funds on deposit in the lockbox account are swept into the borrowers’ operating accounts on a daily basis. During a Cash Sweep Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account on a daily basis.

A “Cash Sweep Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) a Best Buy CM Trigger Event; (iii) a Veritiv CM Trigger Event; or (iv) a Preferred CM Trigger Event (as defined below). A Cash Sweep Period will expire, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the occurrence of a Best Buy CM Trigger Event Cure (as defined below); with regard to clause (iii), upon the occurrence a Veritiv CM Trigger Event Cure (as defined below); and with regard to clause (iv), upon the occurrence of a Preferred CM Trigger Event Cure (as defined below).

A “Veritiv CM Trigger Event” will occur upon the earlier of (i) 180 days prior to the expiration of the Veritiv lease term; (ii) Veritiv providing notice of its intent to vacate its leased space or failing to provide notice of its intent to extend on or before the expiration of the Veritiv lease term; (iii) Veritiv failing to occupy or vacating its leased space; and (iv) Veritiv filing bankruptcy or similar insolvency proceedings.

A “Veritiv CM Trigger Event Cure” will occur, with regard to clause (i), upon the borrowers providing satisfactory evidence that Veritiv has renewed or extended the Veritiv lease at no less than market rent or the occurrence of an Acceptable Tenant Event (as defined below); with regard to clause (ii) and (iii), upon the occurrence of an Acceptable Tenant Event; and with regard to clause (iv), upon the earliest to occur of (x) emergence from bankruptcy or (y) assumption of the applicable lease under applicable bankruptcy law and cure of all existing defaults.

A “Best Buy CM Trigger Event” will occur upon the earlier of (i) 180 days prior to the expiration of the Best Buy lease term; (ii) Best Buy providing notice of its intent to vacate its leased space or fails to provide notice of its intent to extend on or before the expiration of the Best Buy lease term; (iii) Best Buy failing to occupy or vacating its leased space; and (iv) Best Buy filing bankruptcy or similar insolvency proceedings.

A “Best Buy CM Trigger Event Cure” will occur, with regard to clause (i), upon the borrowers providing satisfactory evidence that Best Buy has renewed or extended the Best Buy lease at no less than market rent or the occurrence of an Acceptable Tenant Event; with regard to clause (ii) and (iii), upon the occurrence of an Acceptable Tenant Event; and with regard to clause (iv), upon the earliest to occur of (x) emergence from bankruptcy or (y) assumption of the applicable lease under applicable bankruptcy law and cure of all existing defaults.

A “Preferred CM Trigger Event” will occur upon the earlier of (i) Preferred Freezer providing notice of its intent to vacate its leased space or failing to provide notice of its intent to extend on or before the expiration of the Preferred Freezer lease term; (ii) Preferred Freezer failing to occupy or vacating its leased space; and (iii) Preferred Freezer filing bankruptcy or similar insolvency proceedings.

A “Preferred CM Trigger Event Cure” will occur, with regard to clause (i) and (ii), upon the occurrence of an Acceptable Tenant Event; and with regard to clause (iii), upon the earliest to occur of (x) emergence from bankruptcy or (y) assumption of the applicable lease under applicable bankruptcy law and cure of all existing defaults.

An “Acceptable Tenant Event” means such time that the borrowers deliver to the lender a signed respective lease with either Veritiv, Best Buy, Preferred Freezer, or a replacement tenant(s) satisfactory to the lender, (i) with the following minimum lease terms: (a) lease term

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MILESTONE PORTFOLIO

of no less than two years beyond the maturity of the Milestone Portfolio Mortgage Loan, (b) base rent of no less than the base rent previously received at such respective leased space, and (c) net rentable area of no less than 100% of the respective previously leased space; (ii) such tenant is in occupancy, open for business and has commenced rent payments; (iii) all landlord delivery and buildout obligations under the lease have been satisfied; and (iv) receipt of an estoppel from the tenant confirming clauses (ii) and (iii).

Property Management. The Milestone Portfolio Properties are managed by an affiliate of the borrowers.

Assumption. The borrowers have a two-time right to transfer the Milestone Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C28 Certificates.

Right of First Offer / Right of First Refusal. Preferred freezer has a right of first offer (“ROFO”) to purchase the Preferred Freezer property (Medley, Florida) if the borrower markets the property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed-in-lieu thereof. In addition, Veritiv has a right of first refusal (“ROFR”) to purchase the Veritiv property (Jacksonville, Florida) if the borrower accepts on offer from a third party to purchase the property. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed-in-lieu thereof.

Partial Release. Following the lockout period, the borrowers are permitted to partially release the Veritiv and Best Buy occupied properties only in connection with a partial defeasance, subject to certain conditions including (i) defeasance of a portion of the Milestone Portfolio Mortgage Loan in an amount equal to 100% of the allocated loan amount for the released property; (ii) the post-release loan-to-value ratio for remaining properties is not greater than 65.0%; (iii) rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C28 Certificates; and (iii) the lender receives a legal opinion that the release satisfies REMIC requirements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Milestone Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Milestone Portfolio Properties during the loan term. At the time of closing, the Milestone Portfolio Properties had insurance coverage for windstorms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUTOMATIC LOFTS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUTOMATIC LOFTS

CHICAGO
Lake Michigan
Lincoln Park
LINCOLN PARK
Old Town
Gold Coast
Goose Island
Ukrainian Village
River West
Near North Side
River North
Streeterville
Fulton River District
West Town
New East Side
Near West Side
Chicago Loop
West Loop
Greektown
South Loop
GRANT PARK
Millennium Park
University Village/ Little Italy
Illinois Medical District
Near South Side
Pilsen
Burnham Park
The Automatic Lofts
410 South Morgan Street
Chicago, IL 60607
W. North Ave.
W. Division St.
W. Chicago Ave.
W. Grand Ave.
W. Randolph St.
W. Washington Blvd.
W. Warren Blvd.
W. Madison St.
W. Adams St.
W. Jackson Blvd.
W. Harrison St.
W. Taylor St.
W. Roosevelt Rd.
W. 14th Pl.
W. 18th St.
E. Congress Pkwy.
E. Chicago Ave.
E. Ontario St.
E. Ohio St.
W. Ontario St.
W. Ohio St.
E. Oak St.
W. Wacker Dr.
W. LaSalle Dr
N. Halsted St.
S. Halsted St.
N. Ashland Ave.
S. Ashland Ave.
N. Damen Ave.
S. Damen Ave.
N. Ogden Ave.
W. Ogden Ave.
N. Clybourn St.
N. Lincoln Ave.
N. Clark St.
N. La Salle St.
N. State St.
N. Michigan Ave.
S. Michigan Ave.
S. State St.
S. Clark St.
S. Wabash Ave.
S. Racine Ave.
S. Blue Island Ave.
S. Des Plaines St.
S. Clinton St.
S. Canal St.
Canalport Ave.
Wacker Drive
Lake Shore Drive
Kennedy Expwy
Eisenhower Expwy
Dan Ryan Expwy
North Branch
South Branch
Chicago River
METRA
CTA BLUE LINE
CTA PINK, GREEN LINES
GREEN LINE
RED LINE
CTA RED LINE
CTA BROWN, PURPLE LINES
CTA GREEN, ORANGE LINES
PINK, BLUE LINES
Union Park
Skinner Park
Arrigo Park
Addams Park
Seward Park
Schiller Stanton Park
Union Station
Ogilvie Metra
Willis (Sears) Tower
Chicago Mercantile Exchange
Chicago Stock Exchange
Art Institute of Chicago
Navy Pier
Shedd Aquarium
Field Museum
Soldier Field
McCormick Place
Arie Crown Theatre
John Hancock Center
Water Tower Place
Museum of Contemporary Art Chicago
Northwestern Univ. Chicago Campus
Northwestern Memorial Hospital
Tribune Tower
NBC Tower
Wrigley Building
Marina City
Trump Intl. Hotel & Tower
Daley Plaza
City Hall
Chase Tower
AT&T Corporate Center
Citigroup Center
Chicago Theatre
Prudential Plaza
AON Center
Buckingham Fountain
Chicago Yacht Club
University of Illinois-Chicago
Univ. of Illinois College of Medicine
UIC College of Dentistry
UIC School of Public Health
Rush Univ. Medical Center
Cook County Hospital
Jesse Brown VA Medical Center
City Coll. of Chicago/ Malcolm X Coll.
United Center
Polish Museum of America
Ida Crown Natatorium
National Museum of Mexican Art
Robert Morris Univ.
DePaul Univ. College of Law
Spertus Inst. of Jewish Studies
Ford Ctr. for Performing Arts
333 Wacker Drive
Merchandise Mart
900 North Michigan Shops
The Shops at North Bridge
Water Tower
Randolph St Metra
Van Buren Street Metra
LaSalle Street Metra
Museum Campus Metra
Halsted Street Metra
McCormick Place Metra
41
90
94
290
Algonquin
Palatine
Arlington Heights
Elgin
Hoffman Estates
Schaumburg
Des Plaines
Evanston
Skokie
Park Ridge
St. Charles
Wheaton
Elmhurst
Oak Park
Cicero
Berwyn
Aurora
Naperville
Bolingbrook
Oswego
Romeoville
Orland Park
Oak Forest
Harvey
Calumet City
Burbank
Oak Lawn
Woodridge
Mundelein
Buffalo Grove
Glenview
Wilmette
Lake Michigan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – The Automatic Lofts

Loan Information				Property Information
Mortgage Loan Seller:	Well Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$28,000,000			Specific Property Type:	Student Housing
Cut-off Date Principal Balance:	$28,000,000			Location:	Chicago, IL
% of Initial Pool Balance:	2.4%			Size:	482 Beds
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Bed:	$58,091
Borrower Name:	Automatic Lofts LLC			Year Built/Renovated:	1910/2006
Sponsors:	David Maltby; Guy Nesdale; Karlton Jackson			Title Vesting:	Fee
Mortgage Rate:	3.900%			Property Manager:	Self-managed
Note Date:	April 2, 2015			3rd Most Recent Occupancy(3):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	97.5% (12/31/2013)
Maturity Date:	April 11, 2020			Most Recent Occupancy (As of):	97.7% (12/31/2014)
IO Period:	48 months			Current Occupancy (As of):	98.1% (3/30/2015)
Loan Term (Original):	60 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,191,812 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,236,824 (12/31/2013)
Call Protection:	L(25),GRTR 1% or YM(31),O(4)			Most Recent NOI (As of):	$2,433,739 (TTM 2/28/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(1):	Yes
Additional Debt Type(1):	Mezzanine

				U/W Revenues:	$4,540,181
				U/W Expenses:	$2,153,149
				U/W NOI:	$2,387,032
Escrows and Reserves(2):				U/W NCF:	$2,326,782
				U/W NOI DSCR(1):	1.51x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.47x
Taxes	$66,020	$22,007	NAP	U/W NOI Debt Yield(1):	8.5%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	8.3%
Replacement Reserves	$0	$5,021	NAP	As-Is Appraised Value:	$41,900,000
Seasonality Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	February 9, 2015
Additional Collateral Reserve	$500,000	$42,000	$1,100,000	Cut-off Date LTV Ratio(1):	66.8%
Master Lease Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	65.7%

(1)
See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the Automatic Lofts Mortgage Loan borrower has been pledged to secure mezzanine indebtedness with a principal balance of $5,500,000. The LTV, DSCR, debt yield and Cut-off Date Principal Balance shown in the chart above are based solely on the Automatic Lofts Mortgage Loan. As of the Cut-off Date, the combined U/W NCF DSCR, Cut-off Date LTV Ratio and U/W NCF Debt Yield were 1.09x, 80.0% and 6.9%, respectively.

(2)	See “Escrows” section, unless otherwise noted.
(3)	Historical occupancy prior to 2013 is not available, as the sponsors recently acquired the Automatic Lofts Property, and the information was not provided by the seller.

The Mortgage Loan. The mortgage loan (the “Automatic Lofts Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 482-bed, student housing, multifamily property located in Chicago, Illinois (the “Automatic Lofts Property”). The Automatic Lofts Mortgage Loan was originated on April 2, 2015 by Wells Fargo Bank, National Association. The Automatic Lofts Mortgage Loan had an original principal balance of $28,000,000, has an outstanding principal balance as of the Cut-off Date of $28,000,000 and accrues interest at an interest rate of 3.900% per annum. The Automatic Lofts Mortgage Loan had an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date and requires interest-only payments for the first 48 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Automatic Lofts Mortgage Loan matures on April 11, 2020.

Following the lockout period, the borrower has the right to prepay the Automatic Lofts Mortgage Loan in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1% of the principal amount being prepaid, on any date before January 11, 2020. In addition, the Automatic Lofts Mortgage Loan is prepayable without penalty on or after January 11, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUTOMATIC LOFTS

Sources and Uses

Sources			Uses
Original loan amount	$28,000,000	64.8%	Purchase price	$41,500,000	96.0%
Sponsor’s new cash contribution	15,243,028	35.2	Reserves	566,020	1.3
			Closing costs	1,177,008	2.7
Total Sources	$43,243,028	100.0%	Total Uses	$43,243,028	100.0%

The Property. The Automatic Lofts Property is a six-story, student-housing, multifamily property totaling 142 units and 482 beds and located in Chicago, Illinois. Originally built in 1910, the Automatic Lofts Property was completely redeveloped in 2006 into a multifamily property, which included façade updates, complete interior renovations, new mechanicals and roof and common area updates. The unit mix at the Automatic Lofts Property consists of a mixture of studio, one-, two-, three- and four-bedroom units. The Automatic Lofts Property is home to students from 13 different schools with master leases in-place from the Illinois Institute of Art (approximately 185 beds) and EF International (approximately 61 beds), which have expiration dates of June 30, 2015, and August 7, 2015, respectively. EF International has a letter of intent to extend its master lease through August 2016 with one, one-year extension option. All units at the Automatic Lofts Property are furnished with bedroom and living area furnishings and feature 42” flat panel HDTVs, central air conditioning, hardwood floors, cable television and high-speed internet. Property amenities include a fitness center, a business center, 24-hour doorman, controlled entry, two elevators and laundry facilities. The Automatic Lofts Property includes 30 garage parking spaces, which are available at a monthly rent of $175 per space. As of March 30, 2015, the Automatic Lofts Property was 98.1% occupied.

The following table presents certain information relating to the unit mix of the Automatic Lofts Property:

Unit Mix Summary(1)

Unit Type	No. of Units	No. of Beds	% of Total Beds	Average Unit Size (SF)	Average Underwritten Monthly Rent per Bed
Studio / 1 Bathroom	1	1	0.2%	368	$1,590
1 Bedroom / 1 Bathroom	12	12	2.5%	472	$1,585
2 Bedroom / 1 Bathroom	10	20	4.1%	664	$1,167
3 Bedroom / 2 Bathroom	27	81	16.8%	897	$928
4 Bedroom / 2 Bathroom	92	368	76.3%	1,039	$852
Total/Weighted Average	142	482	100.0%	933	$898

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Automatic Lofts Property:

Historical Occupancy
12/31/2012(1)	12/31/2013(2)	12/31/2014(2)	3/30/2015(3)
NAV	97.5%	97.7%	98.1%

(1)	Historical occupancy prior to 2013 is not available, as the sponsors recently acquired the Automatic Lofts Property, and the information was not provided by the seller.
(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUTOMATIC LOFTS

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Automatic Lofts Property:

Cash Flow Analysis

	2012		2013		TTM 2/28/2015		U/W		% of U/W Effective Gross Income	U/W $ per Bed
Base Rent	$3,970,797		$4,445,175		$4,769,640		$5,092,394		112.2%	$10,565
Grossed Up Vacant Space	0		0		0		99,588		2.2	207
Concessions & Collection Loss	(310,314)		(402,738)		(422,418)		(381,425)		(8.4)	(791)
Other Income(1)	309,452		195,437		222,862		222,862		4.9	462
Less Vacancy	0		0		0		(493,238	)(2)	(10.9)	(1,023)

Effective Gross Income	$3,969,935		$4,237,874		$4,570,084		$4,540,181		100.0%	$9,419

Total Operating Expenses	$1,778,123		$2,001,050		$2,136,345		$2,153,149		47.4%	$4,467

Net Operating Income	$2,191,812		$2,236,824		$2,433,739		$2,387,032		52.6%	$4,952
Capital Expenditures	0		0		0		60,250		1.3	125
Net Cash Flow	$2,191,812		$2,236,824		$2,433,739		$2,326,782		51.2%	$4,827

NOI DSCR	1.38	x	1.41	x	1.54	x	1.51	x
NCF DSCR	1.38	x	1.41	x	1.54	x	1.47	x
NOI DY	7.8%		8.0%		8.7%		8.5%
NCF DY	7.8%		8.0%		8.7%		8.3%

(1)	Other Income includes laundry income, parking income and administrative fees.
(2)	The underwritten economic vacancy is 9.5%. The Automatic Lofts Property was 98.1% physically occupied as of March 30, 2015.

Appraisal. As of the appraisal valuation date of February 9, 2015, the Automatic Lofts Property had an “as-is” appraised value of $41,900,000.

Environmental Matters. According to a Phase I environmental assessment dated December 22, 2014, there was no evidence of any recognized environmental conditions at the Automatic Lofts Property.

Market Overview and Competition. The Automatic Lofts Property is located at the southwest corner of West Van Buren Street and South Morgan Street in the West Loop neighborhood (on the western border of the central business district) of Chicago, Illinois. The Automatic Lofts Property is situated just north of Interstate 290, just west of Interstate 90 and less than one mile west/southwest of both Ogilvie Train Station, which serves as the terminus for three Metra train lines and handles more than 106,000 commuters and 194 trains each weekday, and Union Station, the nation’s third busiest train station, handling more than 128,000 commuters and 270 trains each weekday. In addition, the Automatic Lofts Property is located within a six-minute walk of the UIC-Halsted Blue Line “L” train station, which provides connectivity to the “Loop”, easy transfers to all other “L” lines and O’Hare International Airport. Three CTA bus lines are routed through the immediate area surrounding the Automatic Lofts Property, and 10 Divvy bike sharing stations are within short walking distance. Chicago is home to several universities and colleges including DePaul University (annual enrollment of approximately 24,966 students; 3.5 miles north of the Automatic Lofts Property), Columbia College (10,800 students; 1.6 miles east), Roosevelt University (6,130 students; 1.5 miles east), University of Illinois Chicago (27,850 students; less than one half mile southwest), Illinois Institute of Art (3,400 students; 1.6 miles northeast) and Chicago-Kent College of Law (905 students; 0.7 miles northeast).

According to the appraisal, the Automatic Lofts Property is situated within the City West apartment submarket of Chicago. As of year-end 2014, the submarket reported a total inventory of 172 properties totaling 23,885 units with a 6.1% vacancy rate and average monthly asking rent of $1,146.

The following table presents certain information relating to some comparable multifamily properties for the Automatic Lofts Property:

Competitive Set(1)

	Automatic Lofts (Subject)	The Buckingham	The Flats at East West	Fornelli Hall	777 South State	Dwight Lofts
Location	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL
Distance to Subject	--	1.9 miles	1.7 miles	1.8 miles	1.6 miles	2.7 miles
Property Type	Student Housing	Student Housing	Student Housing	Student Housing	Student Housing	Student Housing
Year Built/Renovated	1910/2006	1931/2007	2013/NAP	1920/2010	1985/2012	1911/2008
Number of Beds	482	441	130	450	882	771
Average Rent (per bed)
Studio	$1,590	$1,479	$1,309	$1,400	$676	NAP
1 Bedroom	$1,585	$1,574	NAP	$1,750	$1,700	NAP
2 Bedroom	$1,167	$1,164	$949	$1,100	$1,310	$1,089
3 Bedroom	$928	$1,164	$949	$1,100	$1,310	NAP
4 Bedroom	$852	$1,164	NAP	NAP	NAP	$1,089
Occupancy	98%	100%	100%	99%	100%	100%

(1)	Information obtained from the appraisal and underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUTOMATIC LOFTS

The Borrower. The borrower is Automatic Lofts LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Automatic Lofts Mortgage Loan. David Maltby, Guy Nesdale and Karlton Jackson are the guarantors of certain nonrecourse carveouts under the Automatic Lofts Mortgage Loan.

The Sponsors. The sponsors are David Maltby, Guy Nesdale and Karlton Jackson. Mr. Maltby is a Partner at Empire Square Group and has over 12 years of experience in commercial real estate investment and asset management. Mr. Nesdale is also a Partner at Empire Square Group and has 13 years of experience in commercial real estate acquisition and private equity. Mr. Jackson is the CEO of JMG Realty and specializes in commercial real estate rehabilitation, management reorganization and long-term stabilization.

Escrows. The loan documents provide for upfront reserves of $66,020 for taxes. The loan documents also provide for ongoing monthly reserves of $22,007 for taxes and $5,021 for replacement reserves. Ongoing reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) insurance is maintained pursuant to one or more blanket insurance policies; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums.

On each monthly payment date occurring in March, April and May of each year, the borrower must deposit an amount equal to one-third of 115% of the debt service shortfall for the prior year, if any, into a seasonality reserve account. Funds in the seasonality reserve account will be disbursed to the borrower in the following 12-month period in the same months in which the shortfall existed in the prior year.

The loan documents provide for an upfront deposit of $500,000 into an additional collateral reserve account. Until the occurrence of an Additional Collateral Cure Event (as defined below) or an Additional Collateral Master Lease Cure Event (as defined below), the borrower must make ongoing monthly deposits of $42,000 into the additional collateral reserve account (subject to a cap of $1,100,000, as long as the debt yield is equal to or greater than 8.3%). If an Additional Collateral Cure Event or an Additional Collateral Master Lease Cure Event occurs on or before July 31, 2015, the lender shall deposit funds from the additional collateral reserve account totaling $77,630 in the seasonality reserve account.

Upon a Master Lease Trigger (as defined below), the loan documents provide for a one-time deposit of $600,000, or six consecutive monthly payments of $100,000 each, such that the master lease reserve account will have an aggregate balance of $600,000. Upon the occurrence of a Master Lease Trigger Cure (as defined below), the lender shall release any funds in the master lease reserve account to the borrower.

An “Additional Collateral Cure Event” will occur upon the debt yield being equal to or greater than 8.3% at the end of any calendar month; provided, however, that such debt yield calculation shall only include (i) any tenant under a lease that covers a term of 12 months or longer that is accompanied by a parental guaranty or a foreign student deposit (a “Qualified Tenant”); (ii) up to 40 tenants under leases that cover terms of at least nine months (but less than 12 months) that would otherwise satisfy the definition of Qualified Tenant; and (iii) any master lease that has a remaining term of at least three years (excluding any unexercised extension options)(a “Qualified Master Tenant”). For the avoidance of doubt, neither the EF International master lease nor the Illinois Institute of Art master leases currently satisfy the definition of Qualified Master Tenant due to their remaining lease terms.

An “Additional Collateral Master Lease Cure Event” will occur upon the extension of both the Illinois Institute of Art master lease and the EF International master lease, each for terms of at least three years and with rents that are equal to or greater than each master tenant’s respective rent at the time of origination of the Automatic Lofts Mortgage Loan.

A “Master Lease Trigger” is defined as the date that is six months prior to the expiration date of the Illinois Institute of Art master lease (or any other master lease accounting for at least 25.0% of the total beds at the Automatic Lofts Property).

A “Master Lease Trigger Cure” will occur upon (i) the applicable master lease being renewed or extended for at least three years and at economic terms equal to or greater than the economic terms of such master lease at the time of origination of the Automatic Lofts Mortgage Loan; (ii) the borrower entering into a new master lease for at least as many beds as the applicable master lease, with a term of at least three years and at economic terms equal to or greater than the economic terms of the applicable master lease; or (iii) the debt yield being equal to or greater than 8.5% for one calendar month.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower is required to establish a lender-controlled lockbox account and direct all tenants to deposit all rents directly into such lockbox account. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow subaccount on a monthly basis.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio falling below 1.20x at the end of any calendar month; or (iii) on or after January 1, 2016, the occurrence of a Master Lease Trigger for which the borrower has not made deposits totaling $600,000 into the master lease reserve account (as outlined in the “Escrows” section). A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the date that the amortizing debt service coverage ratio is equal to or greater than 1.25x for one calendar quarter; and with respect to clause (iii), upon the occurrence of a Master Lease Trigger Cure (as defined below).

Property Management. The Automatic Lofts Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Automatic Lofts Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUTOMATIC LOFTS

financial strength and general business standing; (ii) the execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, a rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C28 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Chicago Automatic Funding Ltd., a Cayman Islands exempted company with limited liability, has originated a $5,500,000 mezzanine loan (the “Automatic Lofts Mezzanine Loan”) to Automatic Holdings LLC, a Delaware limited liability company. The Automatic Lofts Mezzanine Loan had an initial term of 60 months, has a remaining term as of the Cut-off Date of 59 months and requires quarterly interest-only payments of $137,500 (based on an interest rate of 10.000% per annum).

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Automatic Lofts Property (provided that the borrower is not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption coverage if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect), as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7979 WESTHEIMER APARTMENT HOMES

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7979 WESTHEIMER APARTMENT HOMES

7979 Westheimer Apartment Homes
7979 Westheimer Road
Houston, TX 77063
HOUSTON
George Bush Intctl. Airport 18 miles
Fairbanks
Northwest Houston
Hammerly Blvd
Sam Houston Tollway
Brittmoore Rd
Hillshire Village
Blalock Rd
Gassner Dr
Conoco Phillips
Shell Oil Company
Energy Corridor
Katy Frwy
Darrell Tully Stadium
Don Coleman Community Coliseum
Memorial Dr
Memorial City Hospital
CityCentre
Memorial City Mall
Hedwig Village
Westside
Lakeside Country Club
Kirkwood Rd
Wilcrest Dr
Bunker Hill Village
Piney Point Rd
Greenbay St
Voss Rd
Houston Country Club
Woodway Dr
Piney Point Village
Gessner Rd
Tanglewood
Uptown Park
Sage Rd
Four Oaks Place
Chimney Rock Rd
Four Leaf Towers
San Felipe St
Briar Forest Dr
Westchase
BMC
Phillips 66
Maersk Oil
Post Oak Plaza
Centre at Post Oak
The Galleria
Bering Dr
Fountain View Dr
Westheimer Rd
Williams Tower
West Houston Medical Center
Westchase Shopping Center
Uptown
Waterwall Park
Richmond Ave
Skyline Dr
Downtown Houston 10 miles
Royal Oaks Country Club
Westpark Dr
Rogerdale Rd
Schlumberger
Westchase Corporate Center
HARRIS COUNTY
Hillcroft St
SW Frwy
Chevron
Westpark Tollway
Glenmont Dr
Gulfton St
Gulfton
Rice Ave
Alief Amity Park
CGG
Jacobs Engineering
Briarpark Dr
Sharpstown Park Country Club
PlazAmericas Shopping Centre
Fondren Rd
Cornerstone Hosp. of Houston-Bellaire
Bissonnet St
Halliburton
DataVox
Bellaire Blvd
Hillcroft Ave
Rampart St
Renwick Dr
Alder Dr
Bellaire
Dairy Ashford Rd
Arthur Storey Park
Southwest Frwy
Houston Baptist University
Sharpstown
Bayland Park
West Loop
Beechnut St
Memorial Hermann Southwest Hosp.
Alief
Westwood Country Club
Braeburn
Meyerland Plaza
Huntington Village
Braeburn Country Club
Braeswood Blvd
Willowbend Blvd
Houston Hills Golf Course
Bellfort Ave
Bellfort St
Southwest Houston
Post Oak Rd
Sugar Land
Meadows Place
Stafford
SW Frwy
Stagecoach
The Woodlands
Tomball
Spring
Atascocita
Humble
Cypress
Katy
Jersey Village
Crosby
Channelview
Baytown
Pasadena
La Porte
Mission Bend
Richmond
Rosenberg
Sugar Land
Missouri City
Pearland
Friendswood
League City
Texas City
Manvel
Alvin
Santa Fe
Hitchcock
Fresno
Arcola
Sienna Plantation
Pecan Grove

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – 7979 Westheimer Apartment Homes

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$26,377,500			Specific Property Type:	Garden
Cut-off Date Principal Balance:	$26,377,500			Location:	Houston, TX
% of Initial Pool Balance:	2.3%			Size:	459 Units
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit:	$57,467
Borrower Name:	New Rama Krishna Properties, LLC			Year Built/Renovated:	1971/2001
Sponsor:	Arun Verma			Title Vesting:	Fee
Mortgage Rate:	4.220%			Property Manager:	Self-managed
Note Date:	March 31, 2015			3rd Most Recent Occupancy (As of):	95.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	94.0% (12/31/2013)
Maturity Date:	April 6, 2025			Most Recent Occupancy (As of):	94.0% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of):	96.5% (3/16/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,212,308 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,435,857 (12/31/2014)
Call Protection:	L(24),GRTR 1% or YM(89),O(7)			Most Recent NOI (As of):	$2,504,041 (TTM 2/28/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None			U/W Revenues:	$4,659,118
Additional Debt Type:	NAP			U/W Expenses:	$2,326,260
				U/W NOI:	$2,332,858
				U/W NCF:	$2,195,158
				U/W NOI DSCR:	1.50x
Escrows and Reserves(1):				U/W NCF DSCR:	1.41x
				U/W NOI Debt Yield:	8.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.3%
Taxes	$174,055	$41,442	NAP	As-Is Appraised Value:	$35,170,000
Insurance	$41,847	$19,927	NAP	As-Is Appraisal Valuation Date:	January 12, 2015
Replacement Reserves	$0	$11,475	NAP	Cut-off Date LTV Ratio:	75.0%
Deferred Maintenance	$211,250	$0	NAP	LTV Ratio at Maturity or ARD:	68.3%

(1)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “7979 Westheimer Apartment Homes Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a garden-style multifamily property located in Houston, Texas (the “7979 Westheimer Apartment Homes Property”). The 7979 Westheimer Apartment Homes Mortgage Loan was originated on March 31, 2015 by Rialto Mortgage Finance, LLC. The 7979 Westheimer Apartment Homes Mortgage Loan had an original principal balance of $26,377,500, has an outstanding principal balance as of the Cut-off Date of $26,377,500 and accrues interest at an interest rate of 4.220% per annum. The 7979 Westheimer Apartment Homes Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The 7979 Westheimer Apartment Homes Mortgage Loan matures on April 6, 2025.

Following the lockout period, the borrower has the right to prepay the 7979 Westheimer Apartment Homes Mortgage Loan in whole, but not in part, on any date before October 6, 2024, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the then outstanding principal balance. In addition, the 7979 Westheimer Apartment Homes Mortgage Loan is prepayable without penalty on or after October 6, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7979 WESTHEIMER APARTMENT HOMES

Sources and Uses

Sources			Uses
Original loan amount	$26,377,500	100.0%	Loan payoff	$20,957,390	79.5%
			Reserves	427,152	1.6
			Closing costs	573,100	2.2
			Return of equity	4,419,857	16.8
Total Sources	$26,377,500	100.0%	Total Uses	$26,377,500	100.0%

The Property. The 7979 Westheimer Apartment Homes Property is a 459-unit, garden-style multifamily property consisting of 30 buildings, situated on a 15.4-acre site, located in Houston, Texas. The improvements were constructed in 1971 and renovated in 1988 and 2001. Since the acquisition of the 7979 Westheimer Apartment Homes Property in 2006, the borrower has invested $2.8 million in capital improvements. These improvements included replacing all roofs, exterior painting, installation of controlled access gates and a guard station, installation of wrought iron fencing around the 7979 Westheimer Apartment Homes Property, replacing stucco on the exterior, adding washer and dryer connections, installation of new laundry machines, renovation of the leasing office, gym and party room, and installation of a water fountain near the main entrance. Common area amenities consist of four outdoor resort style swimming pools, including a heated lap pool, four laundry facilities, a fully equipped health club, an aerobics center with trained instructor, a business center, children’s playground, a volleyball court, covered parking and controlled access gates. Some unit amenities include hardwood flooring, built-in bookshelves, ceiling fans, bay windows, full size washer/dryer connections and large patios/balconies. The 7979 Westheimer Apartment Homes Property contains 734 parking spaces, reflecting a parking ratio of 1.6 spaces per unit. As of March 16, 2015, the 7979 Westheimer Apartment Homes Property was 96.5% occupied.

The following table presents certain information relating to the unit mix of the 7979 Westheimer Apartment Homes Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly U/W Rent per Unit
1 Bedroom / 1 Bath	206	44.9%	614	$679
1 Bedroom / 1 Bath	48	10.5%	748	$738
1 Bedroom / 1 Bath	12	2.6%	928	$848
2 Bedroom / 1.5 Bath	12	2.6%	914	$827
2 Bedroom / 2 Bath	24	5.2%	923	$843
2 Bedroom / 2 Bath	21	4.6%	1,075	$896
2 Bedroom / 2.5 Bath	120	26.1%	1,212	$964
3 Bedroom / 3 Bath	16	3.5%	1,682	$1,283
Total/Average	459	100.0%	875	$806

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the 7979 Westheimer Apartment Homes Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	3/16/2015(2)
95.0%	94.0%	94.0%	96.5%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7979 WESTHEIMER APARTMENT HOMES

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 7979 Westheimer Apartment Homes Property:

Cash Flow Analysis

	2013	2014	TTM 2/28/2015	U/W		% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$4,269,167	$4,358,990	$4,375,463	$4,286,208		92.0%	$9,338
Grossed Up Vacant Space	0	0	0	165,720		3.6	361
Concessions	0	0	0	0		0.0	0
Other Income	0	501,886	506,191	452,046		9.7	985
Less Vacancy & Credit Loss	0	(289,657)	(257,948)	(244,856	)(1)	(5.3)	(533)

Effective Gross Income	$4,269,167	$4,571,219	$4,623,706	$4,659,118		100.0%	$10,151

Total Operating Expenses	$2,056,859	$2,135,362	$2,119,665	$2,326,260		49.9%	$5,068

Net Operating Income	$2,212,308	$2,435,857	$2,504,041	$2,332,858		50.1%	$5,082
Capital Expenditures	0	0	0	137,700		3.0	300
Net Cash Flow	$2,212,308	$2,435,857	$2,504,041	$2,195,158		47.1%	$4,782

NOI DSCR	1.43x	1.57x	1.61x	1.50x
NCF DSCR	1.43x	1.57x	1.61x	1.41x
NOI DY	8.4%	9.2%	9.5%	8.8%
NCF DY	8.4%	9.2%	9.5%	8.3%

(1)	The underwritten economic vacancy is 5.5%. The 7979 Westheimer Apartment Homes property was 96.5% physically occupied as of March 16, 2015.

Appraisal. As of the appraisal valuation date of January 12, 2015, the 7979 Westheimer Apartment Homes Property had an “as-is” appraised value of $35,170,000.

Environmental Matters. According to a Phase I environmental assessment dated January 14, 2015, there was no evidence of any recognized environmental conditions at the 7979 Westheimer Apartment Homes Property.

Market Overview and Competition. The 7979 Westheimer Apartment Homes Property is located in Houston, Texas, approximately 11.1 miles west of the Houston central business district and 2.8 miles southwest of the Houston Galleria area. The Galleria area includes the Galleria Mall, Memorial Park, surrounding offices, hotel and retail developments. Galleria Mall is a 2.4 million square foot premier shopping complex located 4.7 miles east of the 7979 Westheimer Apartment Homes Property, and anchored by Nordstrom’s, Neiman Marcus, Macy’s and Saks Fifth Avenue. Located approximately 8.0 miles from 7979 Westheimer Apartment Homes Property, Memorial Park features a 2.9 mile walking/jogging trail, tennis courts, playing fields, a fitness center, a swimming pool and 6.0 miles of mountain and recreational bike trails. The 7979 Westheimer Apartment Homes Property is located 21.0 miles northwest of William P. Hobby Airport and approximately 29.0 miles southwest of George Bush Intercontinental Airport. Interstate 45 is Houston’s major north/south artery connecting the cities of Dallas and Houston, continuing southeast from Houston to Galveston to the Gulf of Mexico. The surrounding area near the 7979 Westheimer Apartment Homes Property is primarily characterized by well-established single family and multifamily residential properties supported by mixed-use commercial properties developed with restaurants, retail stores and other complementary businesses. The neighborhood is serviced primarily by US Highway 59 (“US-59”), Interstate 610 (“IH-610”) and Westheimer Road. US-59 is a major north-south thoroughfare providing access to the Houston central business district to the north. IH-610 is a freeway that forms a 38.0-mile loop around downtown Houston and serves as the innermost of the three beltway loops encircling the city. Residents at the 7979 Westheimer Apartment Homes Property have access to major employers, healthcare, shopping, and dining in the surrounding area. The 2014 estimated population within a one-, three- and five-mile radius of the 7979 Westheimer Apartment Homes Property was 29,611, 219,009, and 516,973, respectively, and the estimated average household income within the same radii of the 7979 Westheimer Apartment Homes Property was $59,786, $75,778 and $84,079, respectively.

According to a third party market research report, the 7979 Westheimer Apartment Homes Property is located within the Woodlake/Westheimer submarket which contained approximately 11,989 multifamily units with an overall vacancy rate of 8.5% as of January 2015. The appraisal identified a competitive set of four competitive multifamily properties with a weighted average occupancy rate of 97.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7979 WESTHEIMER APARTMENT HOMES

The following table presents certain information relating to some comparable multifamily properties for the 7979 Westheimer Apartment Homes Property:

Competitive Set(1)

	7979 Westheimer Apartment Homes (Subject)	The Water Mill Property	Turtle Pointe Property	2929 Dunvale Property	The Park at Voss Property	Stoney Brook Property
Location	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX
Distance to Subject	--	0.6 miles	1.2 miles	0.7 miles	1.3 miles	0.3 miles
Specific Property Type	Garden	Garden	Garden	Garden	Garden	Garden
Number of Units	459	192	432	369	810	112
Average Rent (per unit)
1 Bedroom	$679-$848	$699-$799	$620-$730	$700-$760	$874-$904	$740
2 Bedroom	$827-$964	$999-$1,099	$840-$955	$930-$975	$1,094-$1,264	$839-$1,050
3 Bedroom	$1,283	NAP	NAP	NAP	NAP	$1,190
Total Occupancy	97%	95%	98%	97%	97%	97%

(1)	Information obtained from the appraisal and the underwritten rent roll.

The Borrower. The borrower is New Rama Krishna Properties, LLC, a Texas limited liability company and a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 7979 Westheimer Apartment Homes Mortgage Loan. Arun Verma is the guarantor of certain nonrecourse carveouts under 7979 Westheimer Apartment Homes Mortgage Loan.

The Sponsor. The sponsor, Arun Verma, serves as a general partner of the borrower, and has 28 years of direct involvement in real estate acquisition, development, rehabilitation and management. Mr. Verma was the Founder, Chairman and CEO of BVM Real Estate, Inc. for six years and Chairman and CEO of BVM Group for 23 years. According to Mr. Verma’s real estate investment schedule, he maintains partnership equity interest of approximately $209.8 million in 12 multifamily projects and approximately 192,500 square feet of office space.

Escrows. The loan documents provide for upfront escrows in the amount of $174,055 for real estate taxes, $41,847 for insurance and $211,250 for deferred maintenance. The loan documents also provide for ongoing monthly reserves in the amount of $41,442 for real estate taxes, $19,927 for insurance and $11,475 for replacement reserves.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below) the 7979 Westheimer Apartment Homes Mortgage Loan requires the borrower to establish a lender-controlled lockbox account. The loan documents also require that during a Cash Management Trigger Event all revenues received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Other than during a Cash Sweep Event (as defined below), all excess funds on deposit are disbursed to the borrower.

A “Cash Management Trigger Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action of the borrower; (iii) any bankruptcy action of the guarantor; or (iv) any bankruptcy action of the manager. A Cash Management Trigger Event will end with respect to clause (i), when such event of default has been cured, with respect to clause (ii) and (iii), when such bankruptcy petition has been discharged, stayed, or dismissed among other conditions, and with respect to clause (iv), when the borrower has replaced the manager with a qualified manager acceptable to the lender or when such bankruptcy petition has been discharged, stayed or dismissed among other conditions.

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action of the borrower; (iii) any bankruptcy action of the guarantor; or (iv) any bankruptcy action of the manager. A Cash Sweep Event will end with respect to clause (i), when such event of default has been cured, with respect to clause (ii) and (iii), when such bankruptcy petition has been discharged, stayed, or dismissed among other conditions, and with respect to clause (iv), when the borrower has replaced the manager with a qualified manager acceptable to the lender or when such bankruptcy petition has been discharged, stayed or dismissed among other conditions.

Property Management. The 7979 Westheimer Apartment Homes Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the 7979 Westheimer Apartment Homes Property one year after the origination date, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, a rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C28 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7979 WESTHEIMER APARTMENT HOMES

Ground Lease. None

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 7979 Westheimer Apartment Homes Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the 7979 Westheimer Apartment Homes Property during the loan term. At the time of loan closing, the 7979 Westheimer Apartment Homes Property had insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 11 – Brickyard Square

Loan Information				Property Information
Mortgage Loan Seller:		Rialto Mortgage Finance, LLC		Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):		NR/NR/NR		Property Type:	Retail
Original Principal Balance(1):		$25,000,000		Specific Property Type:	Anchored
Cut-off Date Principal Balance(1):		$25,000,000		Location:	Epping, New Hampshire
% of Initial Pool Balance:		2.1%		Size(4):	173,756 SF
Loan Purpose:		Refinance		Cut-off Date Principal Balance Per SF(1):	$209.78
Borrower Name:		Waterstone Retail Epping, LLC		Year Built/Renovated:	2011/NAP
Sponsors:		Neal Shalom and Josh Levy		Title Vesting:	Fee
Mortgage Rate:		4.510%		Property Manager:	Self-managed
Note Date:		April, 14, 2015		3rd Most Recent Occupancy (As of):	72.2% (12/31/2012)
Anticipated Repayment Date:		NAP		2nd Most Recent Occupancy (As of):	90.9% (12/31/2013)
Maturity Date:		May, 6, 2025		Most Recent Occupancy (As of):	92.7% (12/31/2014)
IO Period:		36 months		Current Occupancy (As of)(4):	99.1% (3/1/2015)
Loan Term (Original):		120 months
Seasoning:		0 months		Underwriting and Financial Information:
Amortization Term (Original):		360 months
Loan Amortization Type:		Interest-only, Amortizing Balloon		3rd Most Recent NOI (As of):	$1,770,435 (12/31/2013)
Interest Accrual Method:		Actual/360		2nd Most Recent NOI (As of):	$2,582,081 (12/31/2014)
Call Protection:		L(24), D(92), O(4)		Most Recent NOI (As of):	$2,524,590 (TTM 3/31/2015)
Lockbox Type:		Hard/Springing Cash Management
Additional Debt(1):		Yes
Additional Debt Type(1):		Pari Passu		U/W Revenues:	$3,789,410
				U/W Expenses:	$907,077
				U/W NOI:	$2,882,333
Escrows and Reserves:				U/W NCF:	$2,795,455
				U/W NOI DSCR(1):	1.30x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.26x
Taxes	$245,907	$39,033	NAP	U/W NOI Debt Yield(1):	7.9%
Insurance	$12,163	$1,931	NAP	U/W NCF Debt Yield(1):	7.7%
Replacement Reserves	$0	$1,448	NAP	As-Is Appraised Value:	$50,500,000
TI/LC Reserve	$0	$5,792	NAP	As-Is Appraisal Valuation Date:	January 28, 2015
Free Rent Reserve(2)	$319,000	$0	NAP	Cut-off Date LTV Ratio(1):	72.2%
Outparcel Holdback(3)	$2,230,000	$0	NAP	LTV Ratio at Maturity or ARD(1):	63.2%

(1)
The Brickyard Square Loan Combination, with an original principal balance totalling $36,450,000, is comprised of two pari passu notes (Notes A-1 and A-2). The controlling Note A-1 had an original principal balance of $25,000,000, has an outstanding balance as of the Cut-off Date of $25,000,000 and will be contributed to the WFCM 2015-C28 Trust. The non-controlling Note A-2 had an original principal balance of $11,450,000 and is expected to be contributed to a future trust. All statistical information related to the balance per square foot; loan-to-value ratios, debt service coverage ratios and debt yields are based on the Brickyard Square Loan Combination. The lender provides no assurances that the non-securitized pari passu note will not be split further.

(2)	Initial Free Rent Reserve of $319,000 includes $171,000 free rent for New Hampshire Liquor Commission and $148,000 free rent for Beach Plum Restaurant.
(3)
The Initial Outparcel Holdback Reserve of $2,230,000 relates to the New Hampshire Liquor Commission (NHLC) and Beach Plum Restaurant leases. In total, $2,549,000 was escrowed for the Free Rent Reserve and Outparcel Holdback in connection with the NHLC and Beach Plum Restaurant leases. In the event (i) the work with respect to the NHLC space (the “NHLC Work”) is not commenced by July 1, 2015 or (ii) completed on or prior to November 1, 2015, the Brickyard Square Loan Combination provides for recourse to the borrower and the guarantor an amount not to exceed $5,467,500 until such time as NHLC has accepted possession of the premises and all work has been completed and paid for, as evidenced by an estoppel reasonably acceptable to lender. In addition, in the event the NHLC Work is not completed on or prior to May 1, 2016, the Brickyard Square Loan Combination will provide springing recourse for an amount not to exceed $5,467,500 for the remaining term. The guarantors provided a completion guaranty related to the work required to be performed by the borrower under the NHLC and Beach Plum Restaurant leases.

(4)	Size and Current occupancy as of March 1, 2015 includes NHLC and Beach Plum Restaurant. Excluding the two tenants the Brickyard Square Property is currently 89.3% occupied.

The Brickyard Square Loan Combination is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering the borrower’s fee interest in one commercial condominium unit in an anchored retail property consisting of two commercial condominium units located in Epping, New Hampshire (the “Brickyard Square Property”). Note A-1, which represents the controlling interest, will be contributed to the WFCM 2015-C28 Trust. See “Description of the Mortgage Pool—Loan Combinations—The Brickyard Square Loan Combination” in the Free Writing Prospectus.

The Brickyard Square Property was developed by the borrower in 2011 and consists of three buildings situated on 48.7 acres. The Brickyard Square Property is anchored by O’Neil Cinemas, Marshalls, Michaels and PetSmart. Additionally, two pad sites are currently being prepared and improved for New Hampshire Liquor Commission (“NHLC”) store and Beach Plum Restaurant (“Beach Plum”). Both NHLC and Beach Plum have executed leases and site plans for both pads have been approved. Per the NHLC lease, the borrower is responsible for the pad development and improvements on the NHLC pad site. Rent commencement under the NHLC lease will be the earlier of (i) 30 days after delivery of the completed building or (ii) the date the tenant opens for business. Under the Beach Plum lease, the borrower is responsible only to prepare and deliver the pad site and Beach Plum will construct its own building. The Beach Plum lease

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRICKYARD SQUARE

requires that all utilities be delivered on or prior to July 15, 2015. Rent commencement under the Beach Plum lease will occur on the earlier of (i) 240 days after delivery of the pad site and (ii) 60 days after the tenant opens for business. The shopping center, which the Brickyard Square Property is a part of, features 1,147 parking spaces, resulting in a parking ratio of 4.6 spaces per 1,000 square feet of rentable area. The Brickyard Square Property was 99.1% leased to 26 tenants and 89.3% occupied as of March 1, 2015.

Sources and Uses

Sources			Uses
Original loan combination	$36,450,000	99.3%	Loan payoff	$33,028,184	90.0%
Sponsor new cash contribution	$250,329	0.7	Reserves	2,807,070	7.6
			Closing costs	865,075	2.4
Total Sources	$36,700,329	100.0%	Total Uses	$36,700,329	100.0%
(

The following table presents certain information relating to the tenancies at the Brickyard Square Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenants – Collateral
O’Neil Cinemas	NR/NR/NR	29,577	17.0%	$15.00	$443,655	16.0%	$243,556(4)	19.4%	11/30/2037
Michaels Stores	NR/NR/B+	16,832	9.7%	$15.75	$265,104	9.5%	NAV	NAV	2/28/2023
Petsmart	NR/NR/B+	12,712	7.3%	$15.50	$197,036	7.1%	NAV	NAV	6/30/2022
Marshalls	NR/A3/A+	23,000	13.2%	$8.00	$184,000	6.6%	$306	4.0%	3/31/2022
Total Major Tenants – Collateral		82,121	47.3%	$13.27	$1,089,795	39.3%

Non-Major Tenants – Collateral(5)		90,126	51.9%	$18.71	$1,686,424	60.7%

Occupied Collateral Total		172,247	99.1%	$16.12	$2,776,219	100.0%

Vacant Space		1,509	0.9%

Collateral Total		173,756	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Unless otherwise noted, Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent escalations through April 2016 totaling $20,532.
(3)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending December 31, 2014.
(4)	O’Neil Cinemas has 12 screens; the Sales PSF represent sales per screen.
(5)	Current occupancy as of March 1, 2015 includes NHLC and Beach Plum. Excluding the two tenants the Brickyard Square Property is currently 89.3% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRICKYARD SQUARE

The following table presents certain information relating to the historical sales at the Brickyard Square Property:

Historical Sales (PSF)(1)

Tenant Name	2013	2014
O’Neil Cinemas(2)	$243,724	$243,556
Marshalls	$245	$306

Total In-line (<10,000 square feet)	$184	$238
Occupancy Costs	11.8%	9.1%

(1)	Historical Sales (PSF) are based on historical statements provided by the borrower.
(2)	O’Neil Cinemas operates 12 screens. The Historical Sales (PSF) represent sales per screen.

The following table presents certain information relating to the lease rollover schedule at the Brickyard Square Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	3	3,499	2.0%	3,499	2.0%	$86,826	$24.81
2018	4	6,002	3.5%	9,501	5.5%	$140,447	$23.40
2019	0	0	0.0%	9,501	5.5%	$0	$0.00
2020	0	0	0.0%	9,501	5.5%	$0	$0.00
2021	0	0	0.0%	9,501	5.5%	$0	$0.00
2022	7	65,124	37.5%	74,625	42.9%	$744,018	$11.42
2023	8	46,489	26.8%	121,114	69.7%	$933,373	$20.08
2024	1	4,556	2.6%	125,670	72.3%	$113,900	$25.00
2025	1	12,000	6.9%	137,670	79.2%	$204,000	$17.00
Thereafter	2	34,577	19.9%	172,247	99.1%	$553,655	$16.01
Vacant	0	1,509	0.9%	173,756	100.0%	$0	$0.00
Total/Weighted Average	26	173,756	100.0%			$2,776,219	$16.12

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Brickyard Square Property:

Historical Occupancy(1)
12/31/2012	12/31/2013	12/31/2014	3/1/2015(2)
72.2%	90.9%	92.7%	99.1%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll and includes NHLC and Beach Plum. Excluding these two tenants the current occupancy is 89.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRICKYARD SQUARE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Brickyard Square Property:

Cash Flow Analysis

	2012		2013		2014		TTM 3/31/2015		U/W(1)		% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$634,824		$1,822,906		$2,384,733		$2,467,044		$2,755,687		72.7%	$15.86
Rent Steps	0		0		0		0		20,532		0.5	0.12
Percentage Rent	33,019		181,324		223,691		221,042		231,794		6.1	1.33
Grossed Up Vacant Space	0		0		0		0		45,270		1.2	0.26
Straight Line Rent	0		0		0		0		16,058		0.4	0.09
Total Reimbursables	181,233		540,091		774,984		739,859		794,423		21.0	4.57
Other Income	0		17,039		64,112		60,094		64,112	(2)	1.7	0.37
Less Vacancy & Credit Loss	0		0		0		0		(138,467	)(3)	(3.7)	(0.80)
Effective Gross Income	$849,075		$2,561,361		$3,447,520		$3,488,039		$3,789,410		100.0%	$21.81

Total Operating Expenses	$129,581		$790,925		$865,439		$963,449		$907,077		23.9%	$5.22

Net Operating Income	$719,494		$1,770,435		$2,582,081		$2,524,590		$2,882,333		76.1%	$16.59
TI/LC	0		0		0		0		69,502		1.8	0.40
Capital Expenditures	0		0		0		0		17,376		0.5	0.10
Net Cash Flow	$719,494		$1,770,435		$2,582,081		$2,524,590		$2,795,455		73.8%	$16.09

NOI DSCR(4)	0.32	x	0.80	x	1.16	x	1.14	x	1.30	x
NCF DSCR(4)	0.32	x	0.80	x	1.16	x	1.14	x	1.26	x
NOI DY(4)	2.0%		4.9%		7.1%		6.9%		7.9%
NCF DY(4)	2.0%		4.9%		7.1%		6.9%		7.7%

(1)	Base Rent includes rent for the NHLC Store and the Beach Plum outparcels.
(2)	Other Income includes base rent from two CBS outdoor leases, totalling $40,000, and the percent rent generated from sales above the percentage break point, based on 2014 sales.
(3)	The underwritten economic vacancy is 3.6%. The Brickyard Square Property was 99.1% leased and 89.3% occupied as of March 1, 2015.
(4)	The debt service coverage ratios and debt yields are based on the Brickyard Square Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 12 – Flatiron Hotel

Loan Information	Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC	Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR	Property Type:	Hospitality
Original Principal Balance(1):	$22,500,000	Specific Property Type:	Full Service
Cut-off Date Principal Balance(1):	$22,500,000	Location:	New York, New York
% of Initial Pool Balance:	1.9%	Size:	64 Rooms
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Room(1):	$351,563
Borrower Name:	1141 Realty Owner LLC	Year Built/Renovated:	1927 / 2011
Sponsor:	Jagdish Vaswani and Robert K.Y. Chan	Title Vesting:	Fee
Mortgage Rate:	4.913%	Property Manager:	Self-managed
Note Date:	April 16, 2015	3rd Most Recent Occupancy (As of):	84.6% (12/31/2013)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	87.4% (12/31/2014)
Maturity Date:	May 6, 2025	Most Recent Occupancy (As of):	87.4% (TTM 1/31/2015)
IO Period:	78 months
Loan Term (Original):	120 months
Seasoning:	0 months	Underwriting and Financial Information:
Amortization Term (Original)(2):	Custom(1)
Loan Amortization Type(2):	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of):	$2,859,745 (12/31/2013)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$3,160,919 (12/31/2014)
Call Protection:	L(24), D(91), O(5)	Most Recent NOI (As of):	$3,052,521 (TTM 1/31/2015)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes	U/W Revenues:	$8,152,566
Additional Debt Type(1):	B Note	U/W Expenses:	$5,266,324
U/W NOI:	$2,886,242
U/W NCF:	$2,687,102
U/W NOI DSCR(1):	1.83x
U/W NCF DSCR(1):	1.70x
U/W NOI Debt Yield(1):	12.8%
Escrows and Reserves:	U/W NCF Debt Yield(1):	11.9%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value(3):	$46,000,000
Taxes	$196,223	$39,245	NAP	As-Is Appraisal Valuation Date(3):	March 31, 2015
Insurance	$14,583	$7,291	NAP	Cut-off Date LTV Ratio(1):	48.9%
FF&E	$800,000	$16,595	NAP	LTV Ratio at Maturity or ARD(1):	45.1%

(1)
The Flatiron Hotel Loan Combination, with an original principal balance totalling $25,000,000, is comprised of senior and subordinate notes (Notes A and B). The senior Note A had an original principal balance of $22,500,000, has an outstanding principal balance as of the Cut-off Date of $22,500,000 and will be contributed to the WFCM 2015-C28 Trust. The subordinate Note B had an original principal balance of $2,500,000 and is held by Rialto Mortgage Finance, LLC or its affiliate. All statistical information related to the balance per square foot; loan-to-value ratios, debt service coverage ratios and debt yields are based on Note A.

(2)
Payments received under the Flatiron Hotel Loan Combination are allocated according to Annex A-4 to this Free Writing Prospectus. Prior to an event of default, principal payments received under the Flatiron Hotel Loan Combination are applied to the Note B until it is fully-amortized in month 79 of the loan term. The Note A, which is interest-only for the first 78 payments of the loan term, receives all principal payments thereafter.

(3)	The appraiser concluded an “As-Stabilized” value of $51,000,000 as of April 1, 2017.

The Flatiron Hotel Loan Combination is evidenced by senior and subordinate notes (Notes A and B) secured by a first mortgage encumbering a 64 room full-service hotel located in New York, New York (the “Flatiron Hotel Property”). Note A, which represents the senior interest will be contributed to the WFCM 2015-C28 Trust. See “Description of the Mortgage Pool—Loan Combinations—The Flatiron Hotel Loan Combination” in the Free Writing Prospectus.

The Flatiron Hotel Property is a 64-room, four star luxury boutique hotel located on the northeast corner of West 26th Street and Broadway within the Madison Square neighborhood of Manhattan. Beginning in 2011, the Flatiron Hotel Property was redeveloped from a loft commercial building. The Flatiron Hotel Property offers a restaurant and lounge on the lobby level and approximately 2,200 square feet of event space on the penthouse level. Guestrooms feature oversized windows for panoramic views of the city outside and double, queen or king sized beds, LCD cable TV, and wireless internet access. The bathrooms feature jacuzzi bathtubs or Swiss rainfall showers with six adjustable shower heads, as well as a television inside the mirror. Guestroom breakout includes 12 Flatiron King rooms (185 square feet), 20 Flatiron Queen rooms (170 square feet), 8 Broadway Classic rooms (155 square feet), 8 Toshi Corner Deluxe rooms (220 square feet) and 16 Madison Park Double rooms (260 square feet). A business center is located on the mezzanine level. There are no parking spaces at the Flatiron Hotel Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FLATIRON HOTEL

Sources and Uses

Sources			Uses
Original loan amount	$22,500,000	89.3%	Loan payoff	$20,524,249	81.5%
B note	$2,500,000	9.9	Reserves	$1,010,806	4.0
Sponsor’s new cash contribution	$181,957	0.7	Closing costs	$3,646,902	14.5
Total Sources	$25,181,957	100.0%	Total Uses	$25,181,957	100.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Flatiron Hotel Property:

Cash Flow Analysis

	2013	2014	TTM 1/31/2015	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	84.6%	87.4%	87.4%	87.4%
ADR	$251.57	$247.31	$243.79	$243.79
RevPAR	$212.83	$216.19	$213.12	$213.12

Total Revenue	$7,329,041	$8,166,924	$8,091,669	$8,152,566	100.0%	$127,384
Total Department Expenses	2,814,690	3,292,517	3,365,315	3,382,303	41.5	52,848
Gross Operating Profit	$4,514,351	$4,874,407	$4,726,354	$4,770,263	58.5%	$74,535

Total Undistributed Expenses	1,231,213	1,190,855	1,185,430	1,340,007	16.4	20,938
Profit Before Fixed Charges	$3,283,138	$3,683,552	$3,540,924	$3,430,256	42.1%	$53,598

Total Fixed Charges	423,393	522,633	488,403	544,014	6.7	8,500

Net Operating Income	$2,859,745	$3,160,919	$3,052,521	$2,886,242	35.4%	$45,098
FF&E	0	0	0	199,140	2.4	3,112
Net Cash Flow	$2,859,745	$3,160,919	$3,052,521	$2,687,102	33.0%	$41,986

NOI DSCR	1.81x	2.00x	1.93x	1.83x
NCF DSCR	1.81x	2.00x	1.93x	1.70x
NOI DY	12.7%	14.0%	13.6%	12.8%
NCF DY	12.7%	14.0%	13.6%	11.9%

The following table presents certain information relating to the Flatiron Hotel Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set(2)			Flatiron Hotel			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
1/31/2013 TTM	86.2%	$236.45	$203.84	87.3%	$227.59	$198.74	101.3%	96.3%	97.5%
1/31/2014 TTM	86.8%	$244.16	$212.05	88.8%	$244.46	$216.95	102.2%	100.1%	102.3%
1/31/2015 TTM	83.8%	$247.08	$207.02	86.8%	$248.27	$215.43	103.6%	100.5%	104.1%

(1)	Information obtained from a third party hospitality research report dated February 17, 2015.
(2)	The competitive set includes the following hotels: Martha Washington Hotel, Avalon Hotel, The Marcel @ Gramercy, Park South Hotel and Ace Hotel New York.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 13 – Home Market Foods

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Industrial
Original Principal Balance:	$21,975,000			Specific Property Type:	Warehouse
Cut-off Date Principal Balance:	$21,942,998			Location:	Norwood, MA
% of Initial Pool Balance:	1.9%			Size:	195,400 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$112.30
Borrower Name:	Dowe Realty, LLC			Year Built/Renovated:	1984/2004
Sponsor:	Wesley Atamian			Title Vesting:	Fee
Mortgage Rate:	3.940%			Property Manager:	Self-managed
Note Date:	April 10, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	April 11, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	None			Current Occupancy (As of):	100.0% (5/1/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$2,438,436 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,504,202 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$2,573,521 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$3,406,690
Additional Debt Type(1):	Future Unsecured			U/W Expenses:	$998,100
				U/W NOI:	$2,408,590
				U/W NCF:	$2,206,848
				U/W NOI DSCR:	1.93x
Escrows and Reserves:				U/W NCF DSCR:	1.77x
				U/W NOI Debt Yield:	11.0%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.1%
Taxes	$2,490	$22,946	NAP	As-Is Appraised Value:	$32,400,000
Insurance(2)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	February 11, 2015
Replacement Reserves	$0	$4,071	NAP	Cut-off Date LTV Ratio:	67.7%
TI/LC	$0	$0	NAP	LTV Ratio at Maturity or ARD:	53.8%

(1)
The borrower is permitted to incur future unsecured debt in an aggregate amount up to $879,000, subject to the satisfaction of certain conditions, including (i) the unsecured debt is subordinate to the Home Market Foods mortgage loan; (ii) the unsecured debt payments are only permitted out of excess cash flow; (iii) in a bankruptcy or similar proceeding, the unsecured debt lender must vote in favor of any reorganization plan proposed by the Home Market Foods mortgage loan lender; (iv) the unsecured debt lender will not enforce its rights or remedies to collect any of the unsecured loan until one year and one day after the Home Market Foods mortgage loan has been satisfied in full; and (v) each unsecured loan will be evidenced by a promissory note stating that the lender is a third party beneficiary.

(2)
Ongoing monthly reserves for insurance are not required so long as (i) no event of default has occurred and is continuing; (ii) the Home Market Foods Property is insured by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

The Home Market Foods mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 195,400 square foot, warehouse, industrial building located in Norwood, Massachusetts (the “Home Market Foods Property”), approximately 23.2 miles southwest of the Boston central business district. Constructed in 1984 and renovated in 2004, the Home Market Foods Property is 100.0% occupied by Home Market Foods, Inc. (“Home Market Foods”), which houses Home Market Foods’ headquarters, manufacturing plant and research and development facility. The Home Market Foods Property is comprised of a two-story building that contains approximately 20,000 square feet of office space, 75,000 square feet of refrigerated processing space, 20,000 square feet of cooler and freezer space and 75,000 square feet of dry storage space. Home Market Foods is a major specialty provider of frozen and fully-cooked meal entrees, appetizers and snacks with 2014 gross sales of approximately $156.5 million. Home Market Foods’ brands include Cooked Perfect, RollerBites and Family Buffet. The Home Market Foods Property features 120 parking spaces resulting in a parking ratio of 0.6 spaces per 1,000 square feet of rentable area. As of May 1, 2015, the Home Market Foods Property was 100.0% occupied by Home Market Foods.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HOME MARKET FOODS

Sources and Uses

Sources			Uses
Original loan amount	$21,975,000	100.0%	Loan payoff(1)	$12,567,684	57.2%
			Reserves	2,490	0.0
			Closing costs	1,187,990	5.4
			Return of equity	8,216,836	37.4
Total Sources	$21,975,000	100.0%	Total Uses	$21,975,000	100.0%

(1)	The Home Market Foods Property was previously securitized in WBCMT 2005-C18.

The following table presents certain information relating to the tenant at the Home Market Foods Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Home Market Foods, Inc.(1)	NR/NR/NR	195,400	100.0%	$14.00	$2,735,600	100.0%	3/31/2030
Total Major Tenant		195,400	100.0%	$14.00	$2,735,600	100.0%

Vacant Space		0	0.0%

Collateral Total		195,400	100.0%

(1)	Home Market Foods, Inc. is an affiliate of the sponsor.

The following table presents certain information relating to the lease rollover schedule at the Home Market Foods Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
2025	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	195,400	100.0%	195,400	100.0%	$2,735,600	$14.00
Vacant	0	0	0.0%	195,400	100.0%	$0	$0.00
Total/Weighted Average	1	195,400	100.0%			$2,735,600	$14.00

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Home Market Foods Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	5/1/2015(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the Home Market Foods lease.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HOME MARKET FOODS

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Home Market Foods Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,438,330	$2,504,202	$2,573,443	$2,735,600	80.3%	$14.00
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables	330,167	428,639	417,914	889,938	26.1	4.55
Other Income	211	0	78	0	0.0	0.00
Less Vacancy & Free Rent	0	0	0	(218,848) (1)	(6.4)	(1.12)
Effective Gross Income	$2,768,707	$2,932,841	$2,991,435	$3,406,690	100%	$17.43

Total Operating Expenses	$330,271	$428,639	$417,914	$998,100	29.3%	$5.11

Net Operating Income	$2,438,436	$2,504,202	$2,573,521	$2,408,590	70.7%	$12.33
TI/LC	0	0	0	152,893	4.5	0.78
Capital Expenditures	0	0	0	48,850	1.4	0.25
Net Cash Flow	$2,438,436	$2,504,202	$2,573,521	$2,206,848	64.8%	$11.29

NOI DSCR	1.95x	2.00x	2.06x	1.93x
NCF DSCR	1.95x	2.00x	2.06x	1.77x
NOI DY	11.1%	11.4%	11.7%	11.0%
NCF DY	11.1%	11.4%	11.7%	10.1%

(1)	The underwritten economic vacancy is 8.0%. The Home Market Foods Property was 100.0% physically occupied as of May 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 14 – Chester Mall Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$21,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$21,000,000			Location:	Chester, NY
% of Initial Pool Balance:	1.8%			Size:	196,878 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$106.67
Borrower Name:	Chester Mall, L.L.C.			Year Built/Renovated:	1990/NAP
Sponsor:	Joshua Goldstein			Title Vesting:	Fee
Mortgage Rate:	4.040%			Property Manager:	Self-managed
Note Date:	April 1, 2015			3rd Most Recent Occupancy (As of):	93.9% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	91.3% (12/31/2013)
Maturity Date:	April 11, 2025			Most Recent Occupancy (As of):	91.8% (12/31/2014)
IO Period:	36 months			Current Occupancy (As of)(1):	92.2% (3/16/2015)
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of):	$2,118,468 (12/31/2012)
Call Protection:	L(25),D(91),O(4)			2nd Most Recent NOI (As of):	$1,961,135 (12/31/2013)
Lockbox Type:	Soft/Springing Cash Management			Most Recent NOI (As of):	$2,009,078 (12/31/2014)
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$3,366,132
				U/W Expenses:	$1,353,938
				U/W NOI:	$2,012,194
Escrows and Reserves:				U/W NCF:	$1,821,784
				U/W NOI DSCR:	1.66x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.51x
Taxes	$372,538	$67,894	NAP	U/W NOI Debt Yield:	9.6%
Insurance	$21,882	$7,294	NAP	U/W NCF Debt Yield:	8.7%
Deferred Maintenance	$28,594	$0	NAP	As-Is Appraised Value:	$28,500,000
Replacement Reserve	$3,281	$3,281	NAP	As-Is Appraisal Valuation Date:	February 3, 2015
TI/LC Reserve	$12,305	$12,305	NAP	Cut-off Date LTV Ratio:	73.7%
Environmental Reserve	$50,000	$0	NAP	LTV Ratio at Maturity or ARD:	63.8%

(1)	Current Occupancy excludes 2,000 square feet leased to Radio Shack, which was underwritten as vacant.

The Chester Mall Shopping Center mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 196,878 square foot grocery anchored retail center (the “Chester Mall Shopping Center Property”) located in Chester, New York, approximately 35.0 miles northwest of Midtown Manhattan, New York. The Chester Mall Shopping Center Property is located on a 27.5-acre site, was built by the sponsor in 1990 and is comprised of five, one-story buildings anchored by a 64,440 square foot Shoprite Supermarkets grocery store, which reported sales of $882 per square foot as of year-end 2014. Other major tenants include Colonial Lanes, Tractor Supply and ten other national tenants. Nearly 48.0% of the underwritten base rent is from original tenants that have been at the property for nearly 25 years. Approximately 79.0% of the underwritten base rent is from tenants that have occupied their space for over 10 years.

The Chester Mall Shopping Center Property includes 903 surface parking spaces resulting in a parking ratio of 4.6 spaces per 1,000 square feet of rentable area. The 2014 population within a three-, five- and seven-mile radius of the Chester Mall Shopping Center Property was 10,498, 35,145 and 85,476, respectively, while the 2014 estimated median household income within the same radii of the Chester Mall Shopping Center Property was $96,269, $100,992 and $97,535, respectively. As of March 16, 2015, the Chester Mall Shopping Center Property was 92.2% occupied by 24 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHESTER MALL SHOPPING CENTER

Sources and Uses

Sources			Uses
Original loan amount	$21,000,000	100.0%	Loan payoff(1)	$16,919,914	80.6%
			Closing costs	166,021	0.8
			Reserves	488,600	2.3
			Return of equity	3,425,465	16.3
Total Sources	$21,000,000	100.0%	Total Uses	$21,000,000	100.0%

(1)	The Chester Mall Shopping Center Property was previously securitized in the MSC 2005-HQ6 transaction.

The following table presents certain information relating to the tenancy at the Chester Mall Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Anchor Tenants
Shoprite Supermarkets, Inc.	NR/NR/NR	64,440	32.7%	$13.73	$884,940	37.2%	$882	2.2%	1/31/2020(3)
Total Anchor Tenants		64,440	32.7%	$13.73	$884,940	37.2%

Major Tenants
Colonial Lanes	NR/NR/NR	35,209	17.9%	$10.00	$352,090	14.8%	NAV	NAV	4/30/2023
Elite Cinema VI, LLC(4)	NR/NR/NR	13,132	6.7%	$12.62	$165,726	7.0%	$195,833(5)	21.0%(5)	8/31/2025
Tractor Supply	NR/NR/NR	19,980	10.1%	$8.28	$165,468	7.0%	NAV	NAV	7/31/2019
Gala Liquors, Inc.	NR/NR/NR	4,341	2.2%	$15.00	$65,115	2.7%	NAV	NAV	4/30/2019
Monro Muffler & Brake, Inc.	NR/NR/NR	4,050	2.1%	$13.50	$54,675	2.3%	NAV	NAV	8/31/2021
Total Major Tenants		76,712	39.0%	$10.47	$803,074	33.8%

Non-Major Tenants		40,328	20.5%	$17.14	$691,395	29.1%

Occupied Collateral Total		181,480	92.2%	$13.11	$2,379,409	100.0%

Vacant Space(6)		15,398	7.8%

Collateral Total		196,878	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through October 2015 totaling $9,461.
(2)	Sales PSF and Occupancy Cost are based on the trailing 12-month period ending December 31, 2014, unless noted otherwise.
(3)	Shoprite Supermarkets, Inc. has three, 5-year renewal options, with $1.00 per square foot base rent increases with each renewal option.
(4)	Elite Cinema VI, LLC is a sponsor affiliated tenant.
(5)	Sales PSF and Occupancy Cost for Elite Cinema VI, LLC reflect the sales per screen based on 6 screens and the trailing 12-month period ending December 31, 2014.
(6)	Vacant Space includes 2,000 square feet occupied by Radio Shack, which was underwritten as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHESTER MALL SHOPPING CENTER

The following table presents certain information relating to the lease rollover schedule at the Chester Mall Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	2	4,861	2.5%	4,861	2.5%	$67,916	$13.97
2017	1	2,294	1.2%	7,155	3.6%	$32,587	$14.21
2018	2	4,000	2.0%	11,155	5.7%	$52,000	$13.00
2019	6	31,257	15.9%	42,412	21.5%	$325,992	$10.43
2020	7	77,624	39.4%	120,036	61.0%	$1,100,072	$14.17
2021	1	4,050	2.1%	124,086	63.0%	$54,675	$13.50
2022	0	0	0.0%	124,086	63.0%	$0	$0.00
2023	2	39,057	19.8%	163,143	82.9%	$398,266	$10.20
2024	0	0	0.0%	163,143	82.9%	$0	$0.00
2025	1	13,132	6.7%	176,275	89.5%	$165,726	$12.62
Thereafter	2	5,205	2.6%	181,480	92.2%	$182,175	$35.00
Vacant(4)	0	15,398	7.8%	196,878	100.0%	$0	$0.00
Total/Weighted Average	24	196,878	100.0%			$2,379,409	$13.11

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Vacant square footage includes 2,000 square feet occupied by Radio Shack, which was underwritten as vacant.

The following table presents historical occupancy percentages at the Chester Mall Shopping Center Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	3/16/2015(2)
93.9%	91.3%	91.8%	92.2%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Chester Mall Shopping Center Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,374,677	$2,326,619	$2,342,865	$2,379,409(1)	70.7%	$12.09
Grossed Up Vacant Space	0	0	0	230,970	6.9	1.17
Total Reimbursables	1,027,351	883,089	1,021,629	1,016,791	30.2	5.16
Other Income	0	0	0	0	0.0	0.00
Less Vacancy and Credit Loss	(50,529)	(35,314)	(12,871)	(261,038)(2)	(7.8)	(1.33)
Effective Gross Income	$3,351,499	$3,174,394	$3,351,623	$3,366,132	100.0%	$17.10

Total Operating Expenses	$1,233,031	$1,213,259	$1,342,545	$1,353,938	40.2%	$6.88

Net Operating Income	$2,118,468	$1,961,135	$2,009,078	$2,012,194	59.8%	$10.22

TI/LC	0	0	0	151,034	4.5	0.77
Capital Expenditures	0	0	0	39,376	1.2	0.20
Net Cash Flow	$2,118,468	$1,961,135	$2,009,078	$1,821,784	54.1%	$9.25

NOI DSCR	1.75x	1.62x	1.66x	1.66x
NCF DSCR	1.75x	1.62x	1.66x	1.51x
NOI DY	10.1%	9.3%	9.6%	9.6%
NCF DY	10.1%	9.3%	9.6%	8.7%

(1)	The underwritten base rent includes rent steps through October 2015 totaling $9,461.
(2)	The underwritten economic vacancy is 10.0%. The Chester Mall Shopping Center Property was 92.2% physically occupied as of March 16, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 15 – Old Colony Square

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$19,800,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$19,800,000			Location:	Jersey City, NJ
% of Initial Pool Balance:	1.7%			Size:	99,884 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$198.23
Borrower Names:	Grand Street Realty, L.L.C.			Year Built/Renovated:	1984/2014
Sponsors:	Robert C. Baker and Frank J. Guarini			Title Vesting:	Fee
Mortgage Rate:	4.000%			Property Manager:	Self-managed
Note Date:	April 6, 2015			3rd Most Recent Occupancy (As of):	95.5% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	89.0% (12/31/2013)
Maturity Date:	May 1, 2025			Most Recent Occupancy (As of):	86.0% (12/31/2014)
IO Period:	None			Current Occupancy (As of):	95.2% (2/11/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$1,469,395 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,546,218 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of)(3):	$1,535,447 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$3,155,065
				U/W Expenses:	$1,314,068
				U/W NOI(3):	$1,840,997
				U/W NCF:	$1,697,726
Escrows and Reserves:				U/W NOI DSCR:	1.62x
				U/W NCF DSCR:	1.50x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.3%
Taxes	$211,869	$0	NAP	U/W NCF Debt Yield:	8.6%
Insurance(1)	$74,645	$0	NAP	As-Is Appraised Value:	$31,200,000
Replacement Reserves	$1,670	$1,670	$100,075	As-Is Appraisal Valuation Date:	February 5, 2015
TI/LC Reserve	$0	$0	NAP	Cut-off Date LTV Ratio:	63.5%
Pathmark TI/LC Reserve(2)	$0	Springing	$750,000	LTV Ratio at Maturity or ARD:	50.4%

(1)	Insurance upfront escrow includes $54,050 for the condemnation and property shortfall policy premium reserve.
(2)
Twelve months prior to the expiration of the Pathmark lease, the borrower will be required to deposit monthly payments into a leasing reserve in the amount of $62,500, subject to a cap of $750,000. The Tenant Specific TI/LC Reserve payments will continue until Pathmark renews its lease or an approved replacement lease is signed, as detailed in the loan documents.

(3)	See “Cash Flow Analysis” section.

The Old Colony Square mortgage loan is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 99,884 square foot anchored retail center located in Jersey City, New Jersey (the “Old Colony Square Property”). The Old Colony Square Property was constructed in 1984 and renovated in 2014. The Old Colony Square Property is situated on an 11.0-acre parcel and consists of five, single-story buildings arranged in an L-shaped pattern. The Old Colony Square Property is anchored by Pathmark and features other notable tenants such as Advanced Auto Parts, McDonald’s, JP Morgan Chase and Dunkin’ Donuts. The Old Colony Square Property features 473 parking spaces, resulting in a parking ratio of 4.74 spaces per 1,000 square feet of rentable area. The Old Colony Square Property is located in the Montgomery Gateway Redevelopment Area of Jersey City’s Waterfront district. US Route 1&9 (1.6 miles north of the Old Colony Square Property) is the main north-south corridor in Jersey City. The New Jersey Turnpike/Interstate 95 feeds into Jersey City and is the main highway servicing the Holland Tunnel. Other regional highways include Interstate 280 and Interstate 80, which are east-west arteries. According to a third party market research report, the estimated 2015 population within a one-, three- and five-mile radius of the Old Colony Square Property is 66,008, 443,678 and 1,273,533, respectively. The estimated 2015 median household income within the same one-, three- and five-mile radii is $64,336, $78,088 and $73,016, respectively. As of February 11, 2015, the Old Colony Square Property was 95.2% occupied by 18 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

OLD COLONY SQUARE

Sources and Uses

Sources			Uses
Original loan amount	$19,800,000	100.0%	Loan payoff	$12,729,901	64.3%
			Reserves	288,184	1.5
			Closing costs	483,981	2.4
			Return of equity	6,297,934	31.8
Total Sources	$19,800,000	100.0%	Total Uses	$19,800,000	100.0%

The following table presents certain information relating to the tenancy at the Old Colony Square Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Major Tenants
Pathmark	NR/NR/NR	48,760	48.8%	$14.00	$682,640	34.7%	NAV	NAV	6/30/2020(4)
Jersey City Medical	NR/NR/NR	8,100	8.1%	$30.00	$243,000	12.3%	NAV	NAV	5/31/2025(5)
Advanced Auto Parts	NR/Baa3/BBB-	6,321	6.3%	$17.00	$107,457	5.5%	NAV	NAV	4/30/2023(6)
JP Morgan Chase	A+/A3/A	3,420	3.4%	$31.19	$106,677	5.4%	NAV	NAV	6/30/2016(7)
Dunkin’ Donuts	NR/NR/NR	1,481	1.5%	$62.54	$92,618	4.7%	$1,338	7.1%	8/31/2019
Total Major Tenants		68,082	68.2%	$18.10	$1,232,392	62.6%

Non-Major Tenants		27,031	27.1%	$27.27	$737,010	37.4%

Occupied Collateral Total		95,113	95.2%	$20.71	$1,969,402	100.0%

Vacant Space		4,771	4.8%

Collateral Total		99,884	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent step through July 2015 totaling $48,760.
(3)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending June 30, 2014. Occupancy cost includes recoveries.
(4)	Pathmark has four, five-year renewal options.
(5)	Jersey City Medical has two, five-year renewal options.
(6)	Advanced Auto Parts has two, five-year renewal options.
(7)	JP Morgan Chase has two, five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

OLD COLONY SQUARE

The following table presents certain information relating to the lease rollover schedule at the Old Colony Square Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	4	9,930	9.9%	9,930	9.9%	$258,687	$26.05
2017	1	4,000	4.0%	13,930	13.9%	$85,000	$21.25
2018	1	1,600	1.6%	15,530	15.5%	$53,760	$33.60
2019	2	3,681	3.7%	19,211	19.2%	$160,378	$43.57
2020	3	49,901	50.0%	69,112	69.2%	$744,740	$14.92
2021	0	0	0.0%	69,112	69.2%	$0	$0.00
2022	1	2,000	2.0%	71,112	71.2%	$48,000	$24.00
2023	3	11,601	11.6%	82,713	82.8%	$233,337	$20.11
2024	0	0	0.0%	82,713	82.8%	$0	$0.00
2025	3	12,400	12.4%	95,113	95.2%	$385,500	$31.09
Thereafter	0	0	0.0%	95,113	95.2%	$0	$0.00
Vacant	3	4,771	4.8%	99,884	100.0%	$0	$0.00
Total/Weighted Average	21	99,884	100.0%			$1,969,402	$20.71

(1)	Information obtained from the underwritten rent roll.
(2)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Old Colony Square Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	2/11/2015(2)
95.5%	89.0%	86.0%	95.2%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Old Colony Square Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,578,869	$1,711,206	$1,705,063	$1,969,402(1)	62.4%	$19.72
Grossed Up Vacant Space	0	0	0	143,130	4.5	1.43
Percentage Rent	19,000	33,877	31,282	26,166	0.8	0.26
Total Reimbursables	1,036,102	837,656	1,031,646	1,159,497	36.8	11.61
Other Income	10,803	2,696	679	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	(143,130)(2)	(4.5)	(1.43)
Effective Gross Income	$2,644,773	$2,585,434	$2,768,671	$3,155,065	100.0%	$31.59

Total Operating Expenses	$1,175,378	$1,039,217	$1,233,224	$1,314,068	41.6%	$13.16

Net Operating Income	$1,469,395	$1,546,218	$1,535,447	$1,840,997(3)	58.4%	$18.43
TI/LC	0	0	0	123,256	3.9	1.23
Capital Expenditures	0	0	0	20,015	0.6	0.20
Net Cash Flow	$1,469,395	$1,546,218	$1,535,447	$1,697,726	53.8%	$17.00

NOI DSCR	1.30x	1.36x	1.35x	1.62x
NCF DSCR	1.30x	1.36x	1.35x	1.50x
NOI DY	7.4%	7.8%	7.8%	9.3%
NCF DY	7.4%	7.8%	7.8%	8.6%

(1)	U/W Base Rent includes contractual rent steps through July 2015, totaling $48,760.
(2)	The underwritten economic vacancy is 6.8%. The Old Colony Square Property was 95.2% physically occupied as of February 11, 2015.
(3)
The increase in U/W Net Operating Income from 2014 Net Operating Income is primarily due to increased leasing activity at the Old Colony Square Property. Approximately 12,040 square feet of rentable space was leased in 2014 and 2015 totaling approximately $355,500 of U/W Base Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C28	Transaction Contact Information

VI.          Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062
Fax (312) 658-0140

A.J. Sfarra	Tel. (212) 214-5613
Fax (212) 214-8970

Alex Wong	Tel. (212) 214-5615
Fax (212) 214-8970

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.